POST-QUALIFICATION AMENDMENT No. 3 TO OFFERING

STATEMENT QUALIFIED EFFECTIVE SEPTEMBER 29, 2017

FILED PURSUANT TO RULE 253(g)(2)

FILE NO.: 024-10623

FORM 1-A

REGULATION A OFFERING STATEMENT

PART II- OFFERING CIRCULAR

Ju ly 1, 2019

SECURED REAL ESTATE INCOME STRATEGIES, LLC

Up to $47,100,000 in Class A Units of Membership Interests

$5,000.00 Minimum Investment

2090 N. Kolb Road, Ste 120

Tucson, AZ 85715

Tel: (888) 444-2102

info@reincomefunds.com

All correspondence to:

J. Martin Tate, Esq.

CARMAN LEHNHOF ISRAELSEN, LP

299 S. Main Street, Suite 1300

Salt Lake City, UT 84111

(801)(534-4435)

EMAIL FOR CORRESPONDENCE: mtate@clilaw.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 6162                                                                                                      81-2952810

(Primary standard Industrial Classification Code Number)                  (I.R.S. Employer Identification Number)

Up to $47,100,000 in Class A Units of Membership Interests

$5,000.00 Minimum Investment

This Post - Effective Amendment for SECURED REAL ESTATE INCOME STRATEGIES, LLC No. 3 to the Offering Statement qualified effective September 29, 2017, FILE NO.: 024-10623 amends the prior Offering Statement by removing references to certain placement agents and officers of the Company.

No public market currently exists for our Class A Units of Membership Interests ("Class A Units"). The public offering price of our Class A Units is currently $10.00 per Class A Units.

This offering circular follows the disclosure format of Form S-11 pursuant to general instructions of Part II(a)(1)(ii) of Form 1-A.

Secured Real Estate Income Strategies, LLC (formerly Secured Real Estate Income Fund II, LLC) is Delaware limited liability company ("SREIS" or the "Company") formed for the purpose of investing in a diversified portfolio of real estate loans and other debt instruments collateralized by first and second position security interests in residential real estate in the U.S. and the underlying real estate collateral. We intend to acquire senior and subordinate real estate secured loans, and to invest in real estate and real estate-related debt instruments primarily originated by our affiliates upon fair market and commercially reasonable terms. In addition, we may acquire any real properties or real estate equity investments that in the opinion of our Managing Member, meets our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through the investment in or acquisition of individual loans or loan portfolios. As of the date of this offering circular, we have not commenced operations and do not own any real property or real estate loans.

 We are managed by SREIF Manager II, LLC, a Nevada limited liability company (the "Managing Member"), who has overall responsibility for managing and administering the business and affairs of the Company.  The Managing Member has delegated responsibility and authority for making investment decisions for the Company to Good Steward Capital Management, Inc., an Arizona Corporation and investment adviser registered with the Securities and Exchange Commission, or SEC ("Investment Manager").  The Managing Member will direct payment of any “performance-based fees” to the Investment Manager pursuant to the Investment Management Agreement.

We are offering a maximum of 4,710,000 Class A Units at an initial offering price of $10.00 per share, for a a maximum offering amount of $47,100,000. The minimum purchase requirement is 500 Class A Units, or $5,000; however, we can waive the minimum purchase requirement in our sole discretion. The proposed offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission (the “Commission” or “SEC”).  We hold additional closings on at least a monthly basis. The offering will terminate when we have reached the maximum offering amount or the date that is thirty-six (36) months from the date of qualification. Investors should make checks payable to “Secured Real Estate Income Strategies, LLC.” The per Class A Unit purchase price for our Class A Units is currently $10.00 per Class A Unit and will be adjusted quarterly on the first day of each quarter and will equal the sum of our net asset value, or NAV, as of the last day of the quarter divided by the number of our Class A Units outstanding as of the end of the prior month (NAV per Class A Unit). We may, in the future, contact an authorized OTCQB market maker for sponsorship of our securities on the OTCQB, upon qualification of this Form 1-A. However, there is no guarantee our Class A Units will be accepted for quotation on the OTCQB.  All changes to the purchase price and NAV are posted on the Company’s website and disclosed in periodic updates filed on Form 1-U.  In the event of a change to the purchase price between the date on which the purchaser signs the subscription agreement and a closing (the date upon which funds are received by the Company and the Class A Units are issued), the Company will contact the prospective purchaser via e-mail and will require such purchaser to either acknowledge and agree to the updated purchase price or withdraw its subscription by executing an acknowledgment and replying to the Company within five (5) days of the receipt of such email.  Failure to reply within five (5) days shall constitute a withdrawal of a purchaser’s subscription. In the event of a withdrawal of a purchaser’s subscription the prospective purchaser will receive a reimbursement of the full purchase price paid, which will be paid by the escrow holder via ACH or check paid within ten (10) days after the withdrawal notice has been issued by the Company. In the event that the purchase price decreases, the prospective purchaser may either purchase additional Class A Units or may purchase the original amount of Class A Units and receive a reimbursement of the excess purchase price, which will be paid by the escrow holder via ACH or check paid within ten (10) days after the closing.  In addition, the Managing Member may extend the offering period to accommodate the offering and issuance of additional Class A Units issued as the result of re-invested income distributions offered pursuant to the offering. No fees or commissions will be paid in connection with such Class A Units.

We previously engaged North Capital Private Securities Corporation (“NCPS” or “Dealer Manager”) as our Dealer-Manager , however, effective July 1, 2019, NCPS will no longer serve as Dealer Manager and this offering will be conducted as an issuer direct offering without the engagement of a broker-dealer. We may , in the future, engage other FINRA member firms to act as dealer-managers and placement agents for this offering.  There can be no assurance that any securities will be sold in this offering.

Investing in our Class A Units is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 20 to read about the more significant risks you should consider before buying our Class A Units. These risks include the following:

•

We depend on our Investment Manager to select our investments and conduct our operations. We will pay fees and expenses to our Managing Member, the Investment Manager and their affiliates that were not determined on an arm's length basis, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•

We have no operating history. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	We have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing Class A Units.
•

This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act.  The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•

If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your Class A Units may vary more widely with the performance of specific assets. We may commence operations with as little as $1,000,000.

•	We may change our investment guidelines without member consent, which could result in investments that are different from those described in this offering circular.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

•

Our internal accountants will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates.  As a result, our NAV may not accurately reflect the actual prices at which our real estate assets and investments, including related liabilities, could be liquidated on any given day.

•

Our Operating Agreement does not require our Managing Member to seek member approval to liquidate our assets by a specified date, nor does our Operating Agreement require our Managing Member to list our Class A Units for trading or to have them quoted on the over the counter market by a specified date.  No public market currently exists for our Class A Units.  Until our Class A Units are listed on an exchange or quoted on the over the counter market, if ever, you may not sell your Class A Units in a public market and must sell those securities through private transactions.  If you are able to sell your Class A Units, you may have to sell them at a loss.

•

Our intended investments in real estate loans, real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt, and real estate investments generally.  These investments are only suitable for sophisticated investors with a high-risk investment profile.

•

We believe we are a partnership for U.S. federal income tax purposes and are solely relying on an opinion rendered by Durham Jones & Pinegar P.C. in making this determination. Partnership status requires a facts and circumstances determination and if we are incorrect in our determination, we would be required to pay tax at corporate rates on any portion of our net income that does not constitute tax-exempt income, and distributions by us to our members would be taxable dividends to the extent of our current and accumulated earnings and profits

	Per Class A Unit	Total Minimum		Total Maximum

Public Offering Price(1)	$10.00	$1,000,000	(2)	$47,100,000
Underwriting Discounts and Commissions(3)	$0.00	$0.00		$0.00
Total Proceeds to Us (Before Expenses)(4)	$10.00	$1,000 ,000		$47,100,000

(1)

The price per Class A Unit shown was arbitrarily determined by our Managing Member and was the price as of December 31, 2018. Our price per Class A Unit will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter.

(2)

This is a "best efforts" offering.  We did not start operations or draw down on investors' funds and admit investors as members until we had raised $1,000,000 in this offering. Until the minimum threshold was met, we did not receive such funds. See "How to Subscribe".  The offering will terminate when all of the Class A Units are sold or thirty-six (36) months from the date of qualification.

(3) (4)

No fees or commissions will be paid with regards to Class A Units issued to Members.

We will reimburse our Managing Member for organization and offering costs, in the amount of approximately $150,000. See "Management Compensation" for a description of additional fees and expenses that we will pay our Managing Member.

Please see "section entitled Plan of Distribution"

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Initially, our Class A Units will not trade on a stock exchange or other trading market. This means that it may be difficult to sell your units. We have, however, adopted a redemption plan designed to provide our members with limited liquidity on a quarterly basis for their investment in our Class A Units. See “Quarterly Redemption Plan” for more details.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this post effective offering circular is Ju ly 1, 2019.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements and amendments, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our quarterly NAV per Class A Unit amount, make material changes or have other material developments, we will provide an offering circular supplement or amendment that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled "Additional Information" below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or our website located at www.SecuredRealEstateFunds.com. The contents on our website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Managing Member and those selling Class A Units on our behalf in this offering will be permitted to make a determination that the purchasers of Class A Units in this offering are "qualified purchasers" in reliance on the information and representations provided by the member regarding the member's financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR6

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS8

OFFERING SUMMARY9

THE OFFERING27

RISK FACTORS29

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION54

DETERMINATION OF OFFERING PRICE55

ESTIMATED USE OF PROCEEDS55

PLAN OF OPERATION57

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION58

AND RESULTS OF OPERATIONS58

GENERAL INFORMATION65

LENDING STANDARDS AND POLICIES78

MANAGEMENT85

PRIOR PERFORMANCE SUMMARY93

COMPENSATION TO MANAGEMENT AND AFFILIATES101

FIDUCIARY RESPONSIBILITY OF THE MANAGING MEMBER111

OWNERSHIP OF PRINCIPAL MEMBERS113

RELATED PERSON TRANSACTIONS AND CONFLICTS OF INTEREST115

DESCRIPTION OF OUR CLASS A UNITS120

U.S. FEDERAL INCOME TAX CONSIDERATIONS129

ERISA CONSIDERATIONS138

PLAN OF DISTRIBUTION141

HOW TO SUBSCRIBE146

LEGAL MATTERS147

EXPERTS147

ADDITIONAL INFORMATION147

INDEX TO FINANCIAL STATEMENTS OF SECURED REAL ESTATE INCOME STRATEGIES, LLC8

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A Units are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law "Blue Sky" review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Units offered hereby are offered and sold only to "qualified purchasers" or at a time when our Class A Units are listed on a national securities exchange. "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Class A Units may, in the sole discretion of the issuer, be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Class A Units does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor." Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

To determine whether a potential investor is an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person's spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles.

OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the "Questions and Answers About this Offering" section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the "Risk Factors" section before making a decision to invest in our Class A Units.

SECURED REAL ESTATE INCOME FUND, LLC commenced operations in June 2016. In June 2017 the Company changed its name to SECURED REAL ESTATE INCOME STRATEGIES, LLC. Except as otherwise indicated, the terms "we," "us," "our" and the "Company" refer to SECURED REAL ESTATE INCOME STRATEGIES, LLC.

Overview of Secured Real Estate Income Strategies, LLC

The Company has been organized primarily for the purpose of investing in a diversified portfolio of real estate loans ("Loans") and other debt instruments collateralized by first and second position security interests in residential and real estate in the U.S. and the underlying real estate collateral. We intend to acquire senior and subordinate mortgage bridge and other real estate loans, and to invest in real estate and real estate-related debt instruments primarily originated by one or more entities affiliated with the Company, the Managing Member, the Investment Manager or their respective officers, directors, managers and members  ("Affiliates"). In addition, we may acquire any real properties or real estate equity investments suggested by the Investment Manager that, in the opinion of our Managing Member, meet our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through direct loan origination, the acquisition of individual loans or loan portfolios. We may also finance real estate projects using other funding methods, including (but not limited to) joint venture equity financing.

All of the Loans are evidenced by a promissory note secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are referred to in this offering circular collectively as "Mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Our office is located at 2090 N. Kolb Road, Ste 120 Tucson, AZ 85715.  Our telephone number is (888) 444-2102. Information regarding our company is available at www.SecuredRealEstateFunds.com.  Information available on our website is not incorporated by reference in and is not deemed a part of this offering circular.

Recent Developments

Capital Raised

Through December 31, 2018, our ongoing offering has raised an aggregate of approximately $2.9 million in capital pursuant to Regulation A. In the 12-month period prior to December 31, 2018, we had settled subscriptions for approximately $ 2.9 million. We are continuing to offer up to $ 47.1 Million in our Class A Units, which represents the value of the shares available to be offered as of December 31, 2018 out of the rolling 12-month maximum offering amount of $50 million in our Class A Units.

Assets Acquired

See “Plan of Operation—Our Investments” for a detailed summary of our assets.

Distributions Paid

Through December 31, 2018, we have declared an aggregate of 11 distributions since our inception with an average annualized yield of 8%. See “Description of Our Class A Units—Distributions” below. During fiscal year 2017, we did not make any distributions. While we are under no obligation to do so, we expect that our Manager will continue to declare distributions with a daily record date, and pay distributions quarterly in arrears in amounts similar to those previously declared. However, there can be no assurance as to whether distributions will be declared or the amount of such distributions.

Net Asset Value as of December 31 2018

As of December 31, 2018, our NAV per common share is $10.00. This NAV per common share will be effective until updated by us on or about March 31, 2019 (or as soon as commercially reasonable thereafter), unless updated by us prior to that time.

Share Redemption Plan Status

During the quarter ended December 31, 2018, we redeemed approximately 31,500 Class A Units pursuant to our share redemption plan. During the year ended December 31, 2018, we redeemed 38,500 Class A Units.

Investment Strategy

For the period beginning with the commencement of operations through December 31, 2018, we have raised approximately $2.9 million pursuant to Regulation A.  We intend to use substantially all of the proceeds of this offering to invest in and manage a diversified portfolio of real estate investments. We expect to use substantially all of the net proceeds from this offering to acquire and structure Loans collateralized by single family and multifamily non-owner occupied residences and commercial properties and land.  For its loan portfolio, the Company will secure Loans with first and/or second position security interests. The Company may also finance real estate projects using other funding methods, including (but not limited to) joint venture equity financing.

The Company's primary Loan product will be short-term, or "bridge", Loans, which will be characterized with the following targeted parameters:

1.Twelve (12) to twenty-four (24) month note secured by first or second position deeds of trust, mortgage, security deed or similar instruments;

2.Borrowers may be required to pay interest-only payments and shall also pay loan origination fees or loan arrangement fees in the amount of two (2) or more points;

3.Loan amount can include acquisition, development, improvement, or new construction loans with the associated costs

4.Subject to possible tax restrictions, some of the Loans may utilize Shared Appreciation Mortgages ("SAMs," also known as Contingent Interest Notes) in order to secure an equity position in the underlying collateral. For such financing the Company's targeted share of the return is 10% or greater of the appreciation in equity;

5.Loans will be extended to borrowers in relation to undervalued or distressed, non-owner occupied, single family or multi-family residences (including condos, townhomes and Planned Unit Developments), as well as for land development and new construction, and commercial properties (office, retail and other);

6.Loan amounts will usually be based on 70% or less of the As-Completed Value of the property excluding interest reserves. This figure may increase if sufficient additional collateral is provided by the borrower;

7.Short-term loans allow borrowers to purchase properties that may not qualify for financing through conventional mortgage lenders. Once the property is rehabilitated or developed, the borrower may sell the property wholesale or retail;

8.Loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured;

9.Loans will be made throughout the United States, with a particular focus in the Western United States and California;

10.Exit fees may be payable to the Company by the borrower upon sale or resale of property and/or loans. All exit fees on loans in which the Company is the lender, co-lender, or fractional lender, shall be payable to the Company. In the event the Company is the co-lender or a participating or fractionalized lender, the Company shall receive its pro-rata share of the exit fee based on its time and ownership percentage of the  loans;

11.Once sufficiently capitalized ($1,000,000 in invested capital), the Company will seek to invest no more than ten percent (10%) of its assets in any single loan.

The Company may also make, purchase, and otherwise acquire Loans which have a duration of more than 24 months or may directly acquire property for longer term investment. The Managing Member intends to have one or more Affiliates directly structure, underwrite and originate many of the debt products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments. The management team of our Managing Member has extensive real estate experience and the ability to perform comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our members.

We will seek to create and maintain a portfolio of Loans and other real estate investments that generate a low volatility income stream of attractive and consistent cash distributions. Our focus on investing in debt instruments with qualified borrowers (which may include entities which are owned or controlled by the Company, the Managing Members or their Affiliates) that will emphasize the payment of current returns to investors and preservation of invested capital as our primary investment objectives, with a lesser emphasis on seeking capital appreciation from our investments, as is typically the case with more opportunistic or equity-oriented strategies.

In addition, the Company may, from time to time, acquire in its own name, or through one or more wholly owned subsidiaries, commercial properties or interests in real estate properties.

Investment Objectives

Our primary investment objectives are to identify, originate and fund Loans and other investments designed to create capital preservation and pay consistent and appealing cash distributions.

We will also seek to realize growth in the value of our investments by timing the sale or disposition to maximize value.

Market Opportunities

FCI Lender Services, Inc, one of the largest non-bank originated loan servicers, recently estimated the US real estate private-lending industry generates approximately $65 billion in mortgages per annum1.  Based on our research, we believe the private commercial real estate lending market will continue to have a promising outlook over the short and medium term, with lending to the residential and small commercial real estate sectors all projected to grow in the coming years.

According to the Urban Land Institute, the value of commercial real estate in the US is expected to grow 3.6% every year through 2018. The same report indicates that single-family housing starts are projected to increase from 714,600 units in 2015 to 900,000 units in 2018.2. In addition, the residential apartment market is expected to experience solid growth in the coming years, as housing construction increases and home values rise. According to Freddie Mac, the multifamily housing market will also "remain strong into the foreseeable future"3.According to the ULI, apartment rental rate growth is expected to grow in 2016 and '17 by 3.6% and 3.0%, respectively, and remain above the 20-year average growth rate of 2.8%.4 A recent report by CBRE indicates the senior housing market has a very strong long-term outlook5, with demand increasingly steadily and reliably as the US population ages. Student housing is expected to grow in the near term6, with the student population increasing to 23 million by 2020. Student housing sales have increased significantly in the last 10 years, and the student population has steadily increased over the last 20 years.

Given the prospect of continued growth for the economy, we favor a strategy weighted toward targeting senior position collateralized Loans secured by residential and real estate assets which emphasize capital preservation and maximize current income. In contrast, returns typically associated with pure equity strategies are mostly "back-ended" and are dependent on asset appreciation, capitalization rate compression, cash flow growth, aggressive refinancing and/or sale of the underlying property.

We believe that our investment strategy, combined with the experience and expertise of our Managing Member's management team, will provide opportunities to originate investments with attractive current and accrued returns and strong structural features directly with real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our members

Management

The Managing Member is responsible for the overall management of the Company's affairs and has control over the day-to-day operations and activities of the Company. The Managing Member has delegated investment management responsibilities to the Investment Manager.  Subject only to the provisions of the Operating Agreement, its delegation of authority to the Investment Manager and the requirements of applicable law, the Managing Member shall possess full and exclusive right, power and authority to manage and conduct the business and affairs of the Company. In managing and conducting the business and affairs of the Company, the Managing Member may, among other things, cause the Company to take such actions as the Managing Member reasonably determines in good faith to be necessary, appropriate, advisable, incidental or convenient to effect the formation of the Company, promote or conduct the Company's business or achieve the Company's objectives. Pursuant to the Investment Management Agreement, the Managing Member will direct payment of its allocation of any “performance-based fees” to the Investment Manager.  See the Operating Agreement for a complete description of the powers of the Managing Member and the limitations on those powers.

The Investment Manager has discretionary investment authority over the Company's assets. The Managing Member and the Investment Manager may each employ additional personnel. The Investment Manager is responsible for investing the capital and resources of the Company and monitoring such investments, as necessary, in order to achieve the Company's investment objective.

1 Source: http://www.wsj.com/articles/private-lenders-remodel-the-mortgage-market-1462984898

2Source: Urban Land Institute http://uli.org/research/centers-initiatives/center-for-capital-markets/barometers-forecast-and-data/uli-real-estate-consensus-forecast/

3 Source: FreddieMac MultiFamily Outlook 2016 http://www.freddiemac.com/multifamily/pdf/freddieMac_mf_outlook_2016.pdf

4 Source: Urban Land Institute http://uli.org/wp-content/uploads/ULI-Documents/ULIREConsensusForecast_Spring2016.pdf

5 Source: CBRE Investor Survey and Market Outlook February 2016 http://www.cbre.us/services/valuationadvisory/AssetLibrary/CBRE_SeniorsHousing_InvestorSurvey_H2_2015.pdf

6 Source: CCIM http://www.ccim.com/cire-magazine/articles/323626/2014/09/student-housing-stats/?gmSsoPc=1

The Managing Member may replace the Investment Manager from time-to-time in its discretion, or appoint itself as the Investment Manager.

Management Compensation

Our Managing Member and the Investment Manager and their Affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Managing Member, our Investment Manager nor any of their respective Affiliates will receive any selling commissions or placement agent fees in connection with the offer and sale of our Class A Units. See "Management Compensation" for a more detailed explanation of the fees and expenses payable to our Managing Member, Investment Manager and its Affiliates.

The following discussion summarizes some important areas of compensation to be received by the Managing Member

Form of Compensation	Estimated Amounts	Description of Compensation or Method of Calculation	Recipient
ORGANIZATIONAL STAGE FEES
ORGANIZATIONAL AND OFFERING EXPENSES	$150,000

To date, our Managing Member has paid organization and offering expenses on our behalf.  We will reimburse our Managing Member for these costs and future organization and offering costs it may incur on our behalf.  To date, we have incurred approximately $ $150,000.

			Managing Member.

MANAGEMENT FEES AND PROFIT SHARING- OPERATIONAL STAGE FEES
ASSET MANAGEMENT FEE	2% of capital contributions.

The Managing Member shall be entitled to an asset management fee in an annual amount of two-percent (2%) of the total capital contributions as adjusted from time to time for capital withdrawals, distributions, additional contributions, allocations and other capital account adjustments, payable monthly.  Assuming the sale of the minimum amount of Class A Units and $150,000 of organizational and offering expenses, the Managing Member would be entitled to a management fee in the amount of $15,200. Assuming the sale of the maximum amount of Class A Units and $150,000 of organizational and offering expenses, the Managing Member/ would be entitled to a management fee in the amount of $907,000. The Managing Member may direct all, or a portion of the profits to the Investment Manager.

Managing Member and Investment Manager.

PROFIT SHARE	2% of preferred return “catch up” and 20% of net profits

The Managing Member shall be entitled to receive a “catch up” distribution in the amount of two-percent (2%) of the amount distributed to the Class A Unit holders as their Preferred Return and twenty percent (20%) of the Company's net profits after the payment of the Preferred Return payable in quarterly distributions (receipt of the carried interest by the Managing Member may be limited to “Qualified Clients” as defined by the Securities Act.)  The Managing Member may direct its portion of any catch up and profit share to the Investment Manager.

Managing Member/ Investment Manager
EXPENSE REIMBURSEMENT

The Managing Member and/or Investment Manager are entitled to reimbursement of costs and expenses incurred in connection with investigating opportunities for the Company and reviewing the continuing suitability of the Company’s investments.

Managing Member and/or Investment Manager

ASSET RELATED- OPERATIONAL STAGE FEES
LOAN ARRANGEMENT AND FUNDING FEES	2-5% of the loan amounts

Loan arrangement and funding fees are collected from the borrowers. Such fees average between two and five percent (2-5%) of the total loan amount depending on market conditions. Loan arrangement fees are Company income and are shared equally by the Class A Unit holders and the Managing Member.  For example, in connection with the arrangement and funding of a Loan in the amount of $100,000.00, the Company would receive $2,000-$5,000 from the borrower.  This amount would be considered income of the Company and would be disbursed in accordance with the operating agreement, 50% to the holders of the Class A Units and 50% to the Managing Member as the holder of the Class B Units (or the Investment Manager pursuant to the Investment Management Agreement)

All loan arrangement and funding fees will be Company income and will be shared equally between the Managing Member, as the holder of the Class B Units and the holders of the Class A Units. The Managing Member's portion will constitute compensation to the Managing Member.

LOAN EXTENSION AND MODIFICATION FEES	1-3% of loan amount

Loan extension and modification fees are collected from borrowers and payable to the Company.  Such fees are typically between one and three percent (1-3%) of the original loan amount, but could be higher or lower depending on market rates and conditions.  Such fees collected by the Managing Member on the Company's behalf and are not considered a part of the Managing Member's direct compensation, as such fees are payable only to the Company and are shared by the Class A Unit holders and the Managing Member as the Class B Unit holder.  For example, in connection with extension of a Loan in the amount of $100,000.00, the Company would receive $1,000-$3,000 from the borrower.  This amount would be considered income of the Company and would be disbursed in accordance with the 80% to the holders of the Class A and 20% to the Managing Member as the holder of the Class B Units (or the Investment Manager pursuant to the Investment Management Agreement)

Such fees collected by the Managing Member for the benefit of the Company and are considered Company income, which are shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units in accordance with the terms of the Operating Agreement.

LOAN PROCESSING, LOAN DOCUMENTATION, AND OTHER SIMILAR FEES

Loan processing, documentation and other similar fees are collected from the borrower at the time of the loan funding and payable to the Company or its broker or loan servicing company at prevailing industry rates.  These fees are typically between $500-$1,000.

Such fees collected by the Managing Member are collected on the Company's behalf and are not considered a part of the Managing Member's direct compensation, as such fees are payable only to the Company.  These fees are considered Company income, which are shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

LOAN SERVICING FEES	Applicable rates (generally between (0.25-0.50% of the unpaid principal balance of the loan per annum)	Fees payable to a loan servicing company (which may be the Managing Member) for servicing of Company Loans.	Payable by the borrower or the Company to either a third party servicer, which may include an Affiliate or the Managing Member.

OTHER LOAN FEES

The Company will earn other loan fees as follows: One Hundred Percent (100%) of its pro-rata share of the following fees paid by borrowers on account of Loans: (i) all late fees incurred by borrowers on defaulted loans; (ii) all interest income (iii) all default interest incurred by borrowers on defaulted loans (default interest means the amount of interest charged upon a default being declared that is above the contract interest rate); (iv) all forbearance, extension and other fees incurred by borrowers; (v) all prepayment penalties incurred by borrowers; and (vi) all pro-rata contingent interest and/or exit fees.  These amounts would be considered income of the Company and would be disbursed 80% to the holders of the Class A and 20% to the Managing Member as the holder of the Class B Units (or the Investment Manager pursuant to the Investment Management Agreement)

Such fees collected by the Managing Member are collected on the Company's behalf and are not considered a part of the Managing Member's direct compensation, as such fees are payable only to the Company.  These fees are considered Company income, which are shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

PURCHASE OF EXISTING LOANS	Between 1% and 5% of the loan amount.

When the Company purchases an existing loan (or pool of loans) from a third party, one or more brokers or sellers may receive a commission.  Such persons may include affiliates of the Managing Member, the Investment Manager or their principals.  The Managing Member will not be paid any fees in connection with such sale.

Brokers and seller, which may include Affiliates of the Managing Member, Investment Manager or their principals.

REAL ESTATE COMMISSIONS	3-10% of disposition proceeds.

Third parties, including Affiliates of the Managing Member and Investment Manager may earn real estate commissions to list and sell real estate that the Company has acquired through foreclosure. Such fees shall be at market rates and shall not exceed 10% of the total proceeds received upon asset disposition and are paid at the time of the asset disposition.

Third parties, including Affiliates of the Managing Member.
PROJECT MANAGEMENT FEES	1-10% of disposition proceeds.

The Company or Affiliates of the Managing Member or Investment Manager may earn project management fees. Such fees shall be at market rates and shall not exceed 10% of the total proceeds generated from the asset disposition and are paid at the time of the asset disposition.

The Company or Affiliates of the Managing Member.  To the extent such fees are payable to the Company, such fees shall be shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

TERMINATION AND LIQUIDATION STAGE FEES
TERMINATION FEE	None	No additional fees or other compensation will be paid to the Managing Member in connection with the termination and liquidation of the Company.
PROJECT MANAGEMENT FEE	1-10% disposition proceeds

The Company or Affiliates of the Managing Member or Investment Manager may earn project management fees in connection with the termination and liquidation of the Company as described above. Such fees shall be at market rates and shall not exceed 10% of the total proceeds generated from the asset disposition and are paid at the time of the asset disposition.

The Company or Affiliates of the Managing Member. To the extent such fees are payable to the Company, such fees shall be shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

Summary of Risk Factors

Investing in our Class A Units involves a high degree of risk. You should carefully review the "Risk Factors" section of this offering circular, beginning on page 21, which contains a detailed discussion of the material risks that you should consider before you invest in our Class A Units.

Conflicts of Interest

Our Managing Member, Investment Manager and their respective Affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Managing Member and its Affiliates will face include the following:

•The management team of our Managing Member and our Investment Manager must determine which investment opportunities to recommend to us and other managed entities.

•The Managing Member may also participate in real estate transactions in their own capacity and some of these transactions may be alongside the Company

•The management team of our Managing Member and our Investment Manager will have to allocate their time among us, other businesses, programs and activities in which they are involved.

•The terms of our Operating Agreement (including the Managing Member's rights and obligations and the compensation payable to our Managing Members and its Affiliates) were not negotiated at arm's length

•Our members may only remove our Managing Member for "cause" following the affirmative vote of members holding two-thirds of the outstanding Class A Units.  Unsatisfactory financial performance does not constitute "cause" under the Operating Agreement.

•The Managing Member may, without member consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities Affiliated with our Managing Member, into or with such other entities.

•The Managing Member and its principals, directors, officers and/or affiliates may sell, buy or hypothecate loans (use loans as collateral for another loan) to or from the Company.

•The Managing Member or its Affiliates may receive project management fees or other compensation related to the administration and management of certain Company investments

Distributions

On April 18th, 2018, we paid our first distribution to members for the distribution period of February 20th, 2018 through March 31st, 2018. In addition, our Manager has declared monthly distributions for members of record as of the close of business on each month since. Through December 31, 2018, we have declared an aggregate of 11distributions since our inception with an average annualized yield of 8%. See “Description of our Class A Units – Historical NAV and Distributions” for more details and information regarding distributions and the yield valuation methodology.

To the extent that the Company has net income from its investment activities, the Managing Member will seek to first make distributions to the members of an amount equal to an annual preferred return (the "Preferred Return") on their investment, payable each calendar month (and prorated as applicable for the amount of time that a member was a member of the Company during such month).  This Preferred Return will be payable only to the extent the Company has net income and prior to any other distributions or profit participation by the Managing Member (however, all expenses and fees will be paid and deducted from the total income prior to making to any distributions). The Preferred Return will be calculated and distributed on a monthly basis to the extent such amounts are available for distribution.

Members will also be eligible for regular quarterly income distributions of the Company's Net Income, as follows: Members will be eligible for quarterly income distributions of their pro-rata share of 80% of the Net Income of the Company according to the member's capital account to the extent cash is available and provided that the quarterly income distribution will not impact the continuing operations of the Company.  "Net Income" means the Company's quarterly gross income from all sources (other than loan arrangement and funding fees) less the Company's quarterly operating expenses, sales commissions and related expenses, management fees, payment of the Preferred Return and an allocation of income for a loan loss reserve.  All Net Income distributions, if any, will be made on a quarterly basis, in arrears.  Gross income includes all revenue generated and earned by the Company, including, but not limited to, loan interest payments, other miscellaneous loan fees, and project profit participation income.  Gross Income derived from loan arrangement and loan funding fees (“Loan Arrangement Income”) shall not be included in the definition of “Net Income” but rather shall be accounted for separately and shall be distributed equally between the holders of the Class A Units and the holders of the Class A Units on a monthly basis.  However, the Loan Arrangement Income attributable to the Class A Unit holders shall be included for purposes of calculating and determining the Preferred Return.  Distributions of Net Income will only be made to the extent the Company has cash or reserves sufficient to first pay the Preferred Return, Thereafter, all Net Income will be distributed to the holders of the Class A Units.

Each member has the option of having his, her or its share of the earnings of the Company (including any Preferred Return) that is payable to the member reinvested for the purpose of purchasing additional Class A Units (or fractional units) which are being offered pursuant to this offering at the then current price as based upon the applicable NAV. However, the Managing Member will immediately begin making cash distributions to such members once the Maximum Offering Amount has been received and no additional Class A Units shall be issued.  In addition, the Managing Member reserves the right to commence making cash distributions at any time to any member(s) in order for the Company to remain exempt from the ERISA plan asset regulations.  (See "ERISA Considerations" and "Summary of Operating Agreement" below).  In addition, the Managing Member may elect to redeem all or a part of a member's Class A Units for any reason upon thirty (30) days written notice to the member at a price equal to the then applicable redemption price as set forth in the section entitled “Quarterly Redemption Plan”. The Managing Member may also, by notice to a member, force the sale of all or a portion of such member's interest on such terms as the Managing Member determines to be fair and reasonable, or take such other action as it determines to be fair and reasonable in the event that the Managing Member determines or has reason to believe that: (i) such member has attempted to effect a transfer of, or a transfer has occurred with respect to, any portion of such member's interest in violation of the Operating Agreement; (ii) continued ownership of such Class A Units by such Member is reasonably likely to cause the Company to be in violation of securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Managing Member or its Affiliates; (iii) continued ownership of such interest by such member may be harmful or injurious to the business or reputation of the Company or the Managing Member, or may subject the Company or any members to a risk of adverse tax or other fiscal consequence, including without limitation, adverse consequence under ERISA; (iv) any of the representations or warranties made by such member in connection with the acquisition of such Member's interest was not true when made or has ceased to be true; or (v) such member's interest has vested in any other person by reason of the bankruptcy, dissolution, incompetency or death of such member.

Members shall receive cash distributions of net income in the form of quarterly income distributions and monthly distributions of Preferred Returns unless a member elects to have all such reinvested in the Company in exchange for additional Class A Units offered pursuant to this offering until such time as this offering is terminated. An election to reinvest quarterly income distribution or monthly Preferred Return is revocable at any time upon a written request to revoke such election.  Members may change their election at any time upon thirty (30) days written notice to the Company.  Upon receipt and after the thirty (30) day notice has occurred, the member's election shall be changed and reflected on the following first day of the successive period in which the member is entitled to receive a distribution.  Notwithstanding the preceding sentences, the Managing Member may at any time immediately commence with income distributions in cash only (hence, suspending the retention option for such member(s) to any member(s) in order for the Company to remain exempt from the ERISA plan asset regulations.  (See "ERISA Considerations" and "Summary of Operating Agreement" below).

Cash flow and distributions of the Company may necessarily fluctuate in accordance with the business and operations of the Company. At the end of each calendar quarter, the Managing Member will (as soon as reasonably practicable) review distributions paid during the previous twelve months and make ratable adjustments to distributions paid or payable to members in order to meet the distribution requirements set forth in the Operating Agreement.   These provisions are designed to ensure that the annual Preferred Return is paid and that 80% of our Net Income is distributed to our Members holding Class A units and 20% to our Managing Member each quarter and Loan Arrangement Income shall be distributed on a monthly basis 50% to the Members holding Class A Units and 50% to the Managing Member.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per Class A Unit (either positive or negative) will produce your total return.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder's adjusted tax basis in the holder's Class A Units, and to the extent that it exceeds the holder's adjusted tax basis will be treated as gain resulting from a sale or exchange of such Class A Units.

Investment Company Act Considerations

Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our investments in our wholly owned subsidiaries, and our investments and the investments of our wholly owned subsidiaries in real estate mortgage secured loans will qualify the Company for exemption from registration and regulation under the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly and majority owned subsidiaries, primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities. In addition, we intend to conduct our operations so that they will comply with the 40% test by having our assets held through wholly owned or majority owned subsidiaries in accordance with Section 3(a)(1)(C). We expect that these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exemption set forth in Section 3(c)(5)(C) because at least 55% of the assets of the subsidiaries will be in “mortgages or other liens on and interest in real estate,” or “qualifying assets.” Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires those relying on this exception to invest at least 55% of its portfolio in qualifying assets; maintain at least 80% of its assets in qualifying real estate assets plus real estate-related assets and permit no more than 20% of the portfolio to consist of non-real estate related assets. In that the Company’s investment model and that of its wholly owned subsidiaries will be to invest in solely in real estate mortgage secured loans which are qualifying real estate assets, we believe that the investment by our subsidiaries will qualify us for exemption under Section 3(c)(5)(C).

How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating subsidiaries may rely on Section 3(c)(6) if 55% of the assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

Borrowing Policy

We do not plan on using leverage or borrowing to provide additional funds to support our investment activities. Our Managing Member may from time to time elect to employ leverage, if, in its discretion, it deems such a strategy to be beneficial to the holders of the Class A Units in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Any such financing would be in the form of one or more bank lines of credit secured by the assets of the Company. In no case shall the Company borrow more than 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. See "Investment Objectives and Strategy".

Valuation Policies

The value of our Class A Units shall initially be $10.00 per unit. Beginning January 1, 2018, our Managing Member began calculating our NAV per Class A Unit on a quarterly basis using a process that reflects (1) estimated values of each of our real estate assets and investments, including related liabilities, provided in individual appraisal reports or internal valuation assessments of the underlying real estate, as they may be updated upon certain material events described below, (2)  accruals of our quarterly or other periodic distributions, and (3) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. Our goal is to provide a reasonable estimate of the market value of our Class A Units on a quarterly basis. However, the majority of our assets will consist of real estate loans and, as with any real estate valuation protocol, the conclusions reached by our Managing Member will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our real estate assets and investments. In addition, for any given quarter, our published NAV per Class A Unit may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per Class A Unit may not reflect the precise amount that might be paid for a Class A Units in a market transaction, and any potential disparity in our NAV per Class A Unit may be in favor of either members who redeem their Class A Units, or members who buy new Class A Units, or existing members. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Class A Unit to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Quarterly NAV Share Price Adjustments

The current purchase price of our Class A Units is $10.00 per share, which is the NAV per share as of December 31, 2018. The per Class A Unit purchase price in this offering will be adjusted every fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per unit or (ii) our NAV divided by the number of Class A Units outstanding as of the close of business on the last business day of the prior fiscal quarter. Our Manager will adjust our per unit purchase price as of the date the new NAV is announced, not the date of such NAV, and investors will pay the most recent publicly announced purchase price as of the date of their subscription.

We file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Class A Unit that will be applicable for such month, which we refer to as the pricing supplement. We will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.  In addition, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Class A Unit to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to the end of a quarter will be executed at a price equal to our NAV per Class A Unit applicable to such quarter. A subscription will not close until all capital contribution funds are received.  In the event of a change in the NAV based price after a subscription agreement is received but prior to the closing of such subscription, the subscriber(s) will receive updated pricing information and will have the opportunity to rescind or adjust their subscription based upon the updated pricing. See "Description of Our Class A Units—NAV Share Price Adjustments" for more details.

Quarterly Redemption Plan

While you should view your investment as long-term, we have adopted a redemption plan, whereby members may request that we redeem up to 25% of their Class A Units quarter while this offering is ongoing. Such redemption requests shall be honored only after a Member has held its Class A Units for at least 12 months.  During the first 3 years following the record date of a purchase of Class A Units, the  per  unit redemption  price  will  be  calculated  based  on  the  greater  of  $9.10  or  the  most  current  NAV  per  unit value.  Beginning on the third anniversary of the record date of a purchase of Class A Units, the per unit redemption price will be calculated based on the most current NAV per unit value. Class A Units may not be redeemed until they have been held for at least twelve months.

Please refer to the section entitled “Quarterly Redemption Plan” for more information.

Voting Rights

Our Class A Unitholders will have voting rights only with respect to certain matters, primarily relating to amendments to our Operating Agreement that would adversely change the rights of the Class A Units, and removal of our Managing Member for "cause".  Each outstanding Class A Unit entitles the holder to one vote on all matters submitted to a vote of Class A Unitholders.  Our members do not elect or vote on our Managing Member, and, unlike the holders of common stock in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see "Description of Our Class A Units—Voting Rights."

Other Governance Matters

Other than the limited member voting rights described above, our Operating Agreement vests most other decisions relating to our assets and to the business of our company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our company including additional Class A Units, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Managing Member. See "Management" for more information about the rights and responsibilities of our Managing Member.

THE OFFERING

       We are offering to investors the opportunity to purchase up to a maximum of $47,100,000 of Class A Units.  The offering will continue through the earlier of the date that is thirty-six months following qualification of the offering or the date upon which all $47,100,000 in offering proceeds have been received (“Offering Termination”). Following qualification of the Offering Statement, the Company will conduct closings in this offering at its discretion, or the Closing Dates and each, a Closing Date, until the Offering Termination. The Company reserves the right to extend the offering if the maximum target amount has not been reached by the 36th month following qualification to provide for the sale of additional Class A Units or to accommodate the issuance of Class A Units in connection with reinvested income distributions.

Issuer	Secured Real Estate Income Strategies, LLC, a Delaware limited liability company

Securities Offered	Class A Membership Interest Units ("Class A Units").

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $46,350,000, after deducting sales commissions of 5.5% of the offering proceeds payable to the placement agents that we engage for this offering, a non-accountable expense allowance of 1.50% of the offering proceeds payable to the placement agents and $150,000 in expenses incurred by us in connection with this offering. Specified sales may be made net of selling commissions, accountable expense allowance and non-accountable expense allowance. See "Plan of Distribution." We intend to use the net proceeds from this offering to originate and acquire real estate loans in our target asset class and repay bridge loans used to acquire assets, which may include loans from Affiliates.

No Listing

Currently, there is no public market for our Class A Units. We do, however, plan to identify a market maker who will file an application on Form 211 with FINRA following the qualification of the Offering Statement of which this offering circular forms a part and take such other action as is required with OTC Markets, Inc. to have our securities quoted on the OTCQB as soon as practicable following the qualification of our Offering Statement.

Governing Law	The Company and the Class A Units will be governed by the laws of the State of Delaware.

Risk Factors Distribution Policy

An investment in the Units involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page 20 of this Offering Circular before making an investment decision.

To the extent the Company has cash available for distribution, we expect to make monthly distributions of income received from investments as a preferred return to the holders of the Class A Units and quarterly distributions of eighty percent (80%) of the net income.

RISK FACTORS

An investment in our Class A Units involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing Class A Units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Statements Regarding Forward-Looking Information."

Risks Related to an Investment in Secured Real Estate Investment Strategies, LLC

We have no prior operating history, and the prior performance of other real estate investment opportunities sponsored by our Managing Member may not predict our future results.

We are a recently formed company. As of the date of this offering circular, we have not made any investments.  Upon closing, we will make investments into Loans and other real estate assets ("Real Assets"). You should not assume that our performance will be similar to the past performance of our Managing Member or other real estate investment opportunities managed or sponsored by members of Managing Member. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our Class A Units.

Because no public trading market for the Class A Units currently exists, it will be difficult for you to sell your Class A Units and, if you are able to sell your Class A Units such sale may be at a loss

Our Operating Agreement does not require our Managing Member to seek member approval to liquidate our assets by a specified date, nor does our Operating Agreement require our Managing Member to list our Class A Units for trading on a national securities exchange by a specified date. There is no public market for our Class A Units, however, we do plan to list our Class A Units on the OTCQB or other trading market in the near future. Until our Class A Units are listed, if ever, you may not sell your Class A Units unless the buyer meets the applicable suitability and minimum purchase standards.  In its sole discretion, including to protect our operations and our non-redeemed members or to prevent an undue burden on our liquidity, our Managing Member could amend, suspend or terminate our redemption plan without notice.  Further, our Operating Agreement includes numerous restrictions that would limit your ability to sell your Class A Units. We describe these restrictions in more detail under "Description of Our Class A Units — Redemptions." Therefore, it will be difficult for you to sell your Class A Units promptly or at all. If you are able to sell your Class A Units, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Class A Units would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Class A Units, you should purchase our Class A Units only as a long-term investment and be prepared to hold them for an indefinite period of time.

Redemption Prices will be subject to adjustments for distributions.

Redemption requests must be made on or prior to the date that is ten (10) business days following the publication of the NAV in any given quarter (“Redemption Effective Date”).  However, the actual date in which a redemption payment will be made will be ten (10) days following the Redemption Effective Date.  Class A Unit holders will be entitled to receive regular distributions up to the Redemption Effective Date.  If the record date for a distribution occurs after the date on which the NAV is published, the redemption price would be reduced to reflect the aggregate amount of such distribution.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Managing Member and Investment Manager in the origination, acquisition and servicing of Loans, Real Assets and other similar investments. In some cases, we may also depend upon the performance of third-party loan servicers to service our Loans and other similar investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our Class A Units, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our Managing Member, Investment Manager and the loan servicers our Managing Member may select. We cannot assure you that our Investment Manager will be successful in originating or obtaining suitable Loans and Real Assets on financially attractive terms or that, if our Managing Member makes investments on our behalf, our objectives will be achieved. If we, through our Managing Member, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner described herein.  In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to originate and acquire a diversified portfolio of real estate loans and other investments in real estate. We may also invest in real estate-related debt securities, and other real estate-related assets. Economic conditions greatly increase the risks of these investments (see "Risks Related to Our Investments"). The value of collateral securing any loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our loan investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, priority and subordinate debt and bridge loans.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon the experience and knowledge of the officers, managers and principals of the Investment Manager and Managing Member, including Thomas Braegelmann, Charles Tralka, Matthew Sullivan and Robert Barr, to identify and structure suitable investments. To the extent that our Investment Manager's and Managing Member's real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising capital without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and origination of Loans and Real Assets would likely limit our ability to pay distributions to our members and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments. See "—Prepayments can adversely affect the yields on our investments" below.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have made only a limited number of investments and have not yet acquired or identified a majority of the investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of most of the specific investments that we may make, except for investments that may be described in supplements to this offering circular.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in Loans real estate and other real estate-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Investment Manager to select suitable and successful investment opportunities. Furthermore, our Investment Manager and Managing Member will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Managing Member and Investment Manager are not investors in the Company.

Except for reimbursable funds expended in connection with the organization of the Company and its offerings, our Managing Member and Investment Manager have not provided investment capital to Company in exchange for their Class B Units.  Therefore, if we are successful in raising enough proceeds to be able to reimburse our Managing Member for our organization and offering expenses, our Managing Member will have little exposure to loss in the value of the Class A Units. Without this exposure, our investors may be at a greater risk of loss because our Managing Member does not have as much to lose from a decrease in the value of the Class A Units as do those sponsors or managers who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a "best efforts" basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50 million in any 12-month period (although we may raise capital in other ways). If we raise $47,100,000, we expect the size of the real estate loans and equity investments that we will make will average about $500,000 and $1 million to $5 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset's performance would adversely affect our profitability will increase. Your investment in our Class A Units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our relationship with our Managing Member and Investment Manager or their Affiliates could hinder our operating performance and the return on your investment.

We have engaged our Investment Manager and Managing Member to select and manage our operations and our portfolio of real estate loans, real estate and other real estate-related assets. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Managing Member and Investment Manager and their Affiliates as well as their respective real estate and debt finance professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the financial condition of, or our relationship with, the Managing Member and Investment Manager could hinder our ability to successfully manage our operations and our portfolio of investments.

There will be delays between the time an investor purchases Class A Units and when the Company makes investments in Loans and Real Assets.

There may be a delay between the time an investor purchases Class A Units and the time the proceeds of are invested in Loans and Real Assets by the Company.  During these periods, the Company may invest these proceeds in short-term certificates of deposit, money-market funds or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions which will not yield a return as high as the anticipated return to be earned on LLC loans and property investments.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we intend to seek to list the Class A Units on the OTCQB in the near future, our Operating Agreement does not require our Managing Member to pursue liquidity for the Class A Units. Market conditions and other factors could cause us to delay the listing of our Class A Units on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets.  If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on members, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated.  If we do not list our Class A Units on a national securities exchange, pursue a liquidity transaction, or delay such a transaction due to market conditions, your Class A Units may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without member consent.

Our Managing Member may change our targeted investments and investment guidelines at any time without the consent of our members, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our Class A Units and our ability to make distributions to you.

If our Managing Member fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Managing Member's and Investment Manager's ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Managing Member, each of whom would be difficult to replace. In particular, Thomas Braegelmann, Charles Tralka, Matthew Sullivan and Robert Barr critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Messrs. Braegelmann, Tralka, Sullivan and Barr or other executive officers or key personnel of our Managing Member and the process to replace any of our Managing Member's key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to identify opportunities for Loans and Real Assets and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our members.  We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

Risks Related to Real Estate Investments.

Our real estate loans, investments in real estate and other real estate-related assets will be subject to the risks typically associated with real estate.

Our Loans will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in real estate-related debt securities and real estate investments (including investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.  The value of real estate may be adversely affected by a number of risks, including:

·natural disasters such as hurricanes, earthquakes and floods;

·acts of war or terrorism, including the consequences of terrorist attacks;

·adverse changes in national and local economic and real estate conditions;

·an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

·political changes, changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

·costs of remediation and liabilities associated with environmental conditions affecting properties; and

·the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we originate, own or acquire.

In addition, to the extent we make equity investments in real estate, such investments will be subject to all of the risks associated with real estate described above.

We have no established investment criteria limiting the geographic concentration of our investments in real estate loans, real estate and other real estate-related assets. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain real estate loans, investments in real estate and other real estate-related assets in which we invest may be in or secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our members.

We will invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our members.

Real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. Loans and Real Assets will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower's default. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our members.

Some of our assets will be classified for accounting purposes as "available-for-sale." These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to members' equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both real estate and residential real estate properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our net interest income from loans in our portfolio, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Investment Manager and Managing Member will value our potential investments based on yields and risks, taking into account estimated future losses on the real estate loans and the mortgaged property and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A borrower's form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." Borrowers' organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include major banking institutions, private equity funds, real estate investment trusts, hedge funds, private money lenders, other mortgage funds, private investors, institutional lenders and investors, others engaged in the mortgage lending and property acquisition businesses as well as online lending platforms. Competition could result in reduced volumes, reduced fees or the failure of the Company to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their investment platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.

Distributions to members will be dependent upon payments received on Loan and Real Assets.

The Company will only make distributions to its members after it receives income from a Loan or Real Asset, including rental income or liquidation proceedings on a foreclosed property, or a borrower's payment on the corresponding Loan. With regards to Loans, the Company also will retain from the funds received from the relevant borrower and otherwise available for payment on the Loans any non-sufficient funds fees and the amounts of any attorneys' fees or collection fees it, a third-party servicer or collection agency imposes in connection with collection efforts. If the Company does not receive any or all payments on the corresponding Loans, distributions made to you will be correspondingly reduced in whole or in part. If the relevant borrower does not make a payment on a specific monthly loan payment date, no distribution will be made to you.

The Managing Member will not create or contribute funds to a separate account in order to fund requests for withdrawal from the Company and redemption of your investment. Because funds are not set aside periodically to fund such withdrawals, you must rely on cash flow from the Loan payoffs and the sale of Loans or Real Assets; however, to the extent the Managing Member is unable to liquidate Loans or Real Assets, any Class A Units which are unredeemed will remain subject to Company operations, which may include Company losses.

The Loans are not guaranteed or insured by any third party.

The Loans (or the components thereof) will be secured by a mortgage, deed of trust, security agreement, or other document providing a security interest in the collateral property.  The Loans are not guaranteed or insured by any governmental agency or instrumentality or any third party. If a borrower fails to make any payments on the corresponding Loan, you not receive any payments and will not receive proceeds until the Loan or collateral has been liquidated.  You will not be able to pursue collection against the borrower, the Company or any other person and are prohibited from contacting the borrower about the defaulted Loan.

You may experience losses as the result of defaults on Loans.

If a corresponding Loan becomes past due or is otherwise in default, the Company may need to foreclose on the property underlying the corresponding Loan at a foreclosure sale unless the property is purchased by a third party bidder at the foreclosure sale. The Company or one of its Affiliates may act as manager for the foreclosed real estate, and the costs of foreclosure will be advanced by the Company or its Affiliate, but if the Company cannot quickly sell such property and the property does not produce any significant income, the cost of owning, maintaining, and selling the property would reduce any proceeds gained through the sale. If the foreclosed real estate cannot be sold for net proceeds that can fully return the outstanding amount of the related Loans, you will lose part or all of your investment.

For some non-performing Loans, the Company may not be able to recover any of the unpaid loan balance and, as a result, you may receive little, if any, of the unpaid principal and interest payable under the Note as a return of the capital contribution. You must rely on the collection efforts of the Company or the applicable collection agency to which such corresponding Loans are referred. You are not permitted to attempt to collect payments on the corresponding Loans in any manner.

Economic factors may increase loan loss rates.

Loss rates on Loans may be significantly affected by economic downturns or general economic conditions beyond the Company's control and beyond the control of individual borrowers. In particular, loss rates on corresponding Loans may increase due to factors such as (among other things) local real estate market conditions, prevailing interest rates, the rate of unemployment, the level of consumer confidence, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.

Management discretion regarding Loans.

The Investment Manager and Managing Member will manage the Loans and Real Assets on behalf of the Company as they see fit.  The Investment Manager and Managing Member may use strategies that are not described herein, and these strategies may subject the Loans to additional risks.

Usury laws may affect Loans

Certain states where the properties are located have usury laws in place that limit the maximum interest rate of the borrower loan. At times, these laws may effectively affect payments by preventing the recovery of certain payment amounts. Further, usury laws may be subject to change at the hands of state legislators. If a borrower were to succeed in bringing a claim against the Company for a state law usury violation, and the court were to find that the rate charged exceeded the maximum allowable rate applicable in such state, not only would the borrower loan not receive the anticipated full value of its loan investment, but it could be subject to fines and other penalties.

The Company will depend upon borrowers and other parties for certain aspects of the Loans.

With respect to each Loan, the borrower or developer is responsible for various management functions that are essential to the success of the investment, including property development, property marketing and leasing rates, payment of bills, maintenance of insurance, and property management generally. Poor management on the part of the borrower or developer could adversely affect the financial performance of the corresponding Loan or expose it to unanticipated operating risks, which could reduce the property's cash flow and adversely affect the borrower's ability to repay the corresponding Loan.

If the information supplied by borrowers or developers is inaccurate or intentionally false, such loans may result in higher rates of default.

In connection with the underwriting of the Loans and Real Assets, the Investment Manager and Managing Member will obtain a variety of information regarding the current rental income, property valuations, market data, and other information. The Investment Manager and Managing Member will use its best efforts to verify this information, but some information may be incomplete, inaccurate or intentionally false. Borrowers and developers may also misrepresent their intentions for the use of investment proceeds. The Investment Manager and Managing Member does not verify any statements by applicants as to how proceeds are to be used. If a borrower or developer supplies false, misleading or inaccurate information, you may lose all or a portion of your investment in the Loan or Real Assets.

With the exception of loans which have a draw feature coupled with them, when the Company finances a corresponding Loan, its primary assurances that the financing proceeds will be properly spent by the borrower or developer are the contractual covenants agreed to by the borrower or developer, along with their business history and reputation. Should the proceeds of a financing be diverted improperly, the borrower or developer might become insolvent, which could cause you to suffer losses on your entire investment.

Uninsured losses on the Loans and Real Assets will result in losses.

The Managing Member will require title, fire and casualty insurance on the properties securing the Loans and on the Real Assets. The Managing Member may also, but is not required to, arrange for earthquake and/or flood insurance. However, there are certain types of losses (generally of a catastrophic nature) which are either uninsurable or not economically insurable, such as losses due to war, floods or mudslide. Should any such disaster occur, the Company could suffer a loss of principal and interest on a Loan secured by the uninsured property. Additionally, the Managing Member does not intend to require mortgage insurance on the Loans, which would protect the Company from losses due to defaults by mortgage borrowers.

Rises in insurance costs could affect your returns.

Real estate properties are typically insured against risk of fire damage and other typically insured property casualties, but are sometimes not covered by severe weather or natural disaster events such as landslides, earthquakes, or floods. Changes in the conditions affecting the economic environment in which insurance companies do business could affect the borrower's ability to continue insuring the property at a reasonable cost or could result in insurance being unavailable altogether. Moreover, any hazard losses not then covered by the borrower's insurance policy would result in the corresponding Loan becoming significantly undersecured or the property being at risk, and an Investor could sustain a significant reduction, or complete elimination of, the return on investment.

Environmental issues may affect the operation of a property.

If toxic environmental contamination is discovered to exist on a property underlying a corresponding Loan, it might affect the borrower's ability to repay the corresponding Loan and the Company could suffer from a devaluation of the loan security. To the extent that the Company is forced to foreclose and/or operate such a property, potential additional liabilities include reporting requirements, remediation costs, fines, penalties and damages, all of which would adversely affect the likelihood that Investors would receive a return of capital on their Class A Units.

Of particular concern may be those properties that are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, the Managing Member may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

Our incentive to fund as many loans as possible may result in additional losses.

Substantially all of the Company's revenues are derived from interest generated through making or purchasing Loans. As a result, it has an incentive to finance as many Loans as possible to maximize the amount of fees and income is able to generate. Increased project volume increases the demands on its management resources and its ability to devote adequate attention and resources to the collection of corresponding Loans. In the event that the Company takes on loan volumes that exceed its ability to service outstanding corresponding Loans, our ability to make timely distributions will suffer.

The collateral for the Loans may decline in value.

The value of the real property security for each Loan and each Real Asset will be subject to the risks generally incident to the ownership of improved and unimproved real estate, including changes in general or local economic conditions, increases in interest rates for real estate financing, physical damage that is not covered by insurance, zoning, entitlements, and other risks.  Many borrowers expect to use resale proceeds to repay their Loans. A decline in property values could result in a Loan amount being greater than the property value, which could increase the likelihood of borrower default, which could consequentially affect your returns.

Although real estate assets are generally cyclical in nature, the Company's operating history since its inception does not yet span any prolonged down cycles in the real estate market.

Loans ending with large "balloon" payments carry particular risks which may affect your returns.

Most of the Loans will be interest-only loans providing for small or no monthly payments with a large "balloon" payment of principal due at the end of the term. Borrowers may be unable to repay such balloon payments out of their own funds and will be compelled to refinance or sell their property. Fluctuations in real estate values, interest rates and the unavailability of mortgage funds could adversely affect the ability of borrowers to refinance their loans at maturity or successfully sell the property for enough money to pay off the corresponding Loan.

Construction and rehabilitation loans carry particular risks which may affect your returns.

Construction and rehabilitation loans involve a number of particular risks, involving, among other things, the timeliness of the project's completion, the integrity of appraisal values, whether or not the completed property can be sold for the amount anticipated, and the length of ultimate sale process.

If construction work is not completed (due to contractor abandonment, unsatisfactory work performance, or various other factors) and all the Loan funds have already been expended, then in the event of a default the Company may have to invest significant additional funds to complete the construction work. Any such investment would be recuperated by the Company prior to the Investor being paid back. If the value an uncompleted property is materially less than the amount of the construction loan, even if the work were completed, then upon a default the Company might need to invest additional funds in order to recoup all or a portion of the investment. Default risks also exist where it takes a borrower longer than anticipated either to construct or then resell the property, or if the borrower does not receive sufficient proceeds from the sale to repay the corresponding Loan in full.

There are risks associated with foreclosure that could affect returns

Different property types involve different types of risk in terms of realizing on the collateral in the event that the borrower defaults. These risks include completion costs in the case of an incomplete project, partial resale for condominiums and tracts and lease-up (finding tenants) for multi-family residential, small commercial and industrial properties. The Company may not be able to sell a foreclosed commercial property, for example, before expending efforts to find tenants to make the property more fully leased and more attractive to potential buyers.

Moreover, foreclosure statutes vary widely from state to state. Properties underlying defaulted loans will need to before foreclosed upon in compliance with the laws of the state where such property is located. Many states require lengthy processing periods or the obtaining of a court decree before a mortgaged property may be sold or otherwise foreclosed upon. Further, statutory rights to redemption and the effects of anti-deficiency and other laws may limit the ability for the Company to timely recover the value of its loan in the event that a borrower defaults on a loan.

Borrower's bankruptcies may affect the Company's ability to collect on loans which could affect your returns.

If the borrower enters bankruptcy, an automatic stay of all proceedings against the borrower's property will be granted. This stay will prevent the Company from foreclosing on the property unless relief from the stay can be obtained from the bankruptcy court, and there is no guarantee that any such relief will be obtained. Significant legal fees and costs may be incurred in attempting to obtain relief from a bankruptcy stay from the bankruptcy court and, even if such relief is ultimately granted, it may take several months or more to obtain. In such event, the Company will be unable to promptly exercise its foreclosure remedy and realize any proceeds from a property sale.

In addition, bankruptcy courts have broad powers to permit a sale of the real property free of the Company's lien, to compel the Company to accept an amount less than the balance due under the loan and to permit the borrower to repay the loan over a term which may be substantially longer than the original term of the loan.

Defaults and foreclosures will affect your returns.

The Company will participate in Loans and take the risk that borrowers will default on those loans and other risks that lenders typically face, many of which are detailed in this Offering.  Loans may be made to borrowers who do not qualify for loans from more traditional sources of financing, such as banks and savings and loans associations.  Loans may generally provide for a "balloon" payment at the loan's maturity.  Many borrowers may be unable to pay such a balloon payment and are compelled to refinance the balloon amount into a new loan.  Fluctuations in the interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower's ability to refinance their loans at maturity.

The Company will generally look to the underlying property securing the loan to determine whether to make the loan to the borrower and, to a lesser extent, the credit rating a borrower has. Nonetheless, borrowers may need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Company originates or purchases.

To determine the fair market value of the property securing the loan, the Company will primarily rely on an appraisal, Managing Member's opinion of value of the property, broker's price opinions (BPOs), competitive market analysis (CMAs) or other similar opinion.  Appraisals are a judgment of an individual appraiser's interpretation of a property's value.  Due to the differences in individual opinions, values may vary from one appraiser to another.  Furthermore, the appraisal is merely the value of the real property at the time the loan is originated.  Market fluctuations and other conditions could cause the value of real property to decline over time.

If the borrower defaults on the loan, the Company may be forced to purchase the property at a foreclosure sale.  If the Company cannot quickly sell the real property and the property does not produce significant income, the Company's profitability will be adversely affected.

Due to certain provisions of state law that may be applicable to all real estate loans, if real property security proves insufficient to repay amounts owing to the Company, it is unlikely that the Company will be able to recover any deficiency from the borrower.

Finally, the recovery of sums advanced by the Company in making or investing in mortgage loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made.  Any borrower has the ability to delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan.  It can be assumed that such delays and the costs associated therewith will reduce the Company's profitability.

There are risks associated with the use of leverage.

The Company does not intend to use leverage or borrow funds from a third party lender to make or acquire Loans.  However, the Managing Member may, in its sole discretion, employ leverage as part of its strategy in the future. These loans would be secured by the Loans held by the Company.  In order to obtain such a loan, the Company may assign part or its entire asset portfolio to the lender.  Such borrowed money may bear interest at a variable rate, whereas the Company may be making fixed rate loans.  Therefore, if prevailing interest rates rise, the Company's cost of money could exceed the income earned from that money, thus reducing the Company's profitability or causing losses.  As secured debt, these loans will have a priority security interest in the assets of the Company, and, in the event of a liquidation, the holders of such debt would have a priority interest in such assets and would be entitled to a liquidation preference.  In an event of default by the Company, the Members could lose part or all of their interest in the assets of the Company and the value of their underlying investment.  Furthermore, leveraging the Company may also result in the receipt of some taxable income by investors (such as ERISA plans) that are otherwise tax-exempt.  (See "Income Taxation Considerations")

Loan investments may be concentrated in the California real estate market.

The Company shall invest in loans in various geographic locations within the United States, but the Managing Member has offices in California, and therefore might have loans concentrated in California.  The Company may be dependent upon the continued demand for housing and residential property in that state. The Company's revenue and the value of its property portfolio may be disproportionately affected if California's economy and real estate markets suffer greater adverse impacts than the economies and real estate markets in other states or nationally due to local industry slowdowns and layoffs, changing demographics and other factors that result in oversupply of, or reduced demand for, commercial or residential properties in the region.

Underestimates and cost overruns by borrowers may affect a borrower's ability to repay a Loan which may affect your returns.

Some of the Loans will be extended to real estate developers and investors, who, in turn will be using funds for the purposes of rehabbing properties or new construction. If a contractor hired by the borrower underestimates the material and labor costs, the property could suffer from cost overruns which could adversely affect our investment.  Projects may require more time than anticipated, leading to increased costs which could also adversely affect your investment.  In addition, some borrowers may not pay us back until their individual properties are either cash flow positive, refinanced, or sold. Therefore, if there are cost overruns or multiple unforeseen change orders, the Company may not receive its repayments on its loans in a timely manner which could adversely affect your investments.  Cost overruns can reduce the profitability of a project, or cause the project to lose money.

Liability and other risks associated with ownership of real property could affect your returns.

When the Company acquires any real property by foreclosure or otherwise, the Company is exposed to the risks of liability incident to real property ownership or tenancy. Owners of real property may be subject to liability for injury to persons and property occurring on the real property or in connection with the activity conducted thereon, as well as liability for failure to comply with governmental regulations.

Fluctuations in interest rates may present other investment opportunities.

Mortgage interest rates are subject to abrupt and substantial fluctuations and the purchase of Class A Units are a relatively illiquid investment.  If prevailing interest rates rise above the average interest rate being earned by the Company's portfolio, you may wish to liquidate your investment to take advantage of higher available returns but may be unable to do so due to restrictions on transfer and withdrawal.

The Company is subject to litigation risks which may affect the overall profitability of the Company.

The Managing Member will act in good faith and use reasonable judgment in selecting borrowers and making, purchasing, and managing the mortgage loans and investing in, purchasing and managing properties.  However, as a lender, the Managing Member and the Company are exposed to the risk of litigation by a borrower for any warranted or unwarranted allegations by a borrower regarding the terms of the loans or the actions or representations of the Managing Member in making, managing or foreclosing on subject properties.  It is impossible to foresee the allegations borrowers will bring against the Managing Member or the Company, but the Managing Member will use its best efforts to avoid litigation if, in the Managing Member's sole discretion, it is in the best interests of the Company.  If the Company is required to incur legal fees and costs to respond to the lawsuit, the costs and fees could have an adverse impact on the Company's profitability.

The Company's Participation in Loans with other lenders which the Company does not control creates additional risks.

The Company expects to participate in loans with other lenders.  When participating in loans with other lenders, the Company, the Investment Manager or its Managing Member may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders, other lenders may have varied amounts of input into such decision-making process, including the ultimate decision-making power on if and when to enforce a default.  If the Company participates with a lender affiliated with the Managing Member or its principals, it is possible that the Company would not be the lead lender, although the principal of the Managing Member who is affiliated with the other lender may be the decision-making party.  There is no certainty who will be a lead lender in a situation where the Company participates in ownership of a Loan with another entity.

Risks Related to Compliance and Regulation

We are offering our Class A Units pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Class A Units less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Class A Units less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Class A Units less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Class A Units, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our Class A Units.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency's, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states, including California, require nonfinancial companies, such as the Company, to obtain a real estate lending or other license in order to make commercial loans on a regular basis. Good Steward Account Servicing, Inc. has a California Finance Lenders Law License with California's Department of Business Oversight that satisfies the requirements in California and the Company anticipates working with Good Steward Account Servicing for the origination of such loans.  The Company does not intend to finance loans in states where such licenses are required until it obtains the required license.  The Company may, in the future, affiliate itself with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where it might otherwise be restricted.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business

Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our investments in our wholly owned subsidiaries and our investments and the investments of our wholly owned subsidiaries in real estate mortgage secured loans will qualify the Company for exemption from registration and regulation under the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly and majority owned subsidiaries, primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  In addition, we intend to conduct our operations so that they will comply with the 40% test by having our assets held through wholly owned or majority owned subsidiaries in accordance with Section 3(a)(1)(C).  We expect that these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exemption set forth in Section 3(c)(5)(C) because at least 55% of the portfolio will be in “mortgages and other liens on and interest in real estate,” or qualifying assets. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in qualifying assets; at least 80% of its assets in qualifying assets plus other real estate-related assets and no more than 20% of the portfolio in miscellaneous assets which are not qualifying assets or real estate related assets

In that the Company’s investment model will be to invest in real estate mortgage secured loans which are qualifying assets, we believe that the investment by our subsidiaries will qualify for exemption under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

To ensure that neither we, nor our subsidiaries are required to register as an investment company, each entity shall be limited to the types of investment that it makes.  In addition, we, or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in assets that we would otherwise want to acquire. Although we and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

If we, or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business. Finally, if we were to become an investment company then we would not be permitted to rely upon Regulation A for future offerings of our securities, which may adversely impact our ability to raise additional capital.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Managing Member and may result in fines if we are deemed to have violated any regulations.

Laws intended to prohibit money laundering may require the Company to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury ("Treasury") to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network ("FinCEN"), an agency of the Treasury, has recently announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require the Company or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our Class A Units to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective members and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective member to produce any information required for verification purposes, an application for, or transfer of, our Class A Units may be refused. We will not have the ability to reject a transfer of our Class A Units where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Operating Agreement, are satisfied.

Loans may be subject to a variety of onerous regulations which may affect our ability to conduct our business.

Although the Company does not anticipate offering Loans secured by owner occupied residential properties, those Loans secured by such properties may also be subject to certain provisions of the Truth-In-Lending Act and other applicable laws and rules concerning loans. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans secured by the borrower's principal dwelling with high interest rates or high up-front fees and charges where the loan funds are primarily used for personal, household or consumer purposes. In general, these home equity loans have annual percentage rates over eight percent (8%) greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of six percent (6%) of the total loan amount. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. Furthermore, the State of California and certain cities in California have enacted or may enact certain statutes and ordinances designed to discourage so-called "predatory" lending practices by mortgage lenders, usually involving persuading a borrower to accept a larger loan than is needed at a higher interest rate and other costs than could reasonably be obtained from other sources.

These statutes and ordinances place an almost insurmountable burden of proof on the lender to justify its loan terms and lending practices, at the risk of rendering the loan unenforceable.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Managing Member and its Affiliates.

The executive officers of the Managing Member, including Thomas Braegelmann, Charles Tralka and Matthew Sullivan, are principals of other entities which provide loan origination, asset management, loan servicing and other services to the Company as well as other persons and entities.  Mssrs. Braegelann, Tralka and Sullivan are the principals of SREIF Manager I, LLC, the managing member of the Secured Real Estate Income Fund I, LLC, a Delaware limited liability company ("SREIF I") which employs a loan origination, loan management and investment strategy which is similar to that employed by the Company.  All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in the Company's transactions with the Managing Member and its Affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, Managing Member and their Affiliates will try to balance the interests of the Company with their own. It is the intention of the Managing Member and their Affiliates to focus their activity on the Company and to this end the Managing Member and their Affiliates will grant the Company first right of refusal on any investment opportunity that the Managing Member and their Affiliates are made aware of that might reasonably fall within the investment criteria of the Company.  However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to members and the value of our Class A Units.

The Management Member and/or Affiliates may receive loan origination and renewal commissions and forbearance fees.

The Investment Manager and Managing Member and/or their Affiliates will have the sole and absolute discretion to determine whether or not to make, acquire or sell a particular Loan. None of the Managing Member's compensation set forth under "Managing Member's Compensation" was determined through arms-length negotiations. Any increase in such charges may have a direct, adverse effect upon the interest rates that borrowers will be willing to pay the Company, thus may reduce the overall rate of return to Members.  Conversely, if the Company reduces the loan fees charged, a higher rate of return might be obtained for the Company and the Members.  This conflict of interest will exist in connection with every transaction the Company participates in.

Company management not required to devote full-time to management of Company.

The Managing Member is not required to devote its capacities full-time to the Company's affairs, but only such time as the affairs of the Company may reasonably require.

The Managing Member, Investment Manager and their Affiliates and may compete with Affiliates of the Company

Though they currently have no intention to do so, there is no restriction preventing the Managing Member, the Investment Manager or any of their Affiliates, principals or management from competing with the Company by investing in collateral liens or sponsoring the formation of other investment groups like the Company to invest in similar areas.  If the Managing Member or Investment Manager or any of their principals were to do so, then when considering each new investment opportunity, the Company, Managing Member, Investment Manager or such Affiliates or principals or would need to decide whether to originate or hold the resulting transaction in the Company, as an individual or in a competing entity.  This situation would compel the Investment Manager or Managing Member to make decisions that may at times favor persons other than the Company.  The Operating Agreement exonerates the Company and its Affiliates, principals and management from any liability for investment opportunities given to other persons.

The Company or Managing Member may originate and service Loans.

The Managing Member has reserved the right to engage the Investment Manager and other firms in addition to, or in lieu of, the Managing Member, to originate and select Loans or act as the loan servicer to perform the various origination and brokerage services, loan servicing and other activities in connection with the Company's investment portfolio that are described in this Offering Circular.  Such other firms may or may not be affiliated with the Company or Managing Member.  Firms not affiliated with the Company or Managing Member may provide comparable services on terms more favorable to the Company.  The Managing Member has very wide discretion in determining which entity (including, but not limited to, the Managing Member itself, an Affiliate of the Managing Member, or an unaffiliated third party) will service the loans.

The Managing Member and Investment Manager may engage in business with other companies, partnerships or businesses

The Managing Member, Investment Manager and their respective principals, directors, officers or Affiliates may engage, for their own account or for the account of others, in other business ventures similar to that of the Company, including, but not limited to SREIF I and GCA California Real Estate Fund, LLC, a California limited liability company ("CARE Fund") and others with an investment strategy which is similar to that of the Company, and neither the Company nor any member shall be entitled to any interest therein.  As such, there exists a conflict of interest on the part of the principals, directors, officers and Affiliates of the Managing Member and the Investment Manager because there may be a financial incentive for the those persons to invest in, arrange or originate transactions for CARE Fund, private investors and other mortgage funds.  Further, the Managing Member and its principals, directors, officers and Affiliates may be involved in creating additional mortgage or real estate funds that may compete with the Company or SREIF I. We expect that we will establish and sponsor additional investment vehicles in the future that will originate, acquire or invest in real estate loans, real estate and other real estate-related assets. SREIF I and any additional investment vehicles may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one of these investment vehicles, the Investment Manager will allocate such opportunities between the Company, CARE Fund and such other entities using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Investment Manager determines to be relevant, including:

•	the investment objectives and criteria of the Company, CARE Fund and the other investment vehicles;
•	the cash position of the Company, CARE Fund and the other investment vehicles;
•	the effect of the investment on the diversification the Company, CARE Fund or the other investment vehicle's portfolio by type of investment, and risk of investment;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase;
•	the size of the investment; and
•	the amount of funds available.

The Company will not have independent management and it will rely on the Managing Member, the Investment Manager and their respective managers, principals, directors, officers and/or affiliates for the operation of the Company.  The Managing Member, Investment Manager and these individuals/entities will devote only so much time to the business of the Company as is reasonably required.  The Managing Member, Investment Manager and their managers, principals, directors, officers and/or affiliates may have conflicts of interest in allocating management time, services and functions between various existing companies, and business ventures in they may be or become involved with.  Each of the Managing Member and the Investment Manager believes it has sufficient staff to be fully capable of discharging its responsibilities.

The Company may purchase Loans from or sell Loans to Affiliates.

The Managing Member and its principals, directors, officers and/or affiliates may sell, buy or hypothecate loans (use loans as collateral for another loan) to or from the Company, provided that such loans meet the then-existing underwriting criteria of the Company.  The purchase of such loans shall be at terms which are commercially reasonable, and fair market. The Company may nonetheless pay a price greater or less than the remaining balance on such loans.  The price at which existing loans are bought and sold is normally a function of prevailing interest rates and the term of the loan.  Therefore, the Managing Member and their principals, directors, officers and/or affiliates, may make a profit on the sale of a loan to the Company or from the purchase of an existing loan from the Company.  There will be no independent review of the value of such loans or of compliance with the conditions set forth above.

The Managing Member or its Affiliates may provide additional services.

The Managing Member or its Affiliates may provide other services to persons dealing with the Company or the loans. The Managing Member or its Affiliates are not prohibited from providing services to, and otherwise doing business with, the persons that deal with the Company.

The Managing Member or its Affiliates may receive project management fees.

The Managing Member or its Affiliates may receive project management fees or other compensation related to the administration and management of certain Company investments.  In particular, the Managing Member or its Affiliates may receive payment for services related to construction loans and other Loans made by the Company which require administration as well as real estate projects in which the Company invests.  These fees shall be at market rates and paid in good faith directly by the borrower or sponsor.

The Company may sell real estate assets to Affiliates.

In the event the Company becomes the owner of any real property by reason of foreclosure on a Loan, the Managing Member's first priority will be to arrange for the sale of the property for a price that will permit the Company to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions.  In order to facilitate such a sale the Managing Member may, but is not required to, arrange a sale to persons or entities controlled by it, (e.g. to another limited liability Company formed by the Managing Member for the express purpose of acquiring foreclosure properties from lenders such as the Company).  The Managing Member will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction.  For example, the Company and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale.  The Managing Member's decision will not be subject to review by any outside parties.  The Company may sell a foreclosed property to the Managing Member or an Affiliate at a price that is fair and reasonable for all parties, but no assurance can be given that the Company could not obtain a better price from an independent third party.

The Managing Member shall attempt to resolve these conflicts by setting a purchase price for each loan which is not less than any of the following: (i) the outstanding value (unpaid interest, points, and principal) of such loan, if any, at the time of sale; (ii) the amount of any third party offer already received, if any; or (iii) the total amount of the Company's investment in the loan. The Company's investment is deemed to include without limitation the following: the loan amount, expenditures made to protect the Company's interest in the loan, all costs associated with management, any sales commissions, and any advances made by or on behalf of the Company for any of the foregoing.

Risks Related to Our Organization and Structure

Our members do not elect or vote on our Managing Member and have limited ability to influence decisions regarding our business.

Our Operating Agreement provides that the assets, affairs and business of our company will be managed under the direction of our Managing Member.  Our members do not elect or vote on our Managing Member, and, unlike the holders of shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

Our Class A Unit holders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our Class A Unit holders will have voting rights only with respect to certain matters, primarily relating to amendments to our Operating Agreement that would adversely change the rights of the Class A Units and removal of our Managing Member for "cause".  Each outstanding Class A Unit entitles the holder to one vote on all matters submitted to a vote of Class A Unitholders.  Generally, matters to be voted on by our members must be approved by a majority of the votes cast by all Class A Units present in person or represented by proxy, although the vote to remove the Managing Member for "cause" requires a two-thirds vote.  If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

Certain provisions of our Operating Agreement and Delaware law could hinder, delay or prevent a change of control of our Company.

Certain provisions of our Operating Agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our company.  These provisions include the following:

·Authorization of additional Class A Units, issuances of authorized Class A Units and classification of Class A Units without member approval.  Our Operating Agreement authorizes us to issue additional Class A Units or other securities of our company for the consideration and on the terms and conditions established by our Managing Member without the approval of our members.  In particular, our Managing Member is authorized to provide for the issuance of an unlimited amount of one or more classes of our membership interests, including preferred membership interests, and to fix the number such membership interests, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class thereof by resolution authorizing the issuance of such class.  Our ability to issue additional membership interests and other securities could render more difficult or discourage an attempt to obtain control over our company by means of a tender offer, merger or otherwise.

·Exclusive authority of our Managing Member to amend our Operating Agreement.  Our Operating Agreement provides that our Managing Member has the exclusive power to adopt, alter or repeal any provision of the Operating Agreement, unless such amendment would (i) require a Member to pay any sum of money whatsoever in respect of such Member's interests in the Company, other than that which such Member has agreed to pay; (ii) materially reduce the increases and decreases of net assets of the Company or the amount of distributions of the Company to which such Member is entitled under this Agreement, without the consent of such Member; (iii) change the Management Fee, change the Preferred Return or otherwise modify the allocation of Net Income; or (iv) modify the limited liability of a Member, without the consent of such Member adversely change the rights of the Class A Units.  Thus, our members generally may not effect changes to our Operating Agreement.

The offering price of our Class A Units was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until December 31, 2017, we used the price paid to acquire a share in our offering as the estimated value of our Class A Units. Thereafter, when determining the estimated value of our Class A Units, the value of our Class A Units will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our Class A Units on an arbitrary basis. The selling price of our Class A Units bears no relationship to our book or asset values or to any other established criteria for valuing Class A Units. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the Class A Units would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Our Managing Member has the right to calculate our NAV per Class A Unit to determine our share price. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our Class A Units may bear little relationship and will likely exceed what you might receive for your Class A Units if you tried to sell them or if we liquidated our portfolio.

Your interest in us will be diluted if we issue additional Class A Units, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any Class A Units we issue in the future. Under our Operating Agreement, we have authority to issue an unlimited number of additional Class A Units or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our Class A Units in any 12-month period (although we may raise capital in other ways). In particular, our Managing Member is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes units in our company, including preferred Class A Units, and to fix the number of Class A Units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class thereof by resolution authorizing the issuance of such class, without member approval. After your purchase in this offering, our Managing Member may elect to (i) sell additional Class A Units in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue Class A Units to our Managing Member, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Class A Units.

Your interest in the Company may be diluted by the payment of distributions from proceeds from this offering.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering. If we fund distributions from the net proceeds from this offering, you will experience immediate dilution to the extent that the Company's total capital contributions have increased but the assets of the Company have remained unchanged.

The value of your Class A Units will be diluted by the payment of commissions.

Although the Company no longer is selling the Class A Units through a placement agent, all commissions due to placement agents in connection with the sale of Class A Units will be paid by the Company.  As such, all investors, including investors not introduced by placement agent s , will share in the expense of such commissions.  Therefore, all investors, may experience a dilution in the value of their Class A Units as a result of these commissions.

The Class A Units are subject to redemption by the Company.

The Managing Member may elect to redeem all or a part of a member's Class A Units interests for any reason upon thirty (30) days written notice to the member at the then applicable repurchase price. The Managing Member may also, by notice to a member, force the sale of all or a portion of such member's interest at the then applicable repurchase price and on such terms as the Managing Member determines to be fair and reasonable, or take such other action as it determines to be fair and reasonable in the event that the Managing Member determines or has reason to believe that: (i) such member has attempted to effect a transfer of, or a transfer has occurred with respect to, any portion of such member's interest in violation of the Operating Agreement; (ii) continued ownership of such Class A Units by such Member is reasonably likely to cause the Company to be in violation of securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Managing Member or its Affiliates; (iii) continued ownership of such interest by such member may be harmful or injurious to the business or reputation of the Company or the Managing Member, or may subject the Company or any members to a risk of adverse tax or other fiscal consequence, including without limitation, adverse consequence under ERISA; (iv) any of the representations or warranties made by such member in connection with the acquisition of such Member's interest was not true when made or has ceased to be true; or (v) such member's interest has vested in any other person by reason of the bankruptcy, dissolution, incompetency or death of such member.   Redemption of the Class A Interests may adversely affect investors or their investment portfolio.

Our classification as a publicly traded partnership not taxable as a corporation is not free from doubt and could be challenged.

We operate as a partnership for federal income tax purposes. This allows us to pass through our income and deductions to our members. The listing of our Class A Units on a national securities exchange will cause us to be treated as a "publicly traded partnership" for federal income tax purposes. We, and our tax counsel, Durham Jones & Pinegar, PC ("Tax Counsel"), believe that we have been and are properly treated as a partnership for federal income tax purposes. However, the Internal Revenue Service ("IRS") could challenge our partnership status and we could fail to qualify as a partnership in future years. Qualification as a partnership involves the application of highly technical and complex Code provisions. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is "qualifying" income (which includes interest, dividends, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items). We have represented that we anticipate that at least 90% of our gross income will be qualifying income and we intend to conduct our operations in a manner such that at least 90% of our gross income will constitute qualifying income in the future. Subject to the discussion below entitled "U.S. Federal Income Tax Considerations," in the opinion of Tax Counsel, although the issue is not free from doubt, we have been and are properly treated as a partnership for federal income tax purposes.

In determining whether interest is treated as qualifying income under these rules, interest income derived from a "financial business" and income and gains derived by a "dealer" in securities are not treated as qualifying income. We have represented that we are acting as an investor with respect to our investments and that we have not engaged in, and will not engage in, a financial business. There is no clear guidance on what constitutes a financial business. We have taken the position that for purposes of determining whether we are in a financial business, our bond acquisition and financing activities as well as our proposed activities would not cause us to be engaged in a financial business or to be considered a "dealer" in securities. The IRS could assert that our activities constitute a financial business. Even if we were considered to be engaged in a financial business, we believe that we would satisfy the requirement that 90% or more of our income constitutes qualifying income. If our activities constitute (or as a result of increased volume constitute) a financial business or cause us to be treated as a dealer, there is a substantial risk that more than 10% of our gross income would not constitute qualifying income. We could also be treated as if we were engaged in a financial business if the activities of our Managing Member were attributed to us. Although we are affiliated with our Managing Member, we seek to enter into arms-length arrangements with our Managing Member, have not authorized our Managing Member to act as our agent and our Managing Member will be subject to income tax with respect to amounts earned by it. Accordingly, we believe the activities of our Managing Member will not be attributed to us.

In addition, in determining whether interest is treated as qualifying income, interest income that is determined based upon the income or profits of any person is not treated as qualifying income.  We anticipate that a portion of the interest payable on the Company may be generated in connection with Shared Appreciation Mortgage or "SAM". It is unclear whether or not income received from shared appreciation mortgages is "qualifying" income.  Accordingly, if we were to receive more than 10% of our interest income in any given year from such shared appreciation mortgages or other contingent interest the IRS could take the position that we should be treated as a publicly traded partnership, taxable as an association. We plan to carefully monitor the type of interest income we receive to avoid such a circumstance. However, there can be no assurance that such monitoring will be effective in all events to avoid the receipt of more than 10% contingent interest in any given year, because circumstances outside of our control could cause such a result.

If for any reason less than 90% of our gross income constitutes "qualifying" income, items of income and deduction would not pass through to our members and our members would be treated for federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at regular corporate rates on any portion of our net income that did not constitute tax-exempt income. In addition, a portion of our federally tax-exempt income may be included in determining our alternative minimum tax liability. Distributions by us to our members would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, which would include tax-exempt income, as well as any taxable income we might have, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us and our members.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our Class A Units, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our Class A Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our Class A Units, you should satisfy yourself that:

·your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

·your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan's investment policy;

·your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

·your investment will not impair the liquidity of the trust, plan or IRA;

·your investment will not produce "unrelated business taxable income" for the plan or IRA;

·you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

·your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our Class A Units constitutes a prohibited transaction under the Code, the "disqualified person" that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "seek," "may," and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•our ability to effectively deploy the proceeds raised in this offering;

•our ability to attract and retain investors;

•changes in economic conditions generally and the real estate and securities markets specifically;

•expected rates of return provided to investors;

•the ability of our sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•our ability to retain and hire competent employees and appropriately staff our operations;

•legislative or regulatory changes impacting our business or our assets (including changes to the laws governing taxation and SEC guidance related to Regulation A or the JOBS Act);

•changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•our ability to access sources of liquidity when we have the need to fund redemptions of Class A Units in excess of the proceeds from the sales of our Class A Units in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Investment Company Act and other laws; and

•changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

DETERMINATION OF OFFERING PRICE

The Offering price for the Class A Units has been determined by the Managing Member based upon the NAV of the assets as of the end of the prior fiscal quarter.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from the Class A Units being offered in this offering circular, assuming we sell $47.1 million in Class A Units, which represents the value of shares available to be offered as of the date of this offering circular out of the rolling 12-month maximum offering amount of $50 million in our Class A Units. Our price per share is currently $ 10. The price per share will be adjusted every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our Class A Units outstanding as of the end of the prior fiscal quarter (NAV per share).

Through December 31, 2018 our ongoing offering has raised $2.9 million with total capital contributions (including reinvestments) of approximately $3.03 million in capital pursuant to Regulation A. We have used and expect to continue to use substantially all of the net proceeds from this and our prior offering (after paying or reimbursing organization and offering expenses) to originate, acquire and structure a diversified portfolio of commercial real estate loans, as well as commercial real estate debt securities and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in real estate and real estate related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

	Offering Amount %	Maximum Offering Amount	Offering Amount %
Gross Proceeds	100%	$47,100,000.00	100%
Estimated Offering Expenses (2)(3)	0.32%	$150,000.00	0.32%
Selling Commissions and Fees	0.0%	$ 0 .00	0.0%
Non-Accountable Expense Allowance	0.0%	$ 0 .00	0.0%

Net Proceeds	99.68%	$ 46,950 ,000.00	99.68%
Estimated Amount Available for Investment	99.68%	$ 46,950 ,000.00	99 .68%
Total Use of Proceeds	100%	$47,100,000.00	100%

[1] This is a "best efforts" offering. We did not start operations or draw down on investors' funds and admit investors as members until we raised $1,000,000 in this offering. Investors should make checks payable to “Secured Real Estate Income Strategies, LLC.”

2 Amount reflected is an estimate and may be more or less than the estimate. Includes all expenses to be paid by us to third parties in connection with the formation of the company and the qualification of the offering, and the marketing and distribution of Class A Units, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Class A Units under federal and state laws, including taxes and fees and accountants' and attorneys' fees. See "Plan of Distribution."   None of the foregoing items shall be paid to or received by any underwriter or related person.

3 After we have raised $1,000,000 in this offering and have begun our operations, we will reimburse our Managing Member for organization and offering costs of approximately $150,000.  Please see "Management Compensation" for a description of additional fees and expenses that we will pay our Managing Member. None of the foregoing items shall be paid to or received by any underwriter or related person.

PLAN OF OPERATION

General

We are a Delaware limited liability company formed for the purpose of investing in a diversified portfolio of real estate loans and other debt instruments collateralized by first and second position security interests in residential and real estate in the U.S. and the underlying real estate collateral. We acquire senior and subordinate mortgage bridge and other real estate loans, and to invest in real estate and real estate-related debt instruments primarily originated by our affiliates at fair market prices and commercially reasonable terms. In addition, we may acquire any real properties or real estate equity investments that in the opinion of our Managing Member, meets our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through direct loan origination, the acquisition of individual loans or loan portfolios. As of the date of this offering circular, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

SREIF Manager II, LLC is our Managing Member. As our Managing Member, it will manage our day-to-day operations and our portfolio of real estate loans, real estate and other real estate-related assets. Our Managing Member also has the authority to make decisions regarding the operations of the Company as set forth in our Operating Agreement.  The Managing Member has delegated responsibility and authority for making investment decisions for the Company to Good Steward Capital Management, Inc., an Arizona Corporation, pursuant to an Investment Management Agreement dated July 1, 2016. The Investment Manager will provide investment management, advisory, asset management, marketing, investor relations and other administrative services on our behalf.

Competition

Our net income depends, in large part, on our ability to originate investments with attractive risk-adjusted yields. In originating these investments, we compete with other mortgage funds, banks, specialty finance companies, savings and loan associations, REITS, mortgage bankers, private money lenders, hedge funds, private funds, other lenders and other entities, as well as online lending platforms, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous mortgage funds with loan origination and asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and penetration, relationship status, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in acquiring the assets that we have targeted. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct and from any undistributed funds from our operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Our independent auditors included an explanatory paragraph in their report regarding such matter.  For information regarding the anticipated use of proceeds from this offering, see "Estimated Use of Proceeds."

We commenced operations on February 20, 2018 upon raising the minimum of $1,000,000 in gross offering proceeds.  If we are unable to raise substantially more than $1,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses related to reporting obligations under Regulation A, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have short term related-party debt primarily incurred for offering costs, but do not otherwise plan to employ leverage as part of our strategy. Our Managing Member may, in the future, modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Managing Member. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Managing Member in connection with the selection and origination or purchase of investments, the management of our assets and costs incurred by our Managing Member in providing services to us. For a discussion of the compensation to be paid to our Managing Member, see "Management Compensation".

Warehousing of Assets

As an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, one or more affiliates of our Managing Member may close and fund each loan or other investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised.  We may then acquire such investment at a price equal to the fair market value of such investment, which will generally equal the cost of the investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Results of Operations

On February 20, 2018, we commenced operations upon our satisfying the $1.0 million minimum offering requirement for our initial Offering. Income of $129,650 was generated during the year ended December 31, 2018. For the year ended December 31, 2017, we had no income.

Offering Results

We have offered, are offering, and will continue to offer up to $47.1 million in Class A Units in our Offering in any given twelve month period. As of December 31, 2018 and June 30, 2018, we have raised total gross offering proceeds of approximately $ 3.03 million and $1.87 million, respectively, from settled subscriptions.  As of December 31, 2018 and June 30, 2018 we have settled subscriptions in our Offering and private placements of approximately $ 3.03 million and $ 1.87 million, respectively, of our Class A Units. Assuming the settlement for all subscriptions received as of December 31, 2018, approximately 4,696,726 of our Class A Units remained available for sale to the public under our Offering. The price per units for our Class A Units remains $10.00 per share, but is adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year (or as soon as commercially reasonable and announced by us thereafter), and will equal the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our Class A Units outstanding as of the end of the prior fiscal quarter (NAV per share). Although we do not intend to list our Class A Units for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our members with limited liquidity on a monthly basis, after observing a mandatory 60 day waiting period, for their investment in our shares.

Distributions

While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates.

 On March 15, 2018 we paid our first distribution to members for the distribution period of 20th February through 28th February 2018. In addition, our Manager has declared Monthly distributions for members of record as of the close of business on each day for the periods as shown in the table below:

Distribution Period	Monthly Distribution Amount/Common Share	Date of Declaration	Payment Date (1)	Annualized Yield (2)
02/20/18 - 02/28/18	0.020	02/28/18	03/15/18	8%
03/01/18 – 03/31/18	0.066	03/31/18	04/16/18	8%
04/01/18 – 04/30/18	0.066	04/30/18	05/15/18	8%
05/01/18 – 05/31/18	0.066	05/31/18	06/15/18	8%
06/01/18 – 06/30/18	0.066	06/30/18	07/16/18	8%
07/01/18 - 07/31/18	0.067	07/31/18	08/15/18	8%
08/01/18 – 08/31/18	0.066	08/31/18	09/14/18	8%
09/01/18 – 09/30/18	0.066	09/30/18	10/16/18	8%
10/01/18 - 10/31/18	0.066	10/31/18	11/16/18	8%
11/01/18 – 11/30/18	0.065	11/30/18	12/14/18	7.8%
12/01/18 – 12/31/18	0.066	12/31/18	01/15/19	8%

(1)	Dates presented are the dates on which the distributions were, or are, scheduled to be distributed; actual distribution dates may vary.

(2)

Annualized yield numbers represent the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $10.00 per share purchase price. While the Manager is under no obligation to do so, each annualized basis return assumes that the Manager would declare distributions in the future similar to the distributions for each period presented, and there can be no assurance that the Manager will declare such distributions in the future or, if declared, that such distributions would be of a similar amount.

(3)	Weighted average monthly distribution amount per common share is calculated as the average of the daily declared distribution amounts from February 2018 through December 2018.

(4)	Weighted average annualized yield is calculated as the annualized yield of the average monthly distribution amount for the periods presented, using a $10.00 per share purchase price.

Any distributions that we make directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Our distributions will generally constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Redemption Plan

We have adopted a redemption plan whereby, on a monthly basis, after observing a mandatory 60-day waiting period, a member may obtain liquidity as described in detail in our Offering Circular. However, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, following any material decrease in our NAV, or for any other reason.

During year 2018, approximately 38,500 Class A Units have been submitted for and 100% of such redemption requests have been honored.

Critical Accounting Policies

Our accounting policies have been established to conform with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of asset

s and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management believes that we have made these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We continually test and evaluate these estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from these estimates and assumptions. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements

Sources of Operating Revenues and Cash Flows

We expect to primarily generate revenues from net interest income on our commercial real estate debt investments, as well as cash flow distributions and equity in earnings from our investments in unconsolidated joint ventures. We may also seek to acquire investments which generate attractive returns without any leverage.

Results of Operations

For the twelve months ended December 31, 2018 and 2017, we had total net income/(loss) of approximately $129,650 and ($18,404), respectively.

The Company had $ 2,552,000 in investments as of December 31, 2018 and no investments as of December 31, 2017.

Income

Interest Income

For the twelve months ended December 31, 2018 and 2017, we earned interest income of approximately $186,879 and none, respectively, from our investments.

Expenses

General and Administrative

For the twelve months ended December 31, 2018 and 2017, we incurred general and administrative expenses of approximately $85,893 and 9,939, respectively, which included auditing and professional fees, bank fees, organizational costs and other costs associated with operating our business.

Asset Management Fees

For the twelve months ended December 31, 2018 and 2017, we incurred asset management fees of approximately $ 32,385 and none, respectively. The increase in the amount of asset management fee is attributable to our increase in our NAV, as the asset management fee is calculated as percentage of NAV each month. The increase in NAV is attributable to both an increase in capital raised, and the strong performance of our equity method investees.

Liquidity and Capital Resources

We require capital to fund our investment activities and operating expenses. Our capital sources may include net proceeds from our Offering, cash flow from operations, net proceeds from asset repayments and sales, borrowings under credit facilities, other term borrowings and securitization financing transactions.

We are dependent upon the net proceeds from our Offering to conduct our operations. We obtain the capital required to primarily originate, invest in and manage a diversified portfolio of commercial real estate investments and conduct our operations from the proceeds of our Offering and from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of December 31, 2018 we had deployed approximately $ 2.55 million for 9 investments and had around $ 3 thousand in cash and cash equivalents. We anticipate that proceeds from our Offering will provide sufficient liquidity to meet future funding commitments and costs of operations as of December 31, 2018.

As of December 31, 2018 and December 31, 2017, we had no outstanding debt.

We may employ leverage to enhance total returns to our members through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio-wide leverage is between 50-85% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long-term, non-recourse, non-market-to-market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-market-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee. In order to manage this liquidity, we have a Sixth Amended and Restated Promissory Grid Note that allows us up to $10.0 million in additional liquidity in an agreement executed with our Sponsor (see Note 7 – “Related Party Arrangements—Rise Companies Corp, Member and Sponsor” in our financial statements). Additionally, we have the ability to raise an additional amount of our Class A Units representing the maximum number of shares available to be offered out of the rolling 12-month maximum offering amount of $50.0 million in our Class A Units.

Outlook and Recent Trends

We believe that the near and intermediate-term market for investment in select commercial real estate properties, commercial real estate equity investments, joint venture equity investments, and other real estate related assets is compelling from a risk-return perspective. Given the prospect of a continued tightening of Federal Reserve monetary policy, we continue to favor a strategy weighted toward targeting equity investments with significant potential value creation but below the radar of institutional-sized investors. In contrast, returns typically associated with core real estate properties in major gateway markets, and stabilized trophy assets have generally become overpriced in a pursuit of safety over value. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our members.

Off-Balance Sheet Arrangements

As of December 31, 2018 and December 31, 2017 we had no off-balance sheet arrangements.

Related Party Arrangements

For further information regarding “Related Party Arrangements,” please see “Note 7, Related Party Arrangements” in our financial statements.

Market Outlook — Real Estate Finance Markets

FCI Lender Services, Inc, one of the largest non-bank originated loan servicers, recently estimated the US real estate private-lending industry generates approximately $65 billion in mortgages per annum7. Based on our research, we believe the private commercial real estate lending market will continue to have a promising outlook over the short and medium term, with lending to the residential and small commercial real estate sectors all projected to grow in the coming years.

According to the Urban Land Institute, the value of commercial real estate in the US is expected to grow 3.6% every year through 2018. The same report indicates that single-family housing starts are projected to increase from 714,600 units in 2015 to 900,000 units in 2018.8. In addition, the residential apartment market is expected to experience solid growth in the coming years, as housing construction increases and home values rise. According to Freddie Mac, the multifamily housing market will also "remain strong into the foreseeable future"9.According to the ULI, apartment rental rate growth is expected to grow in 2016 and '17 by 3.6% and 3.0%, respectively, and remain above the 20-year average growth rate of 2.8%.10 A recent report by CBRE indicates the senior housing market has a very strong long-term outlook11, with demand increasingly steadily and reliably as the US population ages. Student housing is expected to grow in the near term12, with the student population increasing to 23 million by 2020. Student housing sales have increased significantly in the last 10 years, and the student population has steadily increased over the last 20 years.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe we have a number of competitive advantages that will enable us to continue to deliver value to our investors in the face of increasing competition. These include:

·	An experienced Investment Team that has worked together for more than a decade;

•	Extensive experience managing large real estate construction, development and rehabilitation projects through several real estate cycles;

•	Relationships developed over the investment team's decades of experience in the industry;

•	Proactive, experience-driven deal sourcing and underwriting processes;

•	Investment process underpinned by hands-on asset management; and

•	Experience and flexibility to adapt and manage the Company portfolio to meet the requirements of a changing Real Estate marketplace

Risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Managing Member to acquire new loans or investments with attractive risk-reward dynamics or the ability of our borrowers to refinance loans or sell their properties and pay off our loans.

7 Source: http://www.wsj.com/articles/private-lenders-remodel-the-mortgage-market-1462984898

8Source: Urban Land Institute http://uli.org/research/centers-initiatives/center-for-capital-markets/barometers-forecast-and-data/uli-real-estate-consensus-forecast/

9 Source: FreddieMac MultiFamily Outlook 2016 http://www.freddiemac.com/multifamily/pdf/freddieMac_mf_outlook_2016.pdf

10 Source: Urban Land Institute http://uli.org/wp-content/uploads/ULI-Documents/ULIREConsensusForecast_Spring2016.pdf

11 Source: CBRE Investor Survey and Market Outlook February 2016 http://www.cbre.us/services/valuationadvisory/AssetLibrary/CBRE_SeniorsHousing_InvestorSurvey_H2_2015.pdf

12 Source: CCIM http://www.ccim.com/cire-magazine/articles/323626/2014/09/student-housing-stats/?gmSsoPc=1

Over the short term, we remain cautiously optimistic about the opportunity to acquire loans and investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting short investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows

Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

Financial assets and liabilities whose values are based on the following:

•quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

•quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

•pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the "bid" price at the close of business on such day and if sold short at the "asked" price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally, these prices will be provided by a recognized financial data service provider.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 "Accounting for Certain Investments in Debt and Equity Securities" ("ASC 320"). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will determine the fair value of our available for sale securities pursuant to the guidance in ASC 820.

Revenue Recognition

We recognize interest income from our real estate debt investments on an accrual basis over the life of the investment using the effective interest method. We recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We recognize fees on commitments that expire unused at expiration.

We recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with EITF 03-1 "The Meaning of Other than Temporary Impairment and its Application to Certain Investments." If it is determined the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We establish allowances for real estate debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

GENERAL INFORMATION

Secured Real Estate Income Strategies, LLC, is a Delaware limited liability company organized on June 15, 2016 for the purposes of investing in a diversified portfolio of real estate loans and other debt instruments collateralized by first and second position security interests in residential and real estate in the U.S. and the underlying real estate collateral. The Company was originally registered in the State of Delaware as Secured Real Estate Income Fund II, LLC and changed its name to Secured Real Estate Income Strategies, LLC in June 2017. We intend to acquire senior and subordinate mortgage bridge and other real estate loans, and to invest in real estate and real estate-related debt instruments primarily originated by our affiliates at fair market rates and commercially reasonable terms. In addition, we may acquire any real properties or real estate equity investments that in the opinion of our Managing Member, meets our investment objectives. The Company may also finance real estate projects using other funding methods, including (but not limited to) joint venture equity financing. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through direct loan origination, the acquisition of individual loans or loan portfolios.

Our Operating Agreement provides that the Company will continue until the completion of the winding up of the business and affairs of the Company.  The Operating Agreement does not provide for an annual or other regular meeting of the members.

Investment Objectives

Our investment objectives are:

·to pay attractive and consistent cash distributions; and

·to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Managing Member will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Managing Member's investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our members.

Investment Strategy

Through December 31 2018, our ongoing offering has raised approximately $100 million in capital.  We have used and intent to continue to use substantially all of the proceeds of this offering to acquire, asset manage, syndicate and opportunistically sell investments in a variety of real estate loans, land development loans and other real estate secured loans. For its loan portfolio, the Company will secure Loans with first and/or second position security interests. The Company may also finance real estate projects using other funding methods, including (but not limited to) joint venture equity financing.

The Company's loan products will be short-term Loans, which will be characterized with the following targeted parameters:

1.Twelve (12) to twenty-four (24) month note secured by first or second position deeds of trust, mortgage, security deed or similar instruments;

2.Borrowers may be required to pay interest-only payments and shall also pay loan origination fees or loan arrangement fees in the amount of two (2) or more points;

3.Loan amount can include acquisition, development, improvement, or new construction loans with the associated costs;

4.Subject to possible tax restrictions, some of the Loans may utilize Shared Appreciation Mortgages ("SAMs," also known as Contingent Interest Notes) in order to secure an equity position in the underlying collateral. For such financing the Company's targeted share of the return is 10% or greater of the appreciation in equity;

5.Loans will be extended to borrowers in relation to undervalued or distressed, non-owner occupied, single family or multi-family residences (including condos, townhomes and Planned Unit Developments), as well as for land development and new construction, and commercial properties (office, retail and other);

6.Loan amounts will usually be based on 70% or less of the As-Completed Value of the property excluding interest reserves. This figure may increase if sufficient additional collateral is provided by the borrower;

7.Short-term loans allow borrowers to purchase properties that may not qualify for financing through conventional mortgage lenders. Once the property is rehabilitated or developed, the borrower may sell the property wholesale or retail;

8.Loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured;

9.Loans will be made throughout the United States, with a particular focus in the Western United States and California;

10.Exit fees may be payable to the Company by the borrower upon sale or resale of property and/or loans. All exit fees on loans in which the Company is the lender, co-lender, or fractional lender, shall be payable to the Company. In the event the Company is the co-lender or a participating or fractionalized lender, the Company shall receive its pro-rata share of the exit fee based on its time and ownership percentage of the loans;

11.Once sufficiently capitalized ($1,000,000 in invested capital), the Company will seek to invest no more than ten percent (10%) of its assets in any single loan.

The Company will also make, purchase, and otherwise acquire Loans that have the option to acquire property for longer term investment.

The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single family residential properties.  Because such legal aspects are governed primarily by the applicable laws of the state in which the related mortgaged property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties are situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

General

All of the Loans are evidenced by a promissory note secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are in this offering circular collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties – a mortgagor, who is usually the owner of the subject property (or, in the case of a Loan secured by a property that has been conveyed to an inter-vivos revocable trust, the settlor of such trust) – and a mortgagee.  In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the mortgage loan and the mortgage.  In contrast, a deed of trust is a three party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the mortgagee) for whose benefit the conveyance is made.  As used in this offering circular, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.  Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.  In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor.  The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.

Condominiums

Certain of the Loans may be loans secured by condominium units.  The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership.  Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit.  The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.  The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Foreclosure

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the mortgagee's right to foreclose is contested, the legal proceedings can be time consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure; particularly where the mortgagee is occupying the property securing the Loan.  These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the mortgagee to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the mortgagee's and have required that mortgagees reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the mortgagee to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/mortgagee to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.  In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the mortgagee to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a mortgagee.  Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the mortgagee will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the mortgagee will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale.  The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property.  Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a mortgagee.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due on sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default.  Any additional proceeds are generally payable to the mortgagor.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the mortgagee to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Mortgagees

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee.  Some states require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor.  In certain other states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the mortgagee, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a mortgagee will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting such election, is that mortgagees will usually proceed against the security first rather than bringing a personal action against the mortgagor.  Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage mortgagee to realize upon collateral or enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value.  The delay and the consequences of such delay caused by such automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate mortgagee secured by a mortgage on the property) may stay a senior mortgagee from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.  Under Chapter 7, the assets of the debtor are liquidated and a mortgagee secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset.  See "—Foreclosure" above.  A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.  Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan.  (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the mortgagee provided certain substantive and procedural safeguards are met.  Under the Bankruptcy Code, the mortgagee's security interest may be reduced to the then current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the mortgagee as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan.  A mortgagor's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount.  Other modifications to a mortgage loan may include a reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan.  In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to decelerate and reinstate the original mortgage loan payment schedule, even though the mortgagee accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code.  Under a Chapter 13 plan, curing of defaults must be accomplished within the five-year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgagee if the mortgagor elects to retain the property, the property is the mortgagor's principal residence and the property is the mortgagee's only collateral.  Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy).  Under several recently decided cases, the terms of such a loan can be modified in the manner described above.  While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision.  If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Loan, it is possible that the Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding.  Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the mortgagee.  Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.  The Code provides priority to certain tax liens over the lien of the mortgage

If a borrower defaults, the Company may foreclose on the property corresponding to the Loan. The terms of Loans with respect to default and foreclosure will vary. Loan documents may provide, for example, that a default by the borrower on any other loan or obligation made or arranged by the Company will cause the Company (or lead lender) to declare a default under the deed of trust relating to the Loan. The Company may add a shortfall from the borrower on one loan to the payoff demand on another loan from the same borrower; in such a case, the Company would direct the shortfall amount back to the first loan.

The Company may also determine that an advance is necessary and prudent to protect Investors' interests. Such instances might include the cancelation or expiration of insurance, the delinquency of property taxes, removal of mechanic's liens, additional expenses necessary to complete construction, expenses to market the property, or any other expenses that Company deems necessary. Any such advances would be added to the Loan amounts, bear interest at the loan rate, and, in the case of forced insurance, may be significantly more expensive than conventional fire insurance.

Most Loans either provide for monthly payments of interest only or do not require any payments and only require the borrower to make a "balloon" payment of the unpaid principal and interest at the end of the loan term.  Some Loans may be partially amortized loans, and will require the borrower to make a "balloon" payment of the unpaid principal and interest at the end of the loan term. The Company does not currently expect to make or arrange loans that contain provisions for negative amortization.

From time to time, the Company will rewrite loans requiring "balloon" payments that the Company has previously made to a borrower. With respect to such rewritten loans, the Company will apply the same underwriting guidelines and may not obtain a new appraisal of the property.

Construction, Rehabilitation, Home Improvement and Entitlement Loans.

Some Loans may relate to construction loans for various types of properties, including single family residential, condominiums, multi-family residential, apartment complexes, student housing, industrial, all varying kinds of commercial (including but not limited to shopping center, office, multiuse, storage), foreclosed (REO), unimproved land with entitlements, small tract properties, and other kinds of varying real estate transactions. The loan underwriting for construction, rehabilitation and unimproved land with entitlement loans is typically based upon a determined ARV "as completed" value, i.e., the projected value of the property after the completion of the construction or rehabilitation of a property. Special builder's risk insurance, or "course of construction" insurance, may be required by the Company in these cases.

Although construction Loans will be fully funded at the closing of the Loans, the proceeds of a construction loan may be disbursed by the Company or a designated servicer either directly to the borrower or to a construction or builder's fund control Company (which may be affiliated with the Company) as agent for the Members.  The borrowers will typically be required to enter into a construction loan agreement that governs the release of the loan proceeds in a number of draws. Disbursements would be made by the Company, its authorized agent, or the construction or builder's fund control Company only as portions of the construction work are completed, and only upon instructions from the Company or its agent after monitoring such progress, with the amount of disbursement based upon a percentage of work completed. The laws of some states compel only one disbursement of funds, or prohibit collection of monthly interest in funds not yet disbursed. Disbursements may include interest on the construction loan and advance payments to the Investors of up to three months' interest or more. The amount of the disbursement to pay the contractor and the subcontractors generally would be based upon a percentage of completion of construction. In its discretion, the Company may require the retention of a percentage of the amounts paid to the contractor or subcontractors. Disbursements may be made directly to the borrower or contractors or subcontractors or jointly to the borrower and to the contractors or the subcontractors or jointly to the contractors and subcontractors.

For rehabilitation Loans, a portion of the Loan proceeds will typically be disbursed directly to the borrower or to a construction or builder's fund control Company, and the borrower would enter into a loan disbursement agreement that will govern the release of the portion of the loan proceeds that are intended to be used for repairs and rehabilitation. The borrower will generally be required to commence work promptly, and the Company will generally limit the initial amount released to the borrower to one-half of the total amount of the retained proceeds, although this figure can vary. In most cases, Company will require the borrower to have already completed certain line items within the scope of work before they will be entitled to receive any money. Construction or rehabilitation disbursements will be made by the Company, its servicing agent, or the construction or builder's fund control Company based on the disbursement schedule and fund control authorization. The laws of some states compel only one disbursement of funds, or prohibit collection of monthly interest in funds not yet disbursed. If the improvements have not been completed within the time period set forth in the construction or rehabilitation agreement, or if the Company were to determine that the balance of the loan proceeds was not sufficient to complete the construction, then the Company or its loan servicer may use any remaining retained funds to complete the construction or may require the borrower to deposit additional funds with the Company or the construction or builder's fund control Company.

Interest on this type of Loan or Loan Interest will accrue as set forth in the applicable Note.  Upon any default pursuant to a Loan or Loan Interest, the Company or its loan servicer may apply all or any portion of the amount in the Company's trust account or held by the construction or builder's fund control Company to amounts due under the Loan.

For some projects, the Company will require the borrower to obtain builder's risk insurance, which is also known as course of construction insurance. This specialized insurance is intended to insure structures while they are under construction. Materials, fixtures and appliances that are intended to become an integral part of the structure being built are also insured. The insurance is provided for loss resulting from accidental direct physical damage to the structure under construction. The policies generally include broad coverage, but exclude earthquake, flood and damage caused by earth movement. Some builder's risk policies limit coverage to physical damage caused by specifically named perils, such as fire and theft. These perils would be specifically listed in the policy.

Special Considerations in Connection with Junior Encumbrances

In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and more junior deeds of trust ("junior encumbrances"). By its very nature, a junior encumbrance is less secure than a more senior lien.  If a senior lien holder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lien holder will receive nothing.  Because of the limited notice and attention given to foreclosure sales, it is possible for a junior lien holder to be sold out, receiving nothing from the foreclosure sale, although all legal methods of recouping the LP's investment will be exhausted.  By virtue of anti-deficiency legislation, discussed above, a junior lien holder may be totally precluded from any further remedies.

Accordingly, a junior lien holder may find that the only method of protecting its security interest in the property is to take over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (1) find a purchaser for the property at a price which will recoup the junior lien holder's interest, or (2) to pay off the senior encumbrances so that the junior lien holder's encumbrance achieves first priority.  Either alternative may require the LP to make substantial cash expenditures to protect its interest.

If the borrower defaults solely upon his, her or its debt to the Company while continuing to perform with regard to the senior lien, the Company (as junior lien holder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally.  Upon foreclosure by a junior lien, the property remains subject to all liens senior to the foreclosed lien.  Thus, if the Company were to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

The standard form of deed of trust used by most institutional lenders, like the one that will be used by the Company or its Affiliates, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust in such order as the beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazards insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan in respect of the Company.  The amount of such proceeds may be insufficient to pay the balance due to the Company, while the debtor may fail or refuse to make further payments on the damaged or condemned property, leaving the Company with no feasible means to obtain payment of the balance due under its junior deed of trust.  In addition, the borrower may have a right to require the lender to allow the borrower to use the proceeds of such insurance for restoration of the insured property.

The Company's forms of promissory notes and deeds of trust, like those of many lenders, contain "due-on-sale" clauses, which permits the Company to accelerate the maturity of a loan if the borrower sells, conveys or transfers all or any portion of the property, but may or may not contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust).  The enforceability of these types of clauses has been the subject of several major court decisions and legislation in recent years.

Due-on-Sale:  Federal law now provides that, notwithstanding any contrary pre-existing state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985.  On the other hand, acquisition of a property by the Company by foreclosure on one of its loans may also constitute a "sale" of the property, and would entitle a senior lien holder to accelerate its loan against the Company.  This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan.  In that event, the Company may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

Due-on-Encumbrance:  With respect to mortgage loans on residential property containing four or less units, federal law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust).  This prohibition does not apply to mortgage loans on other types of property. Although many of the Company's junior lien mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by properties that do not qualify for the protection, including (without limitation) small apartment buildings or commercial properties.  Junior lien mortgage loans made by the Company may trigger acceleration of senior loans on properties if the senior loans contain valid due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration are anticipated to be minor.  Failure of a borrower to pay off the senior loan would be an event of default and subject the Company (as junior lien holder) to the risks attendant thereto.  It will not be customary practice of the Company to make loans on non-residential property where the senior encumbrance contains a due-on-encumbrance clause.

Bankruptcy Laws

If a borrower files for protection under the federal bankruptcy statutes, the Company will be initially barred from taking any foreclosure action on its real property security by an "automatic stay order" that goes into effect upon the borrower's filing of a bankruptcy petition.  Thereafter, the Company would be required to incur the time, delay and expense of filing a motion with the bankruptcy court for permission to foreclose on the real property security ("relief from the automatic stay order"). Such permission is granted only in limited circumstances.  If permission is denied, the Company will likely be unable to foreclose on its security for the duration of the bankruptcy, which could be a period of years.  During such delay, the borrower may or may not be required to pay current interest on the Company loan.  The Company would therefore lack the cash flow it anticipated from the loan, and the total indebtedness secured by the security property would increase by the amount of the defaulted payments, perhaps reaching a total that would exceed the market value of the property.

In addition, bankruptcy courts have broad powers to permit a sale of the real property free of the Company's lien, to compel the Company to accept an amount less than the balance due under the loan and to permit the borrower to repay the loan over a term which may be substantially longer than the original term of the loan.

Prepayment Charges

Loans may provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loan.  The Managing Member reserves the right, but has no obligation, at its business judgment to waive collection of prepayment penalties.  Applicable federal and state laws may limit the prepayment charge on residential loans.  For commercial or multi-family loans there is no federal law that limits the prepayment amount charge, but applicable state laws may vary.

Market Conditions and the Investment Opportunity

While the real estate market has recovered significantly, lending terms from banks have remained more restrictive than they were before the "Great Recession". The Managing Member believes this creates an opportunity for the Company to lend money for projects with relatively short-term appreciation potential.  That appreciation can come from rehabbing a distressed property, creating a new property through construction, or developing land into ready-to-build lots.  The Managing Member will seek opportunities with borrowers who present such projects and will invest in those projects which meet its criteria for security and return potential.  We believe that our investment strategy combined with the experience and expertise of our Managing Member's management team will provide opportunities to originate investments with attractive current and accrued returns and strong structural features directly with real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our members.

The Managing Member will retain the option to use Leverage (borrowing money to improve loan yields) as appropriate in the opinion of the Managing Member.  The Managing Member will also retain the option of co-investing in projects, fractionally or in whole, in priority positions, and/or same positions and/or subordinate positions.  Management may also co-invest with other individuals, companies, pools and/or funds to expand investment opportunities or to diversify the Company's loan and real estate portfolio.

Subject to possible tax restrictions, the Company may utilize Shared Appreciation Mortgage or "SAM" in connection with a portion of the Loans.  The SAM component (also known in the industry as "Contingent Interest") enables the Managing Member to increase the effective yield of loans in those cases where the borrower is able resell their properties at a net profit.  This approach allows the fund members and Managing Member to participate in the appreciation of the property while minimizing downside risk by avoiding having a direct equity position in the property.

The Managing Member believes this strategy to be an excellent fit for the current market conditions.  However, the Managing Member will continue to evaluate the real estate market as a whole along with its investment strategies in order to pursue to opportunities which represent the best risk/reward profile in the Managing Member's opinion.  As a result, the Managing Member's strategy could well change one or more times over the life of the fund.

The Managing Member sees the Company's strategy as appropriate at this time and has planned accordingly. If banks and conventional lending institutions make capital more readily available, borrowers may not be willing to share equity from their projects nor pay interest rates in excess of 10% and loan arrangement and origination fees. For these reasons, the Managing Member is prepared to change the Company's strategy as market conditions change, or to wind down the fund if the then-current market conditions so warrant.

Risk Mitigation

Please see "Risk Factors" for a complete discussion of the risks associated with the Company, its business, taxes, and the lending business.

The Company believes it may be able to mitigate some of the risks set forth in "Risk Factors" by implementing one or more of the following policies. The Company will use its sole and absolute discretion in determining which, if any, of the following policies will mitigate the Risk Factors set forth below. The Company is neither obligated nor required to implement any of the following policies, and also reserves the right to implement alternative risk mitigating policies.

Short term (twelve (12) to twenty-four (24) month) loan defaults are reduced by:

1.Emphasizing thorough due diligence of the borrower during the underwriting process, requiring verification of the borrower's income, assets and credit. In a buy and hold lending scenario, these guidelines typically mirror conventional underwriting guidelines, and borrowers are pre-qualified for conventional take-out financing options if necessary. In a fix & flip or develop and sell scenario, though, more attention may be paid to the value of the asset itself if the borrower is experienced as a real estate investor and developer;

2.Implementing a "Cash Flow Valuation" policy as a part of the valuation process of the underlying asset for Buy and Hold loans which have regular rental income. In this model, a standard appraisal is obtained from a licensed third-party appraiser; however, the value of the asset is determined by its ability to maintain positive cash flow as an income property against its total debt obligation. This proprietary method of appraising collateral eliminates subjective opinion of value found in most appraisals and reduces loss from over-valuation;

3.Collecting interest payments for the basic loan term up front which are held in escrow in an Interest Reserve Account, which lowers the Company's exposure to the potential for non-payment of interest payments;

4.Requiring a twelve (12) to twenty-four (24) month balloon note thereby reducing the amount of time during which a borrower's personal financial situation and economic conditions can change

5.An expectation to diversify risk over multiple loans.

6.The Company limits its Loan to Value Ratio to 70% LTV of after-completion value, (excluding any interest payments that are held in escrow in a loan interest reserves account) creating a 30% or higher equity "cushion" in its position. This LTV figure may increase if sufficient additional collateral is provided by the borrower. Even though declines in real estate values could decrease the Company's equity position in the short term, it would take upwards of a 30% decline in prices over a six to twelve-month period to experience a loss in principal due to declining market conditions

7.Utilizing a builders control mechanism that answers directly to the Company's Managing Member to conduct on-site inspections of the subject collateral before and during the rehab to help prevent cost-overruns.13 During the underwriting process, the Managing Member's builders control – a licensed General Contracting firm– walks the property with the borrower's contractor to verify the existing bid for accuracy in scope of work, material and labor costs. The budget is then divided into a multiple draws, the first of which must be at least 70% material costs. Following completion of each phase of construction, the builder's control returns to the job site to confirm the completion before the next draw is released

8.Concentrating on specific submarkets where housing is at a premium or neighborhoods are attractive

In addition, the Managing Member recognizes the need for complete transparency and accountability to its Investors, and plans to utilize third party bookkeeping and accounting firms to perform quarterly financial statements and year-end financial statements for the Company.  The Company may also employ one or more groups to provide fund administration services, which may be the Investment Manager.

Should market conditions change nominally the Company will modify its strategy accordingly. However, should market conditions change substantially the Managing Member will assess the possibility of winding down  the Company before thirty years elapse, and will have authority to make such a decision at its sole discretion.

Deal Sources and Deal Flow

In executing on our business strategy, we believe that we will benefit from the track record and extensive experience of our Managing Member, Investment Manager and their respective principals, officers, managers, members and other entities affiliated with the Company, the Managing Member, the Investment Manager and their related officers, directors and owners ("Affiliate"). Specifically, we believe that we will benefit from the extensive combined operational experience of Good Steward Capital Management Inc. (the "Investment Manager") and GCA Equity Partners, LLC, a principal of the Managing Member ("GCA", and, together with the Investment Manager, the "Sponsors"). The Company's investment opportunities are sourced through a loan origination process that relies upon the expertise of GCA and the Investment Manager. The traditional method consists of origination through licensed broker channels, real estate agents and other conventional sources. The Sponsor, Managing Member and Investment Manager will leverage their networks of industry connections to originate bulk business through private equity funds, contractors, developers, hedge funds and larger real estate investment firms. At no time will the Company accept any loans except through licensed real estate brokers, attorneys or other licensed mortgage brokers or lenders.  The Company, the Managing Member of the Company or an Affiliate may acquire and/or obtain a license and may then broker loans to the Company for an additional fee.

Investment Company Act Considerations

Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our investments in our wholly owned subsidiaries and our investments and the investments of our wholly owned subsidiaries in real estate mortgage secured loans will qualify the Company for exemption from registration and regulation under the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly and majority owned subsidiaries, primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  In addition, we intend to conduct our operations so that they will comply with the 40% test by having our assets held through wholly owned or majority owned subsidiaries in accordance with Section 3(a)(1)(C). We expect that these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exemption set forth in Section 3(c)(5)(C) because at least 55% of the assets of the subsidiaries will be in “mortgages or other liens on and interest in real estate,” or “qualifying assets.” Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires those relying on this exception to invest at least 55% of its portfolio in qualifying assets; maintain at least 80% of its assets in qualifying real estate assets plus real estate-related assets and permit no more than 20% of the portfolio to consist of non-real estate related assets. In that the Company’s investment model and that of its wholly owned subsidiaries will be to invest in solely in real estate mortgage secured loans which are qualifying real estate assets, we believe that the investment by our subsidiaries will qualify us for exemption under Section 3(c)(5)(C).

How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating subsidiaries may rely on Section 3(c)(6) if 55% of the assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

LENDING STANDARDS AND POLICIES

General

The Managing Member will have the sole authority to manage the affairs of the Company including the sole authority to: (i) monitor and assess Company performance and set the Company's accounting procedures; (ii) oversee rehabilitation, management, leasing, and disposing of properties; and (iii) otherwise direct the day-to-day operations of the Company. The Investment Manager has been delegated the sole authority to identify properties to be loaned against or purchased by the Company.  Members will have limited rights to vote on or direct the actions of the Company and must rely upon the Managing Member to make decisions in the best interests of the Company. (See "Risk Factors—Risks Related to the Managing Member" and "Conflicts of Interests.")

General Standards for Mortgage Loans

The Company will engage in investing in loans secured by mortgages or deeds of trusts secured by real or personal property located across the United States (including the Commonwealth of Puerto Rico).  The Company's loans will not be guaranteed by any governmental agency or private entity, but may be guaranteed or cross-collateralized by affiliates and associates of the underlying borrowers.

The use of loan proceeds by the borrower will not generally be restricted. The Company may invest in loans that are themselves secured by a loan secured by a deed of trust or mortgage. In these cases the underlying loan instruments will be assigned to the Company as collateral for its loan pursuant to agreements that govern the collection of the Company's loan as well as the underlying loan collateral.

In addition to deeds of trust or mortgages, the Company may secure repayment of the loans by such devices as co-signers, promissory notes, personal guarantees, irrevocable letters of credit, assignments of deposit or stock accounts, personal property, partnership interests, and limited liability company interests.

The Company will select loans according to the standards provided below:

1.

Lien Priority.  The deeds of trusts and mortgages securing the Company's loans may be first liens, second liens, or subordinate liens at the Investment Manager and Managing Member's discretion.  In addition, the Company may fund loans in which it shares a first lien with an Affiliate as a co-lender, or the Company may fund a loan secured by a junior lien on real property to which an Affiliate has a senior lien. The Company will lend money and secure the loan by such deeds of trusts and mortgages if the Loan-to-Value ratios in Section 3 below are met.

2.	Location of Real Property Securing Loans. The Company may make loans as it deems appropriate in any state of the United States, as well as the Commonwealth of Puerto Rico.

3.

Loan-to-Value Ratio.  A loan from the Company will generally not exceed the Loan-to-Value percentage ratios set forth below.  The Loan-to-Value ratio is calculated by taking the amount of the Company's Loan combined with the amount of outstanding debt secured by other liens on the property, dividing that by the estimated completed Value of the real property securing the deed of trust or mortgage and multiplying that figure by 100 to come to a percentage.  "Value" shall be determined by an independent certified appraiser or non-certified appraiser carrying out an appraisal on the real property, or the Investment Manager, or commercial or residential real estate broker giving his, her, or its opinion of the Value of the real property.  Notwithstanding the foregoing, the Company may exceed the below stated Loan-to-Value ratios if the Investment Manager or Managing Member determines in its business judgment that a higher loan amount is warranted by the circumstances of that particular loan, such as being able to secure Loans against multiple unconnected properties, personal guaranties from the borrower, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other compensating factors that would support the Managing Member in making its decision in the best interest of the Company.

Upon analysis in approximately twenty-four (24) months, the Managing Member will re-evaluate the portfolio and Loan-to-Value ratio maximums set by the Company and may revise the Loan-to-Value ratio maximums at that time if it considers it to be in the best interests of the Company.

4. Evaluation and Pricing of Financing Opportunities

The financing of each corresponding Loan generally commences with an individual or real estate investment or development company requesting financing from the Company. The amount financed generally ranges from $50,000 to $5,000,000, and the term of the indebtedness generally ranges from six months to five years.

The Company reviews the proposed investment opportunity and pursues debt investment opportunities where the total amount of the loan, excluding loan interest reserves, will generally not exceed a certain percentage (the "Loan to Completed Value Ratio") of the value of the property securing the loan, as set forth below:

Type of Property	Loan to Completed Value Ratio (excluding loan interest reserves)
Improved Commercial or Residential	70%
New Construction; Commercial or Residential (based on after completed value)	70%
Rehabilitation; Commercial or Residential (based on after repaired value)	70%
Single-family residentially zoned lot or parcel which has installed offsite improvements including drainage, curbs, gutters, sidewalks, paved roofs, and utilities as mandated by the political subdivision having jurisdiction over the lot or parcel.	60%
Land and Entitlement	50%

In general, the Company will seek to maintain a weighted Loan to Completed Value ratio for the Company of seventy percent (70%) or less (excluding loan interest reserves); provided that the maximum Loan to Completed Value ratio for the Company may exceed such amount if the Managing Member determines in its sole discretion that it is in the best interests of the Company to exceed such ratio in any single or multiple instances.

The foregoing Loan-to-Value ratios do not apply to purchase-money financing offered by the Company.  Examples of these types of loans may be, but are not limited to, real estate owned by the Company whereby the Company decides to sell the property and carry back a loan on the property to make it cash flow positive.

5.

Terms of Loans.  The terms of the Loans will vary.  Loans generally have a term between six (6) months and two (2) years, but most Loans will have terms of twelve (12) to twenty-four (24) months.  Many loans that the Company will originate or acquire may provide for interest-only payments followed by a balloon payment at the end of the term.  For risk hedging purpose, borrowers may be required to make interest payments and in some cases, payments of principal and interest.  At the end of the term, the Company will require the borrower to pay the loan in full, to refinance the loan, or to sell the real property to pay back the loan.  The Company may allow extensions of three to six months for a fee paid by Company borrowers.

6.

Interest Rates.  Most loans acquired by the Company will provide for a higher interest rate than the mortgage rates prevailing in the geographic area where the security property is located (which will normally be at a rate of 10.0% or greater).

7.

Title Insurance.  Satisfactory title insurance coverage will be obtained for all loans and will usually be paid by the borrower.  The title insurance policy will name the Company as the insured and provide title insurance in an amount not less than the principal amount of the loan unless there is multiple forms of security for the loan, in which case the Managing Member shall use its sole business judgment in determining whether and to what extent title insurance shall be required.  Title insurance insures only the validity and priority of the Company's deed of trust or mortgage, and does not insure the Company against loss from other causes, such as diminution in the value of the secured property, loan defaults, and other such losses.

8.

Fire and Casualty Insurance.  Satisfactory fire and casualty insurance will be obtained for all improved real property loans which insurance will name the Company as its loss payee in the amount equal to the improvements on the real property.  (See "Business Risks – Uninsured Losses" below.)

9.

Mortgage Insurance.  The Managing Member does not intend to, but may if the property otherwise qualifies, arrange for mortgage insurance, which would afford some protection against loss if the Company foreclosed on a loan and there existed insufficient equity in the security property to repay all sums owed.

10.

Acquiring Loans from Other Lenders.  In the event the Company acquires loans from other lenders, the Company will receive assignments of all beneficial interest in any loans purchased, including the rights to any security liens or equity positions.

11.

Purchase of Loans from Affiliates.  The Company may purchase loans from and provide loans to the Managing Member, the Investment Manager and Affiliates so long as it meets the lending requirements set forth above.

12.

Size of Loans.  Subject to the Investment Manager's discretion, most Loans will be between Fifty Thousand Dollars ($50,000) and Five Million Dollars ($5,000,000).  Certain loans may call for a higher or lower loan amount than prescribed herein depending on specific types of projects.

13.

Equity Participation and Mezzanine Positions.  The Company may fund mezzanine mortgage loans at lower than market interest rates in order to obtain an equity interest in the underlying real property in which the Company funds the loan.  The Investment Manager will only authorize the Company to make such a loan if the Investment Manager believes in its sole business judgment that it is in the best interests of the Company to do so.

Credit Evaluations

The Managing Member will consider the general creditworthiness of a borrower to determine his, her or its ability to repay the loan according to its terms in addition to considering the loan-to-value ratios described above and secondary sources of security for repayment.  However, the Company may lend to borrowers based primarily on the value of the equity in the property, if the Managing Member, in its sole discretion, deems such a decision to be in the best interest of the Company.  The Company may acquire loans made to borrowers who are in default under other obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Loan Servicing

It is presently anticipated that all Company Loans will be serviced (i.e., loan payments collected and other services relating to the loan) by Good Steward Lending Services, Inc. or another third party loan servicing company ("Servicer") to be selected by the Managing Member.  In addition, the Managing Member or an Affiliate of the Managing Member may supervise or otherwise provide oversight of such Servicer.  At its sole election, the Managing Member may choose to service all Loans through the Managing Member (or an Affiliate of the Managing Member) rather than through the third party loan servicer.  The Servicer will be compensated by the Company, Managing Member and/or borrowers for such loan servicing activities, as is agreed upon by the Managing Member and Servicer.  To the extent applicable, the Managing Member will oversee the activities and performance of the Servicer.  (See "The Managing Member and Affiliates" below.)  At any time, at the sole and absolute discretion of the Managing Member, in an effort to maintain an effective cost structure or for any other reason (or no reason), the Managing Member may decide to service the Company loans in-house at such time as conditions warrant at applicable rates (generally between (0.25-0.50% of the unpaid principal balance of the loan per annum).

Most loans will require interest payments at the end of each thirty (30) day period, commencing on the last day of the first full month of the loan and computed on the principal balance during such thirty (30) day period. Typically, these payments will come from the loan's interest escrow account (set up at the time of loan origination).  Alternatively, borrowers can make their checks payable to the Servicer or the Company. Checks payable to the Servicer will be deposited in Servicer's loan servicing trust account, and funds will be transferred to the Company's bank or money market account.

The Company may, within its sole and absolute discretion, require the Servicer to adhere to the following Payment, Delinquency, Default, and Foreclosure practices, procedures and policies:

1.Payments. Generally, principal payments will be paid as one balloon payment at the expiration of the loan period. The payment due date will be the expiration of the Loan.

2.Delinquency. Generally, Loans will be considered delinquent if no payment has been received within ten (10) days of the payment due date. Borrower will be notified of delinquency by mail on the twelfth (12th) day after the payment due date and a late charge will be assessed. The Servicer will refer to and rely upon the late charge provisions in the applicable loan documents for each loan.

3.Default. A Loan will be considered in default if no payment has been received within thirty (30) days of the payment due date. Foreclosure may be initiated shortly after the thirty-first (31st) day after a default, with the exact timing in the business judgment of the Managing Member. However, the Managing Member will retain the option of making payments on behalf of the borrower for a limited period of time if it determines that such payments are in the best interests of the Members.  Any costs of either the foreclosure process or of loan payments are to be posted to the borrower's account for reimbursement to the Company.

4.      Foreclosure. Statutory guidelines for foreclosures in each state are to be followed by the Servicer until the underlying property is liquidated and/or the account is brought current. Any costs of this process are to be posted to the borrower's account for reimbursement to the Company. If a loan is completely foreclosed upon and the property reverts back to the Company, the Company will be responsible for paying the costs and fees associated with the foreclosure, process, maintenance and repair of the property, service of senior liens and resale expenses.

The servicer will generally act in according with the following guidelines under the applicable agreement:

The servicer will be required to comply with applicable notice requirements.

•

The servicer will comply with the provisions of all applicable requirements and the loan documents relating to the giving of all notices or other communications required to be given by or on behalf of the Company to any mortgage insurer, title insurer, or other insurer or guarantor, as applicable. When any applicable requirement or the loan documents require any notice or other communication to be given to an obligor, the servicer will, in the absence of instructions to the contrary from the Company, give such notice or other communication to the mortgage loan borrower.

•	Where applicable, the servicer will be responsible for preserving, protecting, and maintaining the property collateral.

•

Where applicable, the servicer will, as a property protection expense if not paid by a borrower, assure that each mortgaged property is insured against risks, hazards, and liabilities as required by all applicable requirements and the loan documents, in an amount at least equal to the unpaid principal balance of the loan, by a financially sound and reputable carrier. The servicer will follow industry accepted servicing practices respecting the protection of property on which the Company's loan is subject to senior mortgage loans.

•

Where applicable, the servicer will retain copies of all applicable hazard insurance policies or certificates of insurance representing such coverage. When the borrower does not insure a property, the servicer is required to place adequate hazard insurance on the property and charge the cost against the escrow fund or the borrower, as provided in the loan documents.

•

Where applicable, in the event of an insured property loss, the servicer will promptly file a claim on the hazard insurance, unless the servicer has actual knowledge that the borrower has already filed such a claim, and apply or disburse all insurance proceeds respecting mortgaged property in accordance with the terms and provisions of the loan documents and applicable requirements.

•

The servicer will comply with the terms of mortgage insurance and guarantees relating to any loan and will use its best efforts to maintain such mortgage insurance and guarantees in full force and effect, provided that the servicer has actual knowledge of such insurance or guaranty. The servicer will be responsible for submitting a claim under any mortgage insurance or other guaranty or insurance on a timely basis provided that the servicer has actual knowledge of such insurance or guaranty.

•

The servicer will prepare promptly each report required by all applicable requirements including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the loans and the escrow accounts.

•	The servicer will be responsible for maintaining adequate facilities and experienced staff to carry out its obligations hereunder.

•	The servicer will be responsible for using measures consistent with industry accepted servicing practices attempt to collect delinquent payments on each loan.

Default Management, Loss Mitigation

The servicer will be authorized and empowered by the Company to complete on behalf of the Company documents to maintain the lien on the collateral, amend or modify the loan obligation, release or discharge the obligation and take other collection efforts as may be necessary or advisable in the default management of the loans.

As part of the Managing Member's loss mitigation strategy, the Managing Member and servicer plan to employ the following strategies:

•	Communication with borrowers, on any Loan that is past due.

•	Possible Resolutions (if necessary to maintain the value of the asset).

•	Note modification/payment negotiation to enhance the borrower's ability to pay.

•	Payment deferment to eventually increase the ability to pay.

•	Principal reduction to encourage either the refinance of the Loan or Loan Interest or the sale of the underlying property.

•	Subordination of either a portion of the debt or the balance of the debt to allow the borrower to improve their position and to increase the ability to pay.

In addition, there may be situations where the Managing Member deems it advisable to allow a Loan or Loan Interest to go into default and to temporarily forbear from the enforcement of the Loan or Loan Interest until such time as the borrower is able to resume making payments or until the sale or refinance of the property.  The Managing Member would not, however, release its lien position and would continue to accrue interest as set forth in the applicable Note.  Upon the sale of the property or refinance of the Loan or Loan Interest, the Managing Member would seek to enforce its lien and collect the amounts due, including accrued but uncollected interest at such time.  This longer-term strategy will be particularly effective once sales prices begin increasing again.

Sale of Loans

The Company does not plan on investing in mortgage loans for the primary purpose of reselling such loans in the course of business.  However, the Company may sell mortgage loans, or fractional interests in such loans, when the Managing Member or Investment Manager determines (in its sole and absolute discretion) that it appears to be advantageous for the Company to do so, based upon then current interest rates, the length of time that the loan has been held by the Company and the overall investment objectives of the Company.

Leveraging

The Company may borrow funds from a third-party lender to fund investments in Loans.  These loans would be secured by the Loans held by the Company.  Leveraging involves additional risks that are detailed later in this Offering Circular.

Borrowing/Note Hypothecation

The Company may borrow funds pursuant to one or more credit lines or similar debt instruments for the purpose of making and purchasing Loans and may assign all or a portion of its Loan portfolio as security for such loan(s).  The Company anticipates engaging in this type of transaction when the interest rates at which the Company can borrow funds is significantly less than the rate that can be earned by the Company on its loans, giving the Company the opportunity to earn a profit as a "spread." Such a transaction involves certain elements of risk and also entails possible adverse tax consequences. (See herein "Risk Factors", "Income Tax Considerations", and "ERISA Considerations" below.)  The Company may also in its sole discretion elect to finance the Company's investments with borrowed funds.

Loss Reserve

A loss reserve may be maintained by the Company.  This loss reserve is intended to temporarily protect members from potential unrecoverable losses from the Company's business and operating activities. Although the loss reserve will help reduce the impact of defaults temporarily, ultimate repayment/resale of the Loans will be jeopardized to the extent that any Loans are in default and are not eventually repaid or resold, whether by the applicable borrower or by the Company, to protect available collateral.  Depending on reserve overages and the weighted risk levels of the portfolio, reserve amounts may be reduced, eliminated or increased accordingly in the sole and absolute discretion of the Managing Member.  The loss reserve will initially be funded from the proceeds of the Offering, and thereafter may be funded from Offering proceeds or cash flow and/or profits of the Company (as is determined by the Managing Member in its sole discretion).

Loss reserve amounts will not be invested in Loans.  Contingency reserve funds may be invested in short-term investments such as money market accounts which provide liquidity and a lower yield than might be earned on mortgage notes. The Managing Member will set the amount of the reserve in its business judgment. The Managing Member expects that the loss reserve will usually be set at one percent (1.0%), but may range between one-quarter of one percent (0.25%) to five percent (5%).

The loss reserve may be used for any and all losses relating to Loans in the Company's portfolio, including, but not limited to, the following: (a) litigation and (b) trustee and other fees relating to the default of a loan in the Company's portfolio and (2) unexpected operating expenses.

The Managing Member will, in its sole and absolute discretion, determine the loss reserve.

 Investments in Commercial Real Property

In instances where we invest through a majority-owned subsidiary, we will have major decision rights over matters, including, but not limited to, financing, refinancing, sale, and material changes to the underlying real estate. Our majority-owned subsidiaries will generally make investments that meet the following criteria: (i) our subsidiary will exercise ongoing control rights over the management of the underlying property (e.g., consent rights over sale, refinance, major project decisions, development plans, budgets, raising additional equity or debt, etc.), (ii) our subsidiary will have approval rights in connection with any material decision pertaining to the administration and servicing of any mortgage loan and with respect to any material modification of such mortgage loan agreements that encumber the underlying property, (iii) our subsidiary will have recognition from the mortgage lender entitling it to notice of defaults, the right to readily cure monetary or non-monetary defaults or purchase the mortgage loan in the event of a default on the mortgage loan, and (iv) our subsidiary will have the right to unilaterally force the sale or purchase the property upon a default under the Operating Agreement, and, through its ownership of the property-owning entity, become the sole owner of the underlying property.

We intend to leverage the experience and expertise of our Managing Member and its management team, as well as their origination capabilities and extensive financial institution relationships to identify investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle. Certain owners of commercial real property are suffering distress. This fact and reduced demand by buyers for such properties has led to price reduction and as a result, the opportunity for higher returns. Improved economics may present an opportunity for us to lend against or acquire such properties. We expect that these properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. In particular, our sponsor and its real estate professionals who will be performing services for us on behalf of our Managing Member have extensive experience in acquiring, managing and disposing of net lease properties. Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities. We will manage and dispose of any real property assets we acquire in the manner that our Managing Member determines is most advantageous to us.

MANAGEMENT

The Managing Member

The Company is managed by SREIF MANAGER II, LLC (the "Managing Member"), a Nevada limited liability company.  The Managing Member was formed on June 15, 2016 and is the Managing Member of the Company. Its principal business offices are located at 1999 South Bascom Avenue, 7th Floor, Campbell, CA 95008.  The Managing Member is owned by GCA Equity Partners, LLC, a Nevada limited liability company ("GCA") and Crowdventure, LLC, a Nevada limited liability company ("Crowdventure"). The Managing Member is responsible for the overall management of the Company's affairs and has control over the day-to-day operations and activities of the Company.

Principals the of Managing Member

The Principals of the Managing Member consist of seasoned real estate professionals with significant real estate investment and management services.  The Principals of the Managing Member and their positions and offices are as follows:

Name	Age	Position
Thomas Braegelmann	56	Chief Executive Officer
Charles Tralka	53	Chief Investment Officer
Matthew Sullivan	52	Director of Investor Relations

Thomas Braegelmann, Chief Executive Officer Since September 2011, Mr. Braegelmann has been the Chief Executive Officer and managing member of GCA. Mr. Braegelmann is an accomplished entrepreneur, fund manager and private lending mentor offering a wealth of experience and knowledge gained during his 30+ year career in real estate investing, commercial construction, land development and private lending. Through careful investment analysis and emphasis on secured investments, as well as the development of the unique National Construction Lending Alliance™ program, Mr. Braegelmann and partners have shown a consistent track record of delivering double digit returns to their investors on short-term, passive real estate investments.  With Mr. Braegelmann's leadership, and through the development of the National Construction Lending Alliance™ program, GCA participated in the funding of more than $100 million in real estate transactions nationwide in under 18 months.  As a native of Central Minnesota, Mr. Braegelmann previously served as owner and CEO of a private real estate investment company, with a portfolio comprised of several hundred multi-family apartment units, residential and commercial complexes, and single-family homes.  With a passion for facilitating and teaching collaborative real estate investing, Mr. Braegelmann donates his time and serves as a well-respected, highly sought after mentor and teacher for a group of more than 400 passive real estate investors around the country. He also founded and hosts a monthly REIA/Private Investment club with over 2100 members in the San Francisco Bay area. Mr. Braegelmann is committed to giving back to the community and building sustainable cash flow for passive real estate investors. On August 21, 2009, Mr. Braegelmann was subject to a judicial foreclosure action filed by Central Minnesota Federal Credit Union (CMFCU). A deficiency judgement of $307,982.60 was granted on March 5, 2010. Mr. Braegelmann has made repeated attempts to negotiate a settlement with CMFCU and has assisted CMFCU to sell collateral associated with the judgement for proceeds totaling approximately $125,000. CMFCU has not filed a partial satisfaction of the judgement with the court retaining jurisdiction for the matter, and as such the (reduced) unpaid balance of the judgment has not been updated.

Charles Tralka, Chief Investment Officer. Mr Tralka has been a managing member of GCA Equity Partners, LLC since September 2011. He is a former high-technology executive, having served in a variety of engineering and marketing management roles during his 23-year career in that industry.  While working in high-tech, he began investing in various real estate projects and over the last twenty years has bought, held and sold multiple investment properties.  Since 1990 he has been an active investor in real estate and real estate investment funds focused on the financial aspects of the business.  Mr. Tralka has a passion for helping investors achieve their financial goals through careful selection of the right investments and in particular for helping people optimize returns for their own retirement accounts.  Mr. Tralka is a graduate of the University of California, Davis and holds a degree in electrical engineering from that institution.  During his high-tech career he served in various roles at Altera Corporation, Aptix, Inc., QuickLogic Corporation and Xilinx, Inc.

 Matthew Sullivan, Director of Investor Relations. Since January 2015 Mr. Sullivan has been the president of Crowdventure, a real estate crowdfunding company. Prior to that (Nov 2012 – September 2014) he was president of Clearway Sustainability Solutions Ltd, a UK based company that provided corporations with sustainability solutions and access to the global carbon markets. From September 2007 to August 2013 he was the president of Crowd Source Solutions Ltd, a UK based company which provided corporate carbon offsetting and sustainability solutions using innovative web based technologies. Mr. Sullivan went to Westminster School in London, UK and studied Law at Birmingham University before pursuing a career in finance and stockbroking, specializing in the South East Asian markets. In 1997 he chose an entrepreneurial path and founded Europe's first internet billing application service provider. Since then his career has been focused on finance and technology.

Duties of Managing Member

The Managing Member performs its duties and responsibilities pursuant to the terms of the Operating Agreement. In managing and conducting the business and affairs of the Company, the Managing Member may, among other things, cause the Company to take such actions as the Managing Member reasonably determines in good faith to be necessary, appropriate, advisable, incidental or convenient to effect the formation of the Company, promote or conduct the Company's business or achieve the Company's objectives.  The Managing Member maintains a contractual, as opposed to a fiduciary relationship, with the Company and its members. Furthermore, the Company has agreed to limit the liability of the Managing Member and to indemnify the Managing Member against certain liabilities.  The Managing Member shall have the following responsibilities:

Management and Other Administrative Services

• • •

oversee the overall management of the Company;

develop investment strategies and objectives and implement such strategies;

manage and perform the various administrative functions necessary for our day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;
•	provide financial and operational planning services and portfolio management functions;
•

maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate company books and records;
•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
•	make, change, and revoke such tax elections on behalf of the Company as the Managing Member deems appropriate;
•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
•	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to members;
•	evaluate and obtain adequate insurance coverage based upon risk management determinations;
•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;
•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Member Services

·determine our distribution policy and authorizing distributions from time to time;

·approve amounts available for redemptions of our Class A Units; and

·manage communications with our members, including answering phone calls, preparing and sending written and electronic reports and other communications.

 Financing Services

·identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

·negotiate terms of, arrange and execute financing agreements;

·manage relationships between us and our lenders, if any; and

·monitor and oversee the service of our debt facilities and other financings, if any.

Asset Acquisition and Disposition Services

• •

approve and oversee the investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

assist Investment Manager in evaluate and approve potential asset dispositions, sales or liquidity transactions;

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold;
•	adopt and periodically review our investment guidelines;
•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;
•	oversee and conduct the due diligence process related to prospective investments;
•	negotiate and execute approved investments and other transactions; and
•	approve any potential liquidity transaction.

The Investment Manager

The Managing Member has delegated investment advisory and management responsibilities to the Investment Manager.  Subject only to the provisions of the Operating Agreement, its delegation of authority to the Investment Manager and the requirements of applicable law, the Managing Member shall possess full and exclusive right, power and authority to manage and conduct the business and affairs of the Company.

Good Steward Capital Management, Inc. (the "Investment Manager""), an Arizona corporation, has been appointed as the Investment Manager of the Company, pursuant to an Investment Management Agreement (the "IMA"), and in that capacity has discretionary investment authority over the Company's assets. The Managing Member and the Investment Manager may each employ additional personnel. The Investment Manager is responsible for investing the capital and resources of the Company and monitoring such investments, as necessary, in order to achieve the Company's investment objective. The Investment Manager is an Affiliate of Good Steward Lending Services, Inc., the servicer of the Company's loan portfolio.

Principals of the Investment Manager

Robert Barr. Robert has been Founder and President of Good Steward Capital Management, Inc ('GSCM') since January 2012. Prior to founding GSCM he was a financial adviser at H. Beck, Inc (June 2009 – January 2012). Robert joined the U.S. Navy as a Cryptologist in 1988 and served 6 years. After being awarded the Navy Achievement Medal in 1991 and serving in several critical positions, Robert left the Navy with a goal of taking his wealth of international experience and objective analytical skills to private sector business and finance. With over 23 years of business and finance experience, Robert has held positions ranging from Owner, CFO, CEO, and Financial Advisor. As a Financial Advisor Robert successfully managed million dollar fixed income portfolios during the height of the financial crisis. True to his belief in stewardship and particularly financial stewardship, Robert started Good Steward Financial Services Group in 2009 to provide financial consulting to businesses, individuals, and retirement plans. The Good Steward family of companies includes Good Steward Capital Management, Inc., Good Steward Lending Services, Inc. and Good Steward Account Services, Inc. The Good Steward companies provide specialized services to the real estate and real estate financing industry including capital management, loan servicing, fund administration, and mortgage brokering.

On March 3, 2011, Mr. Barr filed for Chapter 7 bankruptcy in the state of Arizona. The bankruptcy action was discharged by the court on July 10, 2012. Mr. Barr had previously filed for Chapter 7 bankruptcy on July 20, 1999, in Nevada, and the action was closed on November 21, 2005.

Mark Ross. Mark has been Director of Lending Services at Good Steward Lending Services since October 2014. From December 2012 – September 2014 he was the branch manager at Gencor Mortgage, Inc. Mark served as president of Prime Capital, Inc from January 1986 to December 2012. Mark has been in the mortgage industry for 43 years, focusing on conventional, commercial and private money lending (and the sale of existing paper). He has experience in running his own company for over 26 years, managing warehouse lines of credit, multiple loan originators, underwriting private money loans, and originating commercial and agency loans. He understands federal and state laws due to his involvement in writing the original Arizona Mortgage Broker law. He was previously the editor of a statewide mortgage publication and hosted a radio show for 5 years. From an industry perspective, Mark has been selected as one of five members of the Arizona Mortgage Brokers Testing Committee, responsible for writing and updating the Arizona Mortgage Loan Originator licensing test, and continues to teach licensing and renewal classes for loan originators.

Duties of Investment Manager

The responsibilities of the Investment Manager include:

Investment Advisory, Origination and Acquisition Services

·Implement the investment strategy as presented by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

·serve as our investment and financial manager with respect to originating, investing in and managing a diversified portfolio of real estate loans, real estate and other real estate-related assets;

·follow our investment guidelines as presented by the Managing Member;

·obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

·work with our Managing Member to oversee and conduct the due diligence process related to prospective investments;

·prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for our Managing Member to evaluate the proposed investments; and

·negotiate and execute approved investments and other transactions.

Offering Services

·assist the Managing Member in the development of this offering, including the determination of its specific terms;

·assist the Managing Member in the preparation and approval of all marketing materials to be used by us relating to this offering;

·the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

·creation and implementation of various technology and electronic communications related to this offering; and

·all other services related to this offering.

Asset Management Services

·investigate, select, and, on our behalf, engage and conduct business with our Managing Member deems necessary to the proper performance of its obligations under our Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Managing Member necessary or desirable for the performance of any of the services under our Operating Agreement;

·monitor applicable markets and obtain reports (which may be prepared by our Managing Member or its Affiliates) where appropriate, concerning the value of our investments;

·monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

·formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

·coordinate and manage relationships between us and any joint venture partners.

 Allocation of Investment Opportunities

The principals and Affiliates of our Managing Member as well as the Investment Manager have established and sponsored investment vehicles, companies and funds with similar or identical investment strategies as the Company, and expect to establish and sponsor, additional investment vehicles and offerings in the future, and to continue to offer investment opportunities through their distribution channels. The Investment Manager provides investment management services for CARE Fund and other investment vehicles. CARE Fund was organized primarily for the purposes of providing financing services to real estate investors seeking to take advantage of unique opportunities in the distressed single family and multi-family residential property market in California.  These additional investment vehicles have investment criteria that compete with the Company.

If a sale, financing, investment or other business opportunity would be suitable for more than one of these investment vehicles, the Investment Manager will allocate such opportunity among the Company, CARE Fund and any additional investment vehicles using its best business judgment. Any allocation of this type may involve the consideration of a number of factors that our Investment Manager determines to be relevant, including:

·the investment objectives and criteria of our sponsor and the other investment vehicles;

·the cash requirements of our sponsor and the other investment vehicles;

·the effect of the investment on the diversification of our sponsor's or the other investment vehicle's portfolio by type of investment, and risk of investment;

·the anticipated cash flow of the asset to be acquired;

·the income tax effects of the purchase;

·the size of the investment; and

·the amount of funds available.

Indemnification and Limitations of Liability under the Investment Management Agreement

The IMA provides that to the extent the Investment Manager has duties (including fiduciary duties) and liabilities relating thereto to the Company or any member, the Investment Manager shall not be liable for monetary or other damages to the Company or member for the Investment Manager's good faith reliance on the provisions of the IMA or for: (A) losses sustained or liabilities incurred by the Company or a member as a result of errors in judgment on the part of the Investment , or any act or omission of the Investment Manager, if such losses or liabilities were not the result of the Investment Manager's willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, its duties under the IMA; (B) errors in judgment on the part of any person, or any act or omission of any person, selected by the Investment Manager to perform services for or otherwise transact business with the Company provided that, in selecting such person, the Investment Manager acted without willful misfeasance, bad faith or gross negligence; or (C) circumstances beyond the Investment Manager's control, including the bankruptcy, insolvency or suspension of normal business activities of any bank or other financial institution holding assets of the Company.

The IMA further provides that to the extent any Affiliate of the Investment Manager, or any member, partner, member, director, officer, employee or agent of the Investment Manager or of any of its Affiliates ("Investment Manager Associate"), has duties (including fiduciary duties) and liabilities relating thereto to the Company or any member, such person shall not be liable for monetary or other damages to the Company or such member for such person's good faith reliance on the provisions of the IMA or for losses sustained or liabilities incurred by the Company or such member as a result of errors in judgment on the part of such person, or any act or omission of such person, if such losses or liabilities were not the result of such person's willful misfeasance or bad faith.

Pursuant to the IMA, the Company will, to the fullest extent permitted by law, indemnify each Investment Manager Associate from and against any and all Losses, except to the extent that it is determined (in a judgment or order not subject to further appeal or discretionary review by a court, governmental body or agency or self-regulatory organization having jurisdiction to render or issue such judgment or order) that an act or omission of such Investment Manager Associate was material to the matter giving rise to such Losses and that such Investment Manager Associate is not entitled to be exculpated from such Losses as described above.

Notwithstanding the foregoing, no exculpation or indemnification of an Investment Manager Associate shall be permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

Limited Liability and Indemnification of the Managing Member and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Managing Member, its officers, directors and members, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Managing Member, its officers and directors, our sponsor and our sponsor's member and Affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Managing Member, its officers and directors, our sponsor and our sponsor's members and Affiliates will not be liable to us.  In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Managing Member, its officers and directors, our sponsor and our sponsor's members and Affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney's fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Managing Member or one of our Managing Member's directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Managing Member

Our Operating Agreement provides that our Managing Member will serve as our manager for an indefinite term, but that our Managing Member may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our members may only remove our Managing Member at any time with 30 days' prior written notice for "cause," following the affirmative vote of two-thirds of our members. If the Managing Member is removed for "cause", the members will have the power to elect a replacement Managing Member upon the affirmative vote or consent of the holders of a majority of our Class A Units. "Cause" is defined as:

·our Managing Member's continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Managing Member, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

·the commencement of any proceeding relating to the bankruptcy or insolvency of our Managing Member, including an order for relief in an involuntary bankruptcy case or our Managing Member authorizing or filing a voluntary bankruptcy petition;

·our Managing Member committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Managing Member or one of its Affiliates and our Managing Member (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Managing Member's actual knowledge of its commission or omission, then our Managing Member may not be removed; or

·the dissolution of our Managing Member.

Unsatisfactory financial performance of the Company does not constitute "cause" under the Operating Agreement.

Our Managing Member may assign its rights under our Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates, without the approval of our members so long as our Managing Member remains liable for any such affiliate's performance, and if such assignment or delegation does not require our approval under the Advisers Act. Our Managing Member may withdraw as our Managing Member if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. Our Managing Member will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. In the event of the removal or withdrawal of our Managing Member, our Managing Member will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

PRIOR PERFORMANCE SUMMARY

The following prior performance summary provides information relating to the real estate investment programs (collectively, the "Prior Programs") sponsored by GCA, Good Steward Capital Management, Inc., an Arizona corporation ("GSCM") and their respective affiliates (collectively referred to herein as our "Sponsors").  One hundred percent (100%) of the data represented in the tables below is based upon activities of programs with investment objectives similar to that of the Company.

The information presented in this section represents the historical operating results for our Sponsors and the experience of real estate programs sponsored by our Sponsors, which we refer to as the "prior real estate programs."

Investors in our Class A Units should not assume that they will experience returns, if any, comparable to those experienced by investors in our Sponsors' prior real estate programs. Investors who purchase our Class A Units will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our members will depend in part on the investments which we make. As our portfolio may not mirror the portfolios of our Sponsors' affiliated prior real estate programs in any of these respects, the returns to our members may vary from those generated by our Sponsors' prior real estate programs. The prior real estate programs were conducted through privately-held entities, a majority of which have been in the form of specialized lending trusts ("SLTs"), that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. In addition, our Sponsors are self-managed, privately-held companies with an indefinite duration. As a result, you should not assume the past performance of our Sponsors or the prior real estate programs described below will be indicative of our future performance.

Overview of Our Sponsors

 GCA Equity Partners, LLC

GCA Equity Partners, LLC (“GCA”) is a Nevada limited liability company founded in September 2011. Since its inception, GCA has syndicated more than $150,000,000 in real estate equity and debt capital through a combination of investment vehicles including GCA California Real Estate Fund, LLC, (a California limited liability company) and a number of other origination programs the majority of which were setup via specialized lending trusts.

For the five year period from January 1, 2012 to December 31, 2016, GCA and its principals raised and invested over $38 million in debt capital through its debt origination programs for investments in 96 secured real estate loans in 46 real estate projects.

These investments were diversified by size, security, type and geographic region. The loans averaged an approximate principal balance of $400,000 and the average term was 18 months.

Loans were originated in California, Virginia, Texas, Maryland, Colorado, North Dakota, and South Carolina.

Good Steward Capital Management, Inc.

Good Steward Capital Management, Inc. (“GSCM”) is an Arizona Corporation founded in 2012. For the five year period from January 1, 2012 to December 31, 2016, GSCM and its principals raised and invested over $12.5 million in debt capital through its debt origination programs for investments in 140 secured real estate loans in 94 real estate projects, the majority of which were structured via project-specific specialized lending trusts.

.

These investments were diversified by size, security, type and geographic region. The loans averaged an approximate principal balance of $90,000 and the average term was 18 months.

The loans are located in Alabama, Tennessee, Colorado, California, Arkansas, Georgia, and Arizona.

GCA California Real Estate Fund, LLC

GCA California Real Estate Fund, LLC (“CARE Fund”) was organized under the laws of the State of California as a limited liability company formed in September 2011. Since October 2011 GCA has acted as principal of the Managing Member to the CARE Fund. CARE started accepting new investments in January 2012 and ceased accepting new investments in December 2013. CARE Fund engages in an investment strategy similar to that of the Company, i.e. investing in loans collateralized by single family and multifamily non-owner occupied residences and commercial properties. For its loan portfolio, CARE Fund secures loan investments with first and/or second position security interests and where possible, an equity position in the borrowing entity.   For the period January 2012 to December 2013 CARE Fund raised approximately $2.4 Million through a private offering conducted pursuant to the Intrastate Exemption from 43 investors. The prior performance for the CARE Fund is included in the Prior Performance Table III listed below.

Secured Real Estate Income Fund I, LLC

Since April 2016 GCA Equity Partners and Good Steward Capital Management have acted as principal of the Managing Member and the Investment Adviser respectively to the Secured Real Estate Income Fund I, LLC ('SREIF I'). SREIF I is a Delaware limited liability company formed on May 13 , 2015. SREIF I engaged in an investment strategy which is similar to that of the Company and invests in loans collateralized by single family and multifamily non-owner occupied residences and commercial properties. For its loan portfolio, SREIF I secures loan investments with first and/or second position security interests and, on occasion and where possible, an equity position in the borrowing entity.  As of the date of this Offering Circular, SREIF I raised approximately $3.0M through a private offering conducted pursuant to Rule 506 of Regulation D from 50 investors.  On February 20th, 2018 the Company acquired some of the assets of SREIF I from SREIF I in exchange for Class A Units in and thereafter all of those investors became investors in the Company

Prior Performance Tables

The following performance tables for the Prior Programs ("Tables") present information relating to the real estate investment programs sponsored by the Sponsors. One hundred percent (100%) of the data represented in the tables below is based upon activities of programs with investment objectives similar to that of the Company.

The Prior Programs focus on originating and/or facilitating investments in real estate debt securities. The general investment objectives for all Prior Programs include providing investors with (i) exposure to investment in real estate-related securities with favorable risk-adjusted returns and (ii) current income.  These Tables provide information on the performance of private programs only.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our Class A Units will experience returns comparable to the returns experienced in the Prior Programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see "Risk Factors" If you purchase our Class A Units, you will not acquire any ownership in any of the Prior Programs to which the Tables relate.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

The following Tables I present summarized information showing the experience of our Sponsors in raising and investing funds for offerings with similar investment objectives that have concluded during the three year period from January 1st 2014 through December 31, 2016. Information is for all of their respective real estate debt investment programs. All figures are as of December 31, 2016. Please note that the CARE Fund ceased accepting new investment capital in December 2013 and therefore data from the CARE Fund is not included in Table I.

TABLE I – GCA PRIOR PROGRAMS (1)

	01/01/14 to	01/01/15 to	01/01/16 to
	12/31/14	12/31/15	12/31/16
Dollar Amount Offered	$15,509,840	$9,721,467	$3,305,961
Dollar Amount Raised	$15,509,840	$9,721,467	$3,305,961
Length of Offering (Months) (2)	18	18	18
Months to invest 90% of amount available for investment	1	1	1

TABLE I – GSCM PRIOR PROGRAMS (1)

	01/01/14 to	01/01/15 to	01/01/16
	12/31/14	12/31/15	12/31/16
Dollar Amount Offered	$1,696,000	$4,213,200	$5,355,776
Dollar Amount Raised	$1,696,000	$4,213,200	$5,355,776
Length of Offering (Months) (2)	18	18	18
Months to invest 90% of amount available for investment	1	1	1

(1) The GCA and GSCM Prior Programs consisted of a series of individual loan originations, the majority of which were structured through individual specialized lending trusts.

(2)  These figures denote the average duration of the individual loans within each program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

The following tables summarizes the operating results of our Sponsors' prior programs that have had offerings close during the five year period ended December 31, 2016. For these programs, the tables reflect the income or loss of the programs (based on U.S. generally accepted accounting principles ("GAAP")); the cash generated from operations, sales and refinancings.

Table III – CARE FUND (1)

	01/01/12 to	01/01/13 to	01/01/14 to	01/01/15 to	01/01/16 to
	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16
Income
Interest Income	$155,117	$548,298	$557,526	$295,887	$293,563
Other income	$8,673		$14,735	$16,793	$372
Capital Gain/Loss from proceeds of sale
Gross Income	$163,790	$548,298	$572,261	$312,680	$293,934

Expenses
Management Fees (2)	$78,665	$242,956	$262,277
Other Expenses (3)	$6,459	$60,360	$41,104	$37,338	$38,877
Total Expenses	$85,124	$303,316	$303,381	$37,338	$38,877
Summary Statements of Cash Flows
Cash flows (used in) provided by operating activities	$78,666	$244,982	$268,880	$275,342	$255,057
Cash flows (used in) provided by investing activities	($1,351,448)	($1,207,123)	($129,993)	($120,778)	($220,241)
Cash flows (used in) provided by financing activities	$1,272,782	$962,141	($138,887)	($154,564)	($34,816)
Amount and Source of Distributions
Amount of distributions paid to investors	$78,666	$244,982	$268,880	$275,342	$255,057
Source of Distributions:
Cash flows provided by operating activities	100%	100%	100%	100%	100%
Proceeds from sales of properties
Source of Distributions (per $1,000 invested)
From operations	100%	100%	100%	100%	100%
From sales of properties
Summary Balance Sheet
Total Assets (before depreciation/amortization)	$1,501,363	$2,708,486	$2,838,479	$2,959,257	$3,179,498
Total Assets (after depreciation/amortization)
Total Liabilities	$222,504	$268,547	$436,105	$450,009	$578,950

(1) The CARE Fund ceased accepting new investment capital in December 2013.

(2) No management fees were taken during 2015 and 2016. These figures do not include loan origination or other fees that were paid directly by the borrower to the Manager as these payments were not made out of investment funds.

(3) Includes loan servicing and related costs, due diligence, property costs, maintenance, legal and other professional fees.

Table III - GCA PRIOR PROGRAMS
	01/01/12	01/01/13	01/01/14	01/01/15	01/01/16
	31/12/12	31/12/13	31/12/14	31/12/15	31/12/16
Income
Interest Income	$132,443	$696,115	$1,854,111	$3,132,122	$2,897,405
Other income
Capital Gain/Loss from proceeds of sale	$0	$11,377	$205,148	$145,731	($764,189)
Gross Income	$132,443	$707,492	$2,059,259	$3,277,853	$2,133,216

Expenses
Management Fees (2)	$0	$0	$7,885	$26,852	$13,253
Other Expenses (3)	$0	$0	$0	$0	$0
Total Expenses	$0	$0	$7,885	$26,852	$13,253

Summary Statements of Cash Flows
Cash flows (used in) provided by operating activities	$130,952	$520,736	$1,577,359	$2,451,362	$1,526,389
Cash flows (used in) provided by investing activities	($2,680,500)	($5,922,994)	($11,536,832)	($5,462,041)	($8,822,874)
Cash flows (used in) provided by financing activities	$2,549,549	$5,402,258	$9,959,473	$3,010,679	$7,296,485
Amount and Source of Distributions
Amount of distributions paid to investors	$130,952	$520,736	$1,577,359	$2,451,362	$1,526,389
Source of Distributions:
Cash flows provided by operating activities	100%	100%	100%	100%	100%
Proceeds from sales of properties
Source of Distributions (per $1,000 invested)
From operations	100%	100%	100%	100%	100%
From sales of properties
Summary Balance Sheet
Total Assets (before depreciation/amortization)	$2,812,943	$11,135,986	$26,988,593	$36,094,646	$31,139,341
Total Assets (after depreciation/amortization)	$130,952	$1,529,736	($5,558,252)	($6,737,640)	($7,820,744)

(1) The GCA Prior Programs consisted of a series of individual loan originations the majority of which were structured through individual specialized lending trusts

(2) These figures do not include loan origination or other fees that were paid directly by the borrower to the Manager as these payments were not made out of investment funds.

(3) Includes loan servicing and related costs, due diligence, property costs, maintenance, legal and other professional fees.

Table III - GSCM PRIOR PROGRAMS (1)
	01/01/12	01/01/13	01/01/14	01/01/15	01/01/16
	31/12/12	31/12/13	31/12/14	31/12/15	31/12/16
Income
Interest Income	$40,132	$37,222	$200,584	$442,962	$732,357
Other income
Capital Gain/Loss from proceeds of sale	$10,352	$33,126	$46,009	$40,031	$3,227
Gross Income	$50,483	$70,348	$246,593	$482,994	$735,584

Expenses
Management Fees (2)	$9,432	$14,219	$7,750	$14,286	$44,008
Other Expenses (3)	$50	$180	$19,800	$23,760	$19,080
Total Expenses	$9,482	$14,399	$27,550	$38,046	$63,088

Summary Statements of Cash Flows
Cash flows (used in) provided by operating activities	$37,783	$68,288	$224,693	$310,074	$515,870
Cash flows (used in) provided by investing activities	($297,400)	($803,500)	($4,067,200)	($8,465,048)	($11,151,010)
Cash flows (used in) provided by financing activities	$259,617	$735,212	$3,842,507	$8,154,974	$10,635,140
Amount and Source of Distributions
Amount of distributions paid to investors	$37,783	$68,288	$224,693	$310,074	$515,870
Source of Distributions:
Cash flows provided by operating activities	100%	100%	100%	100%	100%
Proceeds from sales of properties
Source of Distributions (per $1,000 invested)
From operations	100%	100%	100%	100%	100%
From sales of properties
Summary Balance Sheet
Total Assets (before depreciation/amortization)	$893,141	$830,348	$3,151,193	$7,000,694	$10,516,060
Total Assets (after depreciation/amortization)	($592,523)	($423,587)	($1,414,843)	($2,295,468)	($1,949,492)

(1) The GSCM Prior Programs consisted of a series of individual loan originations the majority of which were structured through individual specialized lending trusts

(2) These figures do not include loan origination or other fees that were paid directly by the borrower to the Manager as these payments were not made out of investment funds.

(3) Includes loan servicing and related costs, due diligence, property costs, maintenance, legal and other professional fees

TABLE IV

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

The following tables summarizes the operating results of the programs of our Sponsors that have completed operations (i.e. where the investment is no longer held) during the five year period ended December 31, 2016. There were no operations for our Sponsors prior to the period January 2012.

TABLE IV – GCA PROGRAMS

Aggregate Dollar Amount Raised	$14,825,934
Duration of Program (Days) (4)	454
Total Compensation Paid to Sponsor (1)	$47,990
Initial Leverage (2)
Return on Investment (3)	14.94%

TABLE IV – GSCM PROGRAMS

Aggregate Dollar Amount Raised	$4,667,500
Duration of Program (Days) (4)	285
Total Compensation Paid to Sponsor (1)	$89,695
Initial Leverage (2)
Return on Investment (3)	15.56%

(1) These figures do not include loan origination or other fees that were paid directly by the borrower to the Manager as these payments were not made out of investment funds.

(2) No leverage was used within these programs

(3) See 'Methodology for calculating Investor Returns’ below for further details on the methodology used to calculate investor returns.

(4) Denotes the average duration in days of the individual loans within each program.

Methodology for calculating Investor Returns

We calculated the Return on Investment for Prior Programs using the following formula:

The difference between the aggregate amounts distributed to investors and invested by investors, divided by the aggregate amount invested by investors multiplied by the number of years from the initial receipt of offering proceeds from a thirdparty investor to the liquidity event.

We have excluded from the amount raised from investors any underwriting fees and commissions disclosed to investors and paid from the amount raised.

Liquidity of Prior Programs

Our Sponsors have not offered prior programs or REITs in which disclosed in the offering materials was a date or time period at which the program or REIT might be liquidated.

Prior Adverse Business Developments

The principals of the Managing Member and the Investment Manager have previously made investments similar to those planned for the Company.  Some of these projects have experienced adverse business developments, including schedule delays, cost overruns, sales prices lower than the appraised values, and foreclosure by first lenders.  Though the principals of the Managing Member and the Investment Manager have taken steps to mitigate these issues with regards to Company investments, there is no guarantee that these developments will not occur again.  If these adverse business developments were to occur, the effect could be reduced profitability or possibly even loss of principal

COMPENSATION TO MANAGEMENT AND AFFILIATES

We have not paid any compensation to our Managing Member.  Upon capitalization, our Managing Member and its Affiliates will receive fees and expense reimbursements for services relating to the investment and management of our assets. The items of compensation which the Managing Member and Investment Manager may receive in connection with the operation of the Company are summarized in the following table. Neither our Managing Member, Investment Manager nor their Affiliates will receive any selling commissions, placement agent fees or other compensation in connection with the offer and sale of our Class A Units.  Furthermore, no fees, or commissions will be paid to the Managing Member, Investment Manager or their Affiliates in connection with the purchase or sale of Class A Units.

Form of Compensation	Estimated Amounts	Description of Compensation or Method of Determination	Recipient
ORGANIZATIONAL STAGE FEES
ORGANIZATIONAL AND OFFERING EXPENSES	$150,000

To date, our Managing Member has paid organization and offering expenses on our behalf.  We will reimburse our Managing Member for these costs and future organization and offering costs it may incur on our behalf in the amount of approximately $150,000.

			Managing Member.

MANAGEMENT FEES AND PROFIT SHARING- OPERATIONAL STAGE FEES
MANAGEMENT FEE	2% of capital contributions.

The Managing Member shall be entitled to a management fee in an annual amount of two-percent (2%) of the total capital contributions, as adjusted from time to time for capital withdrawals, distributions, allocations and other capital account adjustments, payable monthly.  Assuming the sale of the minimum amount of Class A Units and $150,000 of organizational and offering expenses, the Managing Member would be entitled to a management fee in the amount of $15,200. Assuming the sale of the maximum amount of Class A Units and $150,000 of organizational and offering expenses, the Managing Member/ Investment Advisor would be entitled to a management fee in the amount of $907,000. The Managing Member may direct all, or a portion of the profits to the Investment Manager.

Managing Member and Investment Manager.

PROFIT SHARE	2% of preferred return “catch up” and 20% of net profits

The Managing Member shall be entitled to receive a “catch up” distribution in the amount of two-percent (2%) of the amount distributed to the Class A Unit holders as their Preferred Return and twenty percent (20%) of the Company's net profits after the payment of the Preferred Return payable in quarterly distributions (receipt of the carried interest by the Managing Member may be limited to “Qualified Clients” as defined by the Securities Act). The Managing Member will direct its portion of any catch up and profit share to the Investment Manager.

Managing Member/ Investment Manager
EXPENSE REIMBURSEMENT

The Managing Member and/or Investment Manager are entitled to reimbursement of costs and expenses incurred in connection with investigating opportunities for the Company and reviewing the continuing suitability of the Company’s investments.

Managing Member and/or Investment Manager

ASSET RELATED- OPERATIONAL STAGE FEES
LOAN ARRANGEMENT AND FUNDING FEES	2-5% of the loan amounts

Loan arrangement and funding fees are collected from the borrowers. Such fees average between two and five percent (2-5%) of the total loan amount depending on market conditions. Loan arrangement and funding fees are Company income and are shared equally by the Class A Unit holders and the Managing Member.  For example, in connection with the arrangement and funding of a Loan in the amount of $100,000.00, the Company would receive $2,000-$5,000 from the borrower.  This amount would be considered income of the Company and would be disbursed in accordance with the operating agreement, 50% to the holders of the Class A and 50% to the Managing Member as the holder of the Class B Units (or the Investment Manager pursuant to the Investment Management Agreement)

All loan origination and funding fees will be Company income and will shared equally between the Managing Member, as the holder of the Class B Units and the holders of the Class A Units.  The Managing Member's portion will constitute compensation to the Managing Member.

LOAN EXTENSION AND MODIFICATION FEES	1-3% of loan amount

Loan extension and modification fees are collected from borrowers and payable to the Company.  Such fees are typically between one and three percent (1-3%) of the original loan amount, but could be higher or lower depending on market rates and conditions.  Such fees collected by the Managing Member on the Company's behalf and are not considered a part of the Managing Member's direct compensation, as such fees are payable only to the Company and are shared by the Class A Unit holders and the Managing Member as the Class B Unit holder.  For example, in connection with extension of a Loan in the amount of $100,000.00, the Company would receive $1,000-$3,000 from the borrower.  This amount would be considered income of the Company and would be disbursed in accordance with the 80% to the holders of the Class A and 20% to the Managing Member as the holder of the Class B Units (or the Investment Manager pursuant to the Investment Management Agreement)

Such fees collected by the Managing Member for the benefit of the Company's and are considered Company income, which are shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units in accordance with the Company’s Operating Agreement.

LOAN PROCESSING, LOAN DOCUMENTATION AND OTHER SIMILAR FEES

Loan processing, documentation and other similar fees are collected from the borrower at the time of the loan funding and payable to the Company or its broker or loan servicing company at prevailing industry rates.  These fees are typically between $500-$1,000.

Such fees collected by the Managing Member are collected on the Company's behalf and are not considered a part of the Managing Member's direct compensation, as such fees are payable only to the Company.  These fees are considered Company income, which are shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

	Applicable rates (generally between (0.25-0.50% of the unpaid principal balance of the loan per annum)	Fees payable to a loan servicing company (which may be the Managing Member) for servicing of Company Loans.

Payable by the borrower or the Company to either a third party servicer, which may include an Affiliate or the Managing Member.  To the extent such fees are payable to the Company, such fees shall be shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

LOAN SERVICING FEES

OTHER LOAN INCOME AND FEES

The Company will earn other loan fees as follows: One Hundred Percent (100%) of its pro-rata share of the following fees paid by borrowers on account of Loans: (i) all late fees incurred by borrowers on defaulted loans; (ii) all interest income (iii) all default interest incurred by borrowers on defaulted loans (default interest means the amount of interest charged upon a default being declared that is above the contract interest rate); (iv) all forbearance, extension and other fees incurred by borrowers; (v) all prepayment penalties incurred by borrowers; and (vi) all pro-rata contingent interest and/or exit fees.  These amounts would be considered income of the Company and would be disbursed 80% to the holders of the Class A and 20% to the Managing Member as the holder of the Class B Units (or the Investment Manager pursuant to the Investment Management Agreement)

Such fees collected by the Managing Member are collected on the Company's behalf and are not considered a part of the Managing Member's direct compensation, as such fees are payable only to the Company.  These fees are considered Company income, which are shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

PURCHASE OF EXISTING LOANS	Between 1% and 5% of the loan amount.

When the Company purchases an existing loan (or pool of loans) from a third party, one or more brokers or sellers may receive a commission.  Such persons may include affiliates of the Managing Member, the Investment Manager or their principals.  The Managing Member will not be paid any fees in connection with such sale.

Brokers and seller, which may include Affiliates of the Managing Member, Investment Manager or their principals.
REAL ESTATE COMMISSIONS	3-10% of disposition proceeds.

Third parties, including Affiliates of the Managing Member and Investment Manager may earn real estate commissions to list and sell real estate that the Company has acquired through foreclosure. Such fees shall be at market rates and shall not exceed 10% of the total proceeds received upon asset disposition and are paid at the time of the asset disposition.

Third parties, including Affiliates of the Managing Member.
PROJECT MANAGEMENT FEES	1-10% of disposition proceeds.

The Company or Affiliates of the Managing Member or Investment Manager may earn project management fees. Such fees shall be at market rates and shall not exceed 10% of the total proceeds generated by the asset disposition and are paid at the time of the asset disposition.

The Company or Affiliates of the Managing Member.  To the extent such fees are payable to the Company, such fees shall be shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

TERMINATION AND LIQUIDATION STAGE FEES
TERMINATION FEE	None	No additional fees or other compensation will be paid to the Managing Member in connection with the termination and liquidation of the Company.
PROJECT MANAGEMENT FEE	1-10% disposition proceeds

The Company or Affiliates of the Managing Member or Investment Manager may earn project management fees in connection with the termination and liquidation of the Company as described above. Such fees shall be at market rates and shall not exceed 10% of the total proceeds generated by the asset disposition and are paid at the time of the asset disposition.

The Company or Affiliates of the Managing Member.  To the extent such fees are payable to the Company, such fees shall be shared between the Managing Member as the holder of the Class B Units and the holders of the Class A Units as described in the Operating Agreement.

The Company does not intend to reimburse the Managing Member for the salaries and benefits to be paid to its named executive officers.  Any payments made to executive officers will be made in the form of distributions based upon management fees and profit share received by the Managing Member.

FIDUCIARY RESPONSIBILITY OF THE MANAGING MEMBER

The Company has not been separately represented by independent legal counsel in its formation or in the dealings with the Managing Member, and members must rely on the good faith and integrity of the Managing Member to act in accordance with the terms and conditions of this Offering.

Duties owed to us and our members by our Managing Member are prescribed by law and our Operating Agreement ("Operating Agreement"). The Delaware LLC Act, with the stated purpose of giving the maximum effect to the principle of freedom of contract and to the enforceability of limited liability company agreements, provides that Delaware limited liability companies may, in their Operating Agreements, limit or eliminate any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement.

Our Operating Agreement will provide that our Managing Member and its principals and affiliates and any other person eligible for indemnification under the terms of our Operating Agreement do not have any duties or liabilities, including fiduciary duties, to the fullest extent permitted by law, to the Company, any member or any other person bound by our Operating Agreement. The provisions of our Operating Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of Managing Member, its principals and affiliates and any other indemnified person existing at law or in equity, will be deemed agreed by the members to replace such other duties and liabilities of the Managing Member or any of its principals or affiliates and any other indemnified person. Therefore, Members may have a more limited right of action than they would have absent these provisions in the Operating Agreement.  A successful indemnification of the Managing Member or Investment Manager or any litigation that may arise in connection with the Managing Member's or Investment Manager's indemnification could deplete the assets of the Company.  We have agreed to provide indemnification only if the indemnified person did not act in bad faith or engage in fraud, willful misconduct or, in the case of a criminal matter, acted without knowledge that the indemnified person's conduct was unlawful. Thus, the persons identified above could be indemnified for their negligent acts if they met the requirements set forth above.

The Operating Agreement provides that neither the Managing Member nor the Investment Manager will have any liability to the Company for losses resulting from errors in judgment or other acts or omissions unless the Managing Member is guilty of fraud, bad faith or willful misconduct.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy.  However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

We will adopt provisions to allow the Managing Member, its principals or each of their respective affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, our Managing Directors ability to make decisions involving conflicts of interest would be restricted. These modifications are detrimental to our members because they restrict the remedies available to our members for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit the Managing Member and its affiliates to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. By subscribing to and holding our Class A Units, each member will automatically agree to be bound by the provisions in our Operating Agreement, including the provisions described above. This is in accordance with the policy of the Delaware LLC Act favoring the principle of freedom of contract and the enforceability of Operating Agreements. The failure of a member to sign our Operating Agreement does not render our Operating Agreement unenforceable against that person. Further, our Operating Agreement states that, by purchasing our Class A Units, each member automatically approves the existence of the conflicts of interest described in this prospectus, and agrees that they shall not constitute a breach of the Operating Agreement or of any duty otherwise existing at law, in equity or otherwise.

OWNERSHIP OF PRINCIPAL MEMBERS

The following table sets forth, as December 31, 2018, information with respect to the beneficial ownership of our membership interest units before and after giving effect to this offering for (a) each person who is expected to be the beneficial owner of more than 5% of the outstanding units immediately following the completion of this offering, (b) our directors, director nominees and named executive officers and (c) our directors, director nominees and executive officers as a group.  Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within, or restricted units that will vest on or within, 60 days of December 31, 2018. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all units shown that they beneficially own, subject to community property laws, where applicable. Unless otherwise indicated, the address of each named person is c/o 1999 South Bascom Avenue, 7th Floor, Campbell, CA 95008.

	Pro Forma Units of the Company Beneficially Owned After the Offering(1)(2)
	Class A Units(3)		Class B Units
Name of Beneficial Owner	Number of Units	Percent of Units	Number of Units	Percent of Units	Percent Total Voting Power
Beneficial owners of more than 5% of our outstanding Units:

SREIF MANAGER II, LLC(4)	—	—	100	100%	100%

Secured Real Estate Income Fund I, LLC(5)	14,043	5.30%			0%
GSCM(6)	35,878	13.55%			0%

Manager, manager nominees and named executive officers:

Thomas Braegelmann((7)(8)(9)	0	0%	20	25%	25%
Charles Tralka(7) (9)(10)	0	0%	20	25%	25%
Matthew Sullivan(7)(9)(11)	0	0%	40	50%	50%
All directors, director nominees and executive officers as a group (3 persons)	0	0%	80	100%	100%

(1)

Assumes none of our Class A Units and 100 Class B Unit are issued to officers and directors in this offering. The table does not reflect any units that our directors and executive officers may purchase in this offering.

(2)	SREIF Manager II, LLC owns 100% of our Class B Units, which Units are non-voting Units.
(3) (4) (5) (6) (7) (8) (9) (10) (11)

There are currently 264,775 Class A Units outstanding, held by 90 Class A Members.

The address of SREIF Manager II, LLC is 1999 South Bascom Avenue, 7th Floor, Campbell, CA 95008.

Secured Real Estate Income Fund I, LLC is an affiliate of the Company

GSCM is an affiliate of the Manager.

The address of each Manager and named executive officer is 1999 South Bascom Avenue, 7th Floor, Campbell,

CA

95008.Units owned by Thomas Braegelmann are owned through GCA Equity Partners, LLC.  Mr. Braegelmann is a principal of GCA Equity Partners, LLC and owns 60% of the membership interests in such entity.

Denotes beneficial ownership as members of SREIF Manager II, LLC

Units owned by Charles Tralka are owned through GCA Equity Partners, LLC.  Mr. Tralka is a principal of GCA Equity Partners, LLC and owns 40% of the membership interests in such entity.

Units owned by Matthew Sullivan are owned through Crowdventure, LLC.  Mr. Sullivan is a principal of Crowdventure, LLC and owns 51% of the membership interests in such entity. The remaining 49% of the interest in Crowdventure, LLC are owned by Mark Read.

RELATED PERSON TRANSACTIONS AND CONFLICTS OF INTEREST

Related Person Transactions

This section summarizes material agreements between us and certain related parties.  Additional or modified agreements, arrangements and transactions, which would be negotiated at arm's-length, may be entered into between us and related parties. These summaries are qualified in their entirety by reference to the full text of the applicable agreements, which are filed as exhibits to the Offering Statement, and are incorporated herein by reference.

On the date of this Offering Circular, our Managing Member and its principals will receive material benefits, including those set forth below.

 Organization Equity. The Managing Member, and accordingly the principals of the Managing Member, received 100 (100%) of the Class B Units in the Company.

 Indemnification Agreement. We have entered into indemnification agreements with our Managing Members and its principals, providing for procedures for indemnification and advancements by us of certain expenses and costs by us to the fullest extent permitted by law relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as an officer or director, as described under "Limited Liability and Indemnification of our Managing Member and Others."

GCA is a principal of the Managing Member of the GCA California Real Estate Fund, LLC, a California limited liability company ("CARE Fund").  Both SREIF I and CARE Fund engage in investment strategies which are similar to that of the Company.

Since July 1, 2016, the Company has had a line of credit for borrowings of up to $125,000 from the Managing Member. Borrowings are subject to interest at 5%, per annum, and due together with interest on June 1, 2017. As of December 31, 2016, the Company had borrowings totaling $85,051 and accrued interest of $1,207. As of December 31, 2016, the Company had $39,949 available under the line of credit. Interest expense was $1,207 for the period ended December 31, 2016. Subsequent to December 31, 2016, the Company increased their borrowing capacity to $150,000.

Investment Management Agreement

Prior to the initial closing of this offering, we will enter into the Investment Management Agreement with the Investment Manager. The Investment Manager is affiliated with GSCM and is owned by Titan Holding Group, Inc.dba Good Steward Financial Services Group ("Titan Holding Group").   Titan Holding Group is owned by Robert Barr and Mr. Barr has conducted business with the principals of the Managing Member in the past, including with regards to the management of GCA.  Under the Investment Management Agreement, the Investment Manager may receive compensation from the Managing Member in the form of profit sharing. For more information on the fees payable to our Manager and its affiliates, please see "Compensation to Our Manager and Affiliates."

We will pay our Managing Member an annual asset management fee equal to 2.0% of our capital contributions payable monthly in arrears in cash.  Assuming that we raise the maximum offering amount, we anticipate we will receive $45,350,000 in net proceeds from this offering. As a result, we estimate that our Managing Member would receive an annual asset management fee of $907,000 if we were to raise no additional equity and no additional adjustments were made.  Of this amount, a portion may be paid to the Investment Manager pursuant to the Investment Management Agreement.

Servicing Agreement

We have entered into a Servicing Agreement with Good Steward Account Servicing, Inc ("GSAS").  GSAS is owned by Titan Holding Group.  GSAS will receive a servicing fee based on the unpaid balance of a Loan.

Project Management Agreements

We may enter into project management agreements for certain assets of the Company with one or more Affiliates of the Managing Member or Investment Manager.  Under these project management agreements, Affiliates of our Managing Member or Investment Manager, may receive compensation in the form of project management fees. Such fees shall be at market rates and shall not exceed 10% of the total proceeds generated by the asset disposition and are paid at the time of the asset disposition. We anticipate that the project manager will manage some of our Company's portfolio earning market-standard project management fees based on a percentage of the disposition proceeds received upon the sale of an asset.  We cannot estimate the project management fees that will be payable to the project manager at this time however they will be in line with market rates and will correspond with the project management work that has been carried out.

While many projects will likely be completely, independently and successfully managed by their respective sponsors (the Company’s borrowers), other projects may require additional project management oversight to ensure the best possible outcome for the Company.  In those cases, the Managing Member will choose whether to hire third-party resources or to apply resources from Affiliates of the Managing Member or Investment Manager.  That decision will be based on the particular needs of the project, whether those needs can be best met by a third party or by Affiliates of the Managing Member or Investment Manager, and availability of potential qualified third parties versus the schedule requirements of the project.

Project management functions may include (but are not limited to) regular meetings or conference calls with the borrower and/or contractor to monitor schedules and budgets and to manage any schedule or budget issues as they arise, direct oversight of the contractor's activities, working with various city, county, or state agencies to manage permitting, tax payments and other agency issues, site visits to monitor construction progress, managing various legal, payment and administrative functions associated with the project ownership entity, liens, contractors, sub-contractors, and/or the borrower, negotiating joint venture or other agreements or contracts necessary to complete the project, resolving issues with local utilities, and hiring of real estate agents and staging services, managing listings, negotiating the sale and managing the closing of the project.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our Managing Member, Investment Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Lending, Renewal and Forbearance Fees

The Investment Manager, with the input of the Managing Member and/or its affiliates, will have the sole and absolute discretion to determine whether or not to make, acquire or sell a particular Loan. None of the compensation for the Investment Manager or Managing Member set forth under "Managing Member's Compensation" was determined through arms-length negotiations. Any increase in such charges may have a direct, adverse effect upon the interest rates that borrowers will be willing to pay the Company, thus may reduce the overall rate of your return.  Conversely, if the Company reduces the loan fees charged, a higher rate of return might be obtained for the Company and the members.  This conflict of interest will exist in connection with every transaction in which the Company participates.

Company Management Not Required to Devote Full-Time

Neither the Managing Member nor Investment Manager is required to devote its capacities full-time to the Company's affairs.  The Managing Member and Investment Manager must only devote such time as the affairs of the Company may reasonably require.

Competition with Affiliates of the Company

Though they currently have no intention to do so, there is no restriction preventing the Company or any of its affiliates, principals or management from competing with the Company by investing in collateral liens or sponsoring the formation of other investment groups like the Company to invest in similar areas.  If the Company, the Managing Member, the Investment Manager or any of their principals were to do so, then when considering each new investment opportunity, such person would need to decide whether to originate or hold the resulting transaction in the Company, as an individual or in a competing entity.  This situation would compel the Managing Member and Investment Manager to make decisions that may at times favor persons other than the Company.  The Operating Agreement exonerates the Company, the Managing Member, the Investment Manager and their affiliates, principals and management from any liability for investment opportunities given to other persons.

Loan Servicing by the Company, Managing Member, Investment Manager or Affiliates

The Managing Member has reserved the right to retain other firms in addition to, or in lieu of, the Company or Managing Member acting as the loan servicer to perform various brokerage services, loan servicing and other activities in connection with the Company's investment portfolio that are described in this Offering Circular, including Good Steward Account Servicing, Inc ("GSAS").  GSAS and such other firms may or may not be affiliated with the Company or Managing Member.  Loan servicing firms not affiliated with the Company or Managing Member may provide comparable services on terms more favorable to the Company.  The Managing Member has very wide discretion in determining which entity (including, but not limited to, the Managing Member itself, an affiliate of the Managing Member, or an unaffiliated third party) will service the loans.

Other Companies & Partnerships or Businesses

The Managing Member, Investment Manager and their respective principals, directors, officers or Affiliates may engage, for their own account or for the account of others, in other business ventures similar to that of the Company, including, but not limited to California Real Estate Fund, LLC, a California limited liability company ("CARE Fund") with investment strategies which are similar to those of the Company, and neither the Company nor any member shall be entitled to any interest therein.  As such, there exists a conflict of interest on the part of the Managing Member because there may be a financial incentive for the Managing Member and Investment Manager to invest in, arrange or originate transactions for CARE Fund, private investors and other mortgage funds.  Further, the Managing Member, Investment Manager and their principals, directors, officers and Affiliates may be involved in creating additional mortgage or real estate funds that may compete with the Company. The Managing Member expects that it will establish and sponsor additional investment vehicles in the future that will originate, acquire or invest in real estate loans, real estate and other real estate-related assets.  CARE Fund and any additional investment vehicles may have investment criteria that compete with the Company. If a sale, financing, investment or other business opportunity would be suitable for more than one of these investment vehicles, the Investment Manager will allocate such opportunities between the Company, CARE Fund and such other entities using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Investment Manager determines to be relevant, including:

·the investment objectives and criteria of the Company, CARE Fund and the other investment vehicles;

·the cash position of the Company, CARE Fund and the other investment vehicles;

·the effect of the investment on the diversification the Company, CARE Fund or the other investment vehicle's portfolio by type of investment, and risk of investment;

·the anticipated cash flow of the asset to be acquired;

·the income tax effects of the purchase;

·the size of the investment; and

·the amount of funds available.

The Company will not have independent management and it will rely on the Managing Member, the Investment Manager and their respective managers, principals, directors, officers and/or affiliates for the operation of the Company.  The Managing Member, Investment Manager and these individuals/entities will devote only so much time to the business of the Company as is reasonably required.  The Managing Member, Investment Manager and their managers, principals, directors, officers and/or affiliates may have conflicts of interest in allocating management time, services and functions between various existing companies, and business ventures in they may be or become involved with.  Each of the Managing Member and the Investment Manager believes it has sufficient staff to be fully capable of discharging its responsibilities.

Purchase, Sale and/or Hypothecation of Loans

The Managing Members, the Investment Manager, Affiliates and their respective principals, directors and/or officers may sell, buy or hypothecate loans (use loans as collateral for another loan) to the Company, provided that such loans meet the then-existing underwriting criteria of the Company.  The Company may pay a price greater or less than the remaining balance on such loans.  The price at which existing loans are bought and sold shall be the fair market price and shall be upon commercially reasonable terms. The price is normally a function of prevailing interest rates and the term of the loan.  Therefore, the Company or its Managing Members, Investment Manager and their respective principals, directors, officers and/or affiliates, may make a profit on the sale of an existing loan from the Company or to the Company.  There will be no independent review of the value of such loans or of compliance with the conditions set forth above.

Project Management Fees

The Managing Member or its Affiliates may receive project management fees or other compensation related to the administration and management of certain Company investments.  In particular, the Managing Member or its Affiliates may receive payment for services related to construction loans and other Loans made by the Company which require administration as well as real estate projects in which the Company invests.  These fees shall be at market rates and paid in good faith directly by the borrower or sponsor.

Lack of Independent Legal Representation

Investors and the Company have not been represented by independent legal counsel to date.  The use of the Managing Member's counsel in the preparation of this Offering Circular and the organization of the Company may result in a lack of independent review.  Investors are encouraged to consult with their own attorney for legal advice in connection with this Offering. Also, since legal counsel for the Managing Member prepared this Offering, legal counsel will not represent the interests of the members at any time.

Conflict with Related Programs

The Managing Member and its members, managers, principals, directors, officers and/or affiliates may cause the Company to join with other entities organized by the Managing Member for similar purposes as partners, joint venturers or co-owners under some form of ownership in certain loans or in the ownership of repossessed real property. The interests of the Company and those of such other entities may conflict, and the Company controlling or influencing all such entities may not be able to resolve such conflicts in a manner that serves the best interests of the Company.

Sale of Real Estate to Affiliates

In the event the Company becomes the owner of any real property by reason of foreclosure on Loan, the first priority of the Managing Member and Investment Manager will be to arrange for the sale of the property for a price that will permit the Company to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions.  In order to facilitate such a sale the Managing Member may, but is not required to, arrange a sale to persons or entities controlled by it, (e.g. to another limited liability Company formed by the Managing Member for the express purpose of acquiring foreclosure properties from lenders such as the Company).  The Managing Member, the officers of the Managing Member and the Sponsors will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction.  For example, the Company and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale.  The Managing Member's decision will not be subject to review by any outside parties.  The Company may sell a foreclosed property to the Managing Member or an Affiliate at a price that is fair and reasonable for all parties, but no assurance can be given that the Company could not obtain a better price from an independent third party.

The Managing Member shall attempt to resolve these conflicts by setting a purchase price for each loan which is not less than any of the following: (i) the outstanding value (unpaid interest, points, and principal) of such loan, if any, at the time of sale; (ii) the amount of any third party offer already received, if any; or (iii) the total amount of the Company's investment in the loan. The Company's investment is deemed to include without limitation the following: the loan amount, expenditures made to protect the Company's interest in the loan, all costs associated with management, any sales commissions, and any advances made by or on behalf of the Company for any of the foregoing.

Receipt of Fees and Other Compensation by our Managing Member, Investment Manager and their Affiliates

Our Managing Member, Investment Manager and their Affiliates will receive substantial fees from us, which fees will not be negotiated at arm's length. These fees could influence the advice of our Managing Member or Investment Manager to us as well as the judgment of affiliates of our Managing Member or Investment Manager, some of whom also serve as our Managing Member's officers and directors and the key real estate and debt finance professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

·the continuation, renewal or enforcement of provisions in our Operating Agreement involving our Managing Member, Investment Manager and their affiliates, or the shared services agreement between our Managing Member and our sponsor;

·public offerings of equity by us, which will likely entitle our Managing Member and Investment Manager to increased funding fees, asset management fees and other fees;

·acquisitions of investments and originations of Loans at higher purchase prices, which entitle our Managing Member, Investment Manager or their affiliates to higher funding fees and asset management fees regardless of the quality or performance of the investment or Loan and, in the case of acquisitions of investments from related entities, might entitle affiliates of our Managing Member or Investment Manager to disposition fees in connection with services for the seller;

·borrowings up to or in excess of our stated borrowing policy to acquire investments and to originate loans, which borrowings will increase asset management fees payable by us to our Managing Member or Investment Manager;

·whether and when we seek to list our Class A Units on a stock exchange or other trading market;

·whether we seek member approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our sponsor who are performing services for us on behalf of our Managing Member or Investment Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor;

·whether and when we seek to sell the company or its assets; and

·whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Managing Member.

 Other Operating Agreement Provisions Relating to Conflicts of Interest

Our Operating Agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Managing Member. Our Operating Agreement provides that our Managing Member will serve as our manager for an indefinite term, but that our Managing Member may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our members may remove our Managing Member at any time with 30 days prior written notice for "cause," following the affirmative vote of two-thirds of our members. Unsatisfactory financial performance does not constitute "cause" under the Operating Agreement. Our Managing Member may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Managing Member, our Managing Member will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Managing Member will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See "Management—Term and Removal of the Managing Member".

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Managing Member must conclude that all other transactions between us and such affiliate, our Managing Member, any of their officers or directors, or any of their affiliates are fair and commercially reasonable to the Company and on terms and conditions that are not unduly onerous and not less favorable to us than those available from unaffiliated third parties.

DESCRIPTION OF OUR CLASS A UNITS

The following descriptions of our Class A Units, certain provisions of Delaware law and certain provisions of our Certificate of Formation and Operating Agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our Operating Agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.  See "Where You Can Find More Information."

General

We are a Delaware limited liability company organized on June 15, 2016 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests.  The limited liability company interests in our company will be denominated in Class A Units of limited liability company interests ("Class A Units") and Class B Units ("Class B Units"). The Company has authorized and issued 100 Class B Units, which are held by the Managing Member.  Our Operating Agreement provides that we may issue an unlimited number of Class A Units with the approval of our Managing Member and without member approval.

All of the Class A Units offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Class A Units, as determined by our Managing Member, the holders of such Class A Units will not be liable to us to make any additional capital contributions with respect to such Class A Units (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act).  Holders of Class A Units have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our company and no preferential rights to distributions. However, holders of our Class A Units will be eligible to participate in our quarterly redemption plan, as described below in "Quarterly Redemption Plan".

We have a December 31st fiscal year end.

Distributions

To the extent that the Company has net income from its investment activities, the Managing Member will make distributions to the members of an amount equal to an annual preferred return (the "Preferred Return") on their investment, payable each calendar month (and prorated as applicable for the amount of time that a member was a member of the Company during such month).  This Preferred Return will be payable only to the extent the Company has net income and prior to any other distributions or profit participation by the Managing Member (however, all expenses and fees (including loan origination fees and Lender Fees) will be paid and deducted from the total income prior to making to any distributions). The Preferred Return for any member shall be equal to an annualized rate of eight percent (8.00%).  The Preferred Return will be calculated and distributed on a monthly basis to the extent such amounts are available for distribution.

Members will also be eligible for regular quarterly income distributions of the Company's Net Income, as follows: Members will be eligible for quarterly income distributions of their pro-rata share of eighty-percent (80%) of the Net Income of the Company according to the member's capital account to the extent cash is available and provided that the quarterly income distribution will not impact the continuing operations of the Company.  "Net Income" means the Company's quarterly gross income less the Company's quarterly operating expenses and an allocation of income for a loan loss reserve.  All such distributions will be made on a quarterly basis, in arrears.  Net Income shall not include any income derived from loan arrangement and funding fees (“Loan Arrangement Fees”).  Loan Arrangement Fees shall be distributed on a monthly basis 50% to the holders of the Class A Units and 50% to the holders of the Class B Units.

Distributions may be made in excess of cash flow, but shall not be in excess of earnings.  Since income is based upon the accrual method, there may situations where the Company makes distributions from its loan loss reserve account in the amount of accrued but unrealized interest income.  Loan loss reserves shall be established between one and five percent (1-5%).

Each member has the option of having his, her or its share of the earnings of the Company (including any Preferred Return) that is payable to the member reinvested for the purpose of purchasing additional Class A Units (or fractional units) which are being offered pursuant to this offering at the then current price as based upon the applicable NAV. However, the Managing Member will immediately begin making cash distributions to such members once the Maximum Offering Amount has been received and no additional Class A Units shall be issued.  However, the Managing Member reserves the right to commence making cash distributions at any time to any member(s) in order for the Company to remain exempt from the ERISA plan asset regulations.  (See "ERISA Considerations" and "Summary of Operating Agreement" below).  In addition, the Managing Member may elect to redeem all or a party of a member's Class A Units for any reason upon thirty (30) days written notice to the member at a price equal to the member's capital contribution plus any accrued but unpaid Preferred Return and other fees which owed to the member on the date of redemption. The Managing Member may also, by notice to a member, force the sale of all or a portion of such member's interest on such terms as the Managing Member determines to be fair and reasonable, or take such other action as it determines to be fair and reasonable in the event that the Managing Member determines or has reason to believe that: (i) such member has attempted to effect a transfer of, or a transfer has occurred with respect to, any portion of such member's interest in violation of the Operating Agreement; (ii) continued ownership of such Class A Units by such member is reasonably likely to cause the Company to be in violation of securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Managing Member or its affiliates; (iii) continued ownership of such Class A Units by such member may be harmful or injurious to the business or reputation of the Company or the Managing Member, or may subject the Company or any members to a risk of adverse tax or other fiscal consequence, including without limitation, adverse consequence under ERISA; (iv) any of the representations or warranties made by such member in connection with the acquisition of such member's interest was not true when made or has ceased to be true; or (v) such member's Interest has vested in any other person by reason of the bankruptcy, dissolution, incompetency or death of such member.

Members shall receive cash distributions of Net Income in the form of quarterly distributions and monthly Preferred Returns unless a member elects to have such amounts reinvested for the purpose of purchasing additional Class A Units (or fractional units) which are being offered pursuant to this offering at the then current price as based upon the applicable NAV. An election to not receive quarterly or monthly distributions is revocable at any time upon a written request to revoke such election.  Members may change their election at any time upon thirty (30) days written notice to the Company.  Upon receipt and after the thirty (30) day notice has occurred, the member's election shall be changed and reflected on the following first day of the successive period in which the member is entitled to receive a distribution.  Notwithstanding the preceding sentences, the Managing Member may at any time immediately commence with income distributions in cash only in order for the Company to remain exempt from the ERISA plan asset regulations.  (See "ERISA Considerations" and "Summary of Operating Agreement" below)

Cash flow and distributions of the Company may necessarily fluctuate in accordance with the business and operations of the Company. At the end of each calendar quarter, the Managing Member will (as soon as reasonably practicable) review distributions paid during the previous twelve months and make ratable adjustments to distributions paid or payable to members in order to meet the distribution requirements set forth in the Operating Agreement.

The Managing Member may (but shall not be required to) make distributions, as cash advances against regular distributions, to the members to the extent of available cash in amounts sufficient to satisfy the member income tax liability with respect to their allocated portion of the applicable Company's taxable net income, less any amounts previously distributed in such tax year.

The Managing Member may invest some of the Company's assets in short-term obligations of the United States government or other governments, certificates of deposit, commercial paper and other money market instruments, until capital contributions are invested in projects consistent with the Company's investment strategy or used to pay Company Expenses.  Income generated from such investments is not subject to the mandatory distribution provisions of the Operating Agreement.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Managing Member, cash resulting from a waiver of fees or reimbursements due to our Managing Member, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Managing Member for services provided to us. See "Management Compensation." Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining members.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder's adjusted tax basis in the holder's Class A Units, and to the extent that it exceeds the holder's adjusted tax basis will be treated as gain resulting from a sale or exchange of such Class A Units.

Voting Rights

Holders of our Class A Units will have voting rights only with respect to certain matters, as described below.  Each outstanding Class A Unit entitles the holder to one vote on all matters submitted to a vote of Class A Unit holders until the Redemption Payment Date as described below in “Quarterly Redemption Plan".  Generally, matters to be voted on by our members must be approved by either a majority or supermajority, as the case may be, of the votes cast by all Class A Units present in person or represented by proxy.  If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the Class A Units:

·any amendment to our Operating Agreement that would adversely change the rights of the Class A Units (majority of affected class);

·removal of our Managing Member as the manager of our company for "cause" as described under "Management—Term and Removal of the Managing Member" (two-thirds); and

·all such other matters as our Managing Member, in its sole discretion, determines will require the approval of members, or as otherwise required by law.

General Procedures

Public Announcements; Notices.  In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of Class A Units.

Meetings. Our Operating Agreement provides that special meetings of members may only be called by our Managing Member. There will be no annual or regular meetings of the members.

Fractional Shares.  Our Managing Member will not have to issue or deliver any fractional Class A Units to any holder of Class A Units upon any redemption or distribution under the provisions described under "—Redemptions."  Instead of issuing fractional Class A Units, we will pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

Adjustments for Distributions.  Redemption requests must be made on or before the day that is ten (10) business days following the date on which the Company publishes the effective per unit NAV in any given quarter (“Redemption Effective Date”) and payment which are made will be made ten (10) business days following the Redemption Effective Date, which we refer to as the “Redemption Payment Date.”  Class A Unit holders will be entitled to receive regular distributions up to the Redemption Effective Date.  If the record date for a distribution occurs after the date on which the NAV is published, the redemption price would be reduced to reflect the aggregate amount of such distribution.  To the extent that a redeeming member has previously elected to reinvest its distributions, such reinvestment will be suspended upon receipt of a redemption request and, to the extent the Company makes distributions during the period between the date of the redemption request and the Redemption Payment Date, such distributions to the redeeming member will be in cash.

Payment of Taxes.  If any person exchanging a certificate representing Class A Units wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of our company, including if we do not raise the $1,000,000 minimum threshold from third parties, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred Class A Units. Thereafter, holders of our Class A Units will share in our funds remaining for distribution pro rata in accordance with their respective interests in our company.

Class B Units

The Company has authorized and issued one hundred (100) Class B membership interest units ("Class B Units"), which shall be held by the Managing Member.  The Class B Units do not have voting rights and is not convertible into Class A Units.  As the holder of the Class B Units, the Managing Member is entitled to receive twenty percent (20%) of the Net Income; provided, however, the Managing Member has agreed to direct its carried interest to the Investment Manager, a registered investment adviser under the Investment Advisers Act of 1940.  Net Income shall not include any income derived from loan arrangement and funding fees (“Loan Arrangement Fees”).  Loan Arrangement Fees shall be distributed on a monthly basis 50% to the holders of the Class A Units and 50% to the holders of the Class B Units.  The Managing Member shall also have the right to receive an annual management fee in the amount of two percent (2%) of the total capital contributions, as adjusted from time to time for capital withdrawals, distributions, reinvestment, allocations and other capital account adjustments, payable monthly.

Transfer Agent and Registrar

As of the date of this offering circular, we intend to engage VStock Transfer as transfer agent in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Operating Agreement

Organization and Duration

We were formed on June 15 2016, as Secured Real Estate Income Fund II, LLC, a Delaware limited liability company. In June 2017 the Company changed its name to Secured Real Estate Income Strategies, LLC. We will remain in existence until dissolved in accordance with our Operating Agreement.

Purpose

Under our Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a Class A Unit, you will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, our Operating Agreement.  Pursuant to this agreement, each member and each person who acquires a Class A Unit from a member grants to our Managing Member a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution.  The power of attorney also grants our Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our Operating Agreement.

No Fiduciary Relationship with our Managing Member

We operate under the direction of our Managing Member, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and working with the Investment Manager to implement our investment strategy. Our Managing Member performs its duties and responsibilities pursuant to our Operating Agreement. Our Managing Member maintains a contractual, as opposed to a fiduciary relationship, with us and our members. Furthermore, we have agreed to limit the liability of our Managing Member and to indemnify our Managing Member against certain liabilities.

Limited Liability and Indemnification of our Managing Member and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Managing Member, its principals and officers, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Managing Member, its officers and directors, our sponsor and our sponsor's members and affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Managing Member, its officers and principals will not be liable to us.  In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Managing Member, its officers and principals, and the Investment Manager and its members and officers and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney's fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Managing Member's principals.

Amendment of Our Operating Agreement; Exclusive Authority of our Managing Member to Amend our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of our Managing Member.  Our Managing Member will not be required to seek approval of the members to adopt or approve any amendment to our Operating Agreement, except to the extent that such amendment would limit the rights of the holders of the Class A Units or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the Class A Units.

Termination and Dissolution

We will continue as a limited liability company until terminated under our Operating Agreement.  We will dissolve upon: (1) the election of our Managing Member to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our company; or (4) at any time that we no longer have any members, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Managing Member

Any determinations made by our Managing Member under any provision described in our Operating Agreement will be final and binding on our members, except as may otherwise be required by law.  We will prepare a statement of any determination by our Managing Member respecting the fair market value of any properties, assets or securities, and will file the statement with our company secretary.

Valuation Policies

Our Managing Member will provide valuations of certain real estate assets and investments, including related liabilities, and to adjust those valuations for events known to the Managing Member that it believes are likely to have a material impact on previously provided estimates of the value of the affected real estate assets and investments and related liabilities. Our real estate assets will consist primarily of a diversified portfolio of real estate loans, real estate and other real estate-related assets where the underlying collateral will typically be real estate or security interests therein. We will amortize asset acquisition costs over the duration of the real estate asset. In the instances of assets with uncertain durations, we will amortize asset acquisition costs over five years. Our liabilities will also include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which will be estimated by our Managing Member.

Our Managing Member will calculate our NAV per Class A Unit using a process on a quarterly basis beginning January 1, 2018 that reflects (1) the value of Loans and or notes (as determined by the unpaid principal balance, plus accrued but unpaid interest), (2) the value of real estate assets and investments, including related liabilities provided periodically by the Managing Member or an independent valuation expert in individual appraisal reports of the underlying real estate, as they may be updated upon certain material events described below, (3) accruals of distributions, and (4) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. An independent valuation expert will not be responsible for, or prepare, our NAV per Class A Unit. If a material event occurs between scheduled valuations that our Managing Member believes may materially affect the value of any of our real estate assets and investments, including related liabilities, our Managing Member will adjust the most recent valuations to account for the estimated impact and make corresponding adjustments to the NAV. Our Managing Member will determine our NAV per Class A Unit by dividing our NAV in such month by the number of our Class A Units outstanding as of the end of such month, prior to giving effect to any Class A Unit purchases or redemptions to be effected for such month.

Our goal is to provide a reasonable estimate of the market value of our Class A Units on a quarterly basis. However, the majority of our assets will consist of real estate loans and, as with any real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our real estate assets and investments. In addition, for any given month, our published NAV per Class A Unit may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per Class A Unit may not reflect the precise amount that might be paid for your Class A Units in a market transaction, and any potential disparity in our NAV per Class A Unit may be in favor of either members who redeem their Class A Units, or members who buy new Class A Units, or existing members. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Class A Unit to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Quarterly NAV Price Adjustments

Our Managing Member set our initial offering price at $10.00 per Class A Unit.  The per Class A Unit purchase price will be adjusted for each fiscal quarter, and will equal the NAV per unit calculated as of the close of business on the last day of the preceding fiscal quarter exclusive of any underwriting discounts or commissions.  For example, during the fiscal quarter January 1 through March 31, the purchase price of the Class A Units will equal the net asset value per Class A Unit as of the close of business on the immediately preceding December 31st.

While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Class A Unit that will be applicable for such fiscal quarter, which we refer to as the pricing supplement, which price shall not include underwriting discounts and commisions.  Our website, www.SecuredRealEstateFunds.com, will identify the current per Class A Unit purchase price and will also contain this offering circular, including any supplements and amendments.  As long as this offering continues, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.  In addition, we will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per Class A Unit to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per Class A Unit and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per Class A Unit information provided on our website.  We will also use that updated NAV per Class A Unit as the offering price for new units offered for the remainder of that fiscal quarter.

Any subscriptions that we receive prior to the end of a quarter will be executed at a price equal to our NAV per Class A Unit applicable to such quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the Class A Units will be the price in effect at the time the subscription was received.

Quarterly Redemption Plan

At any time after twelve (12) months following the purchase of Class A Units and until such time as the Class A Units are listed, the holders of Class A Units may request redemptions of the Class A Units in accordance with the Company's redemption plan as set forth herein.  If we list our Class A Units on the OTCQB or another national securities exchange or a secondary market for our Class A Units develops, we will terminate our redemption plan.

Redemption of our Class A Units will be made in connection with our quarterly NAV adjustments.  On a quarterly basis, the Company will make a NAV adjustment, which shall be disclosed in a supplement to this offering circular and published on the Company’s website on or about the first business day of each calendar quarter (“NAV Determination Date”).   During the first three (3) years following the date of a purchase of Class A Units, the per unit redemption price (“Redemption Price”) will be calculated based on the greater of $9.10 or the NAV per unit value published on the NAV Determination Date.  Beginning on the third anniversary of the record date of the purchase of Class A Units, the Redemption Price will be calculated based on the NAV per unit value on the NAV Determination Date.  Members wishing to redeem all or a portion of their Class A Units may make a redemption request at any time prior to and including the day that is ten (10) business days following the NAV Determination Date (“Redemption Effective Date”).  All redemption requests received between the Redemption Effective Date of the previous quarter and the Redemption Effective Date of the current quarter (a “Redemption Period”) will be paid in accordance with the terms set forth herein on the date that is ten (10) business days following the Redemption Effective Date (“Redemption Payment Date”).  Members may increase or decrease their redemption requests at any time during the Redemption Period and may cancel or withdraw their redemption request for any reason at any time prior to the Redemption Payment Date.    A member making a redemption request would be entitled to receive any distributions made between the date of the redemption request and the Redemption Effective Date and such distributions will not affect the Redemption Price.  If the record date for a distribution occurs after the NAV Determination Date, the Redemption Price paid on the Redemption Payment Date would be reduced to reflect the aggregate sum of such distribution.  For example, if a NAV Determination Date is June 1st, Members would be informed of the Redemption Price on such date through the filing of an offering circular supplement and by posting the Redemption Price on the Company’s website (Members who made requests during the Redemption Period prior to such date will also receive an email advising them of the effective Redemption Price) and would be able to make new redemption requests or modify or cancel previous redemption requests at any time prior to and including the Redemption Effective Date which is ten (10) business days following the June 1st NAV Determination Date.  All requests made on or before the Redemption Effective Date would be honored in accordance with the Company’s redemption plan and paid on the Redemption Payment Date which is ten (10) business days following the Redemption Effective Date.

We cannot  guarantee  that  the  funds  set  aside  for  the  redemption  plan  will  be  sufficient  to  accommodate  all  requests  made  in  any quarter. In the event that we do not have sufficient funds available to redeem all of the Class A Units for which redemption requests have been submitted in any quarter, we plan to redeem our Class A Units on a pro rata basis on the redemption date. In addition, if we redeem less than all of the units subject to a redemption request in any quarter, with respect to any unredeemed units, you can: (i) withdraw your request for redemption; or (ii) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis along with any new requests received in that future quarter. For investors who hold Class A Units with more than one record date, redemption requests will be applied to such Class A Units in the order in which they were purchased, on a first in first out basis.

We intend to limit the number of units to be redeemed during any calendar year to 5.0% of the weighted average number of Class A Units outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). During the period that this offering is ongoing, all Members who have held their units for at least twelve months may require us to redeem up to 25% of their units quarterly, up to the aggregate quarterly and annual limitations discussed above. Once we have concluded this offering, we intend to evaluate redemption levels on a quarterly basis depending on our available cash.

There  is  no  fee  in  connection  with  a  redemption  of  our  Class A Units;  however,  a  member  requesting  redemption  will  be responsible  for  reimbursing  us  for  any  third-party  costs  incurred  as  a  result  of  the  redemption  request,  including  but  not  limited  to,  bank transaction charges, custody fees, and/or transfer agent charges. .  If we agree to honor a redemption request, the Class A Units to be redeemed will cease to have voting rights as of the Redemption Effective Date.

In  addition,  following  the  conclusion  of  this  offering,  our  Manager  may,  in  its  sole  discretion,  amend,  suspend,  or  terminate  the redemption plan at any time upon providing thirty (30) days prior notice to the Members, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, to preserve our tax status, following any material decrease in our NAV, or for any other reason. . In the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment.  Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. For  more  information  about  our  redemption  plan  or  to  submit  a  redemption  request,  please  contact  us  by  email  at redemptions@reincomefunds.com.

The redemption plan shall cease if and when the Company lists the Class A Units on a trading market or exchange.

Reports to Members

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Company website at www.securedrealestateincomefunds.com and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Company website are not incorporated by reference in or otherwise a part of this offering circular.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Class A Units. Because the federal income tax consequences of investing in the Company varies from investor to investor depending on each investor's unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non-U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences) other than those arising under the federal income tax. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of a Class A Unit.

The following summary is based upon the Code, as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Company or its investors will continue to be as described herein.

The Company has not sought or obtained a ruling from the IRS (or any other federal, state, local or foreign governmental agency) as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation, the conclusions reached by Tax Counsel or with the tax positions taken by the Company.

Partnership Status

Based upon representations from us, Tax Counsel has rendered its opinion that, although the issue is not free from doubt, the Company will be initially classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. Accordingly, the members, subject to the discussion regarding publicly traded partnerships below, will be partners in such partnership for federal income tax purposes.

A publicly traded partnership (a "PTP") is generally treated as a corporation for federal income tax purposes.  If the Company were treated as a PTP, the members would not be treated as partners for federal income tax purposes, and income or loss of the Company would not be passed through to the members. Instead, the Company would be subject to federal income tax on its income at the rates applicable to corporations. The imposition of any such tax would reduce the amount of cash available to be distributed to our members. In addition, distributions from our Company to our members would be ordinary dividend income to such members to the extent of our earnings and profits. Accordingly, status of the Company as a PTP would materially reduce the after-tax return to a member from its investment in the Company.

However, a partnership that otherwise would constitute a PTP taxable as a corporation generally will not be taxable as a corporation under an exception which is applicable if at least 90% of the gross income of the partnership for a taxable year consists of certain categories of income (the "Qualified Income Categories"). The Qualified Income Categories consist of income and gains from the buying and selling of commodities held as capital assets or futures, forwards, or options with respect to such commodities (where such activity is a principal activity of the partnership); dividends; interest (to the extent such interest is neither derived from the "conduct of a financial or insurance business" nor based upon "income or profits" of any person); certain capital gains; gain from the sale or other disposition of real property; income inclusions in respect of a controlled foreign corporation (a "CFC") (at least to the extent such inclusion is matched by a distribution out of earnings and profits in the taxable year of inclusion); income inclusions with respect to a passive foreign investment company (a "PFIC") (at least to the extent of those required income inclusions where the PFIC is treated as a qualified electing fund ("QEF") where such inclusion is matched by a distribution out of earnings and profits in the taxable year of inclusion); and certain other qualifying income.

In general, the income that the Company receives from its Loans should be expected to fit within one or more of the Qualified Income Categories as either interest or gains from the sale or disposition of real property. However, the interest earned by the Company may only be included within the Qualifying Income Categories if (a) the interest does not depend on the income or profits of any person and (b) the interest is not derived in the conduct of a financial business. We have represented that in future taxable years we anticipate that income described in clause (a) will, together with any other non-qualifying income, constitute less than 10% of the Company's gross income. There is no definitive guidance as to the level of activity that may, for purposes of clause (b), cause us to be treated as if we were engaged in a financial business. There is no assurance that the IRS will not successfully contend that our Company is engaged in a financial business or earns more than 10% of our gross income from such a business and, therefore, is a publicly traded partnership taxable as a corporation.  The Managing Member intends to operate the Company in a manner that will comply with the above exception for qualified income. To the extent that such exception is not available, the Company may also rely upon other safe harbors from PTP status provided under Treasury Regulations to the extent available. However, the continued availability of these safe harbors cannot be known at present, and there is no assurance that the Company would qualify under any such safe harbors.

In addition, it is unclear whether or not income received from shared appreciation mortgages fits within one or more of the Qualified Income Categories.  We believe the amounts received by the Company in connection with the sale of a property subject to a shared appreciation mortgage represents a gain from the sale or disposition of real property and therefore qualifies within one of the Qualified Income Categories.  In the event that such income is deemed to not constitute income within the Qualified Income Categories, then the Company will take such steps as necessary to limit its investment in such instruments to constitute less than 10% of the Company's gross income.

The discussion set forth in the following paragraphs assumes that the Company will be taxed as a partnership (and not a PTP taxable as a corporation) for federal income tax purposes.

Taxation of Members

As a limited liability company, the Company is not itself subject to U.S. federal income tax but will file an annual company information return with the IRS. Each member is required to report separately on his or her income tax return his or her distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income, deductions and credits. The Company may utilize a variety of investment and trading strategies which produce both short-term and long-term capital gain (or loss), as well as ordinary income (or loss). The Company will send annually to each member a Schedule K-1 showing his or her distributive share of the Company items of income, gain, loss deduction or credit.

Each member that is subject to U.S. federal income taxes (a "U.S. Member") will be liable for taxes on its distributive share of Company income regardless of whether the Company has made any distributions to the member.

Allocations of the items of income, gain, loss, deductions and credits of the Company will be made in accordance with the Operating Agreement of the Company. Such allocations are intended to have "substantial economic effect." If an allocation to a member does not have substantial economic effect, such member's distributive share of profit or loss for tax purposes will be determined in accordance with such member's interest in the Company, taking into account all facts and circumstances. Consequently, if the IRS were to successfully challenge the allocations set forth in the Operating Agreement, the member may be allocated different amounts of income, gain, loss, deductions or credits than initially reported to such member.

Upon any redemption of Class A Units of a U.S. Member, the Company may specially allocate separate Company items of income, gain, loss and deduction to a redeeming U.S. Member to the extent necessary such that the U.S. Member would have an adjusted tax basis in its Class A Units equal to the redemption payment. The Managing Member generally retains sole discretion in determining the character of any such items specially allocated to a particular redeeming U.S. Member. Although the Managing Member believes that these special allocations will be respected for federal income tax purposes, there are no assurances that such allocations could not be successfully challenged. If successfully challenged, a member's allocable share of Company taxable income and loss may be affected.

To the extent that these special allocations are not made, or are made but successfully challenged, for U.S. federal income tax purposes, the U.S. Member would not have an adjusted tax basis in its Class A Units equal to the redemption payment. In that case, cash paid as part of a redemption to a U.S. Member in excess of the adjusted tax basis of its Class A Units will be treated as an amount received on the sale or exchange of its Class A Units and will generally be taxable as capital gain. Further, in that case, a U.S. Member may not recognize a loss upon a partial redemption of its Class A Units or partial withdrawal of its capital in the Company, and may only recognize a loss upon a complete withdrawal or the redemption or termination of its entire Class A Units in the Company after the U.S. Member has received all distributions and payments in respect of such complete withdrawal, redemption, or termination. In such case, the member generally would recognize a capital loss to the extent of any remaining tax basis in its Class A Units.

Any capital gain or loss so recognized by a U.S. Member upon redemption (or upon a distribution, withdrawal, termination or other disposition) of its Class A Units generally would be long-term capital gain or loss to the extent of the portion of the member's Class A Units that are held for more than twelve months, and short-term capital gain or loss to the extent of the portion of the member's Class A Units that is held for twelve months or less. For this purpose, a member would begin a new holding period in a portion of its Class A Units each time it makes an additional investment in the Company. Cash distributed (including with respect to partial withdrawals and partial redemption payments) to a U.S. Member in excess of the adjusted tax basis of its Class A Units will be treated as an amount received on the sale or exchange of its Class A Units and will generally be taxable as capital gain. An in-kind distribution of property other than cash generally will not result in taxable income or loss to any member.

Where the Company makes a distribution that constitutes a "substantial basis reduction" distribution (e.g., the complete redemption of a member's Class A Units where the member recognizes a tax loss in excess of $250,000), the Company is generally required to adjust its tax basis in its assets in respect of all members.  (The Company also is required to adjust its tax basis in its assets in respect of a transferee member in the case of a sale or exchange of Class A Units, or a transfer upon death, when there exists "substantial built-in loss" (i.e., in excess of $250,000) in respect of Company property immediately after the transfer.) For this reason, the Company will require (i) a member who receives a distribution from the Company in connection with a complete withdrawal, (ii) a transferee of Class A Units (including a transferee in case of death), and (iii) any other member in appropriate circumstances to provide the Company with information regarding its adjusted tax basis in its Class A Units.

Allocations

Under the Operating Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period is allocated among the members without regard to the amount of income, gain or loss actually recognized by the Company for federal income tax purposes. The Operating Agreement provides that items of the Company's income, gain, loss, deduction and credit actually recognized by the Company during a fiscal year generally are to be allocated for federal income tax purposes among the member pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code.

Under these principles, income, gain, loss, deduction and credit are generally allocated among the members as of the end of the Company's taxable year, based upon the amounts of the Company's net capital appreciation or net capital depreciation that have been allocated to such members for the current and prior fiscal years, in a manner designed to eliminate "book/tax disparities" in respect of such member's Class A Units.

Investors are urged to review the Operating Agreement for a more complete description of the manner in which the Company will allocate its income, gain and losses for book and federal income tax purposes.

The IRS could disagree with the Company's methods of allocating income, gain and losses for federal income tax purposes, which could cause members to recognize more or less income, gain or loss than originally allocated to them for federal income tax purposes.

Income or Loss on Sale of Assets. Generally, the gains and losses realized by the Company on the sale of portfolio assets should be characterized primarily as capital gains or losses, except in respect of loans, to the extent of any accrued market discount not previously included in the income of the Company and any amount realized attributable to accrued but unpaid interest. See "Phantom Income and Related Considerations" below. Generally, capital assets must be held for more than twelve months for the gain from the sale of the capital assets to qualify as long-term capital gains. Gains or losses on sales of capital assets that are held for twelve months or less are treated as short-term gains or losses and are taxed at ordinary income rates. Company income may also include ordinary income, including from interest and rental income.

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. These rates are subject to change by new legislation at any time.

Also, there is an additional tax of 3.8% on the "net investment income" of certain individuals, trusts and estates.  Among other items, "net investment income" generally includes gross income from interest and dividends and net gain attributable to the disposition of certain property, less certain deductions. Prospective members should consult their tax advisors concerning the possible imposition of this tax in their particular circumstances.

Phantom Income and Related Considerations. Generally, the modification of a debt instrument (including a change in the yield, an addition, deletion or alteration of a put option, a call option or a conversion right) will be treated as a "deemed exchange" of the debt instrument for a "new" modified debt instrument for U.S. federal income tax purposes if such modification is "significant" within the meaning of the Treasury Regulations promulgated under Section 1001 of the Code (the "Section 1001 Regulations"). Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply. Under the Section 1001 Regulations, the modification of a debt instrument is generally significant if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

It is likely that the Loans owned by the Company will provide for interest payments at a stated rate that will not be paid by borrowers who are under economic distress. As a general rule, such interest is required to be accrued and included in taxable income by the Company with respect to each Loan unless the Company has determined, with reasonable certainty that such interest will never be paid by the borrower. In some instances the Company may take the position that unpaid interest on a Loan or Loan Interest is not required to be accrued as taxable income. The IRS imposes a strict reading of the requirement that nonaccrual of taxable income is only permissible if there is certainty that the interest will never be paid and, therefore, may disagree with the Company's nonaccrual of unpaid interest income. If the IRS position to that effect was successful, the Company would recognize taxable income, with no corresponding receipt of cash, with respect to the unpaid stated interest.

To the extent the Company recovers any principal payment with respect to a loan, it intends to treat the amount received first as a return of its tax basis in the loan (i.e., its purchase price) with any additional amount being treated as gain realized on the disposition of the loan. No portion of a principal payment will be treated as ordinary income attributable to either accrued and unpaid interest income or accrued market discount. It is possible that the IRS may disagree with such treatment and require that amounts received with respect to each loan be allocated first to unpaid stated interest that has accrued since the Company acquired the loan, then to accrued market discount, and lastly to recovery of the Company's tax basis in the loan. If that position by the IRS was successful, the Company would recognize a larger amount of taxable income, substantially all of which would be ordinary income (rather than capital gain), at an earlier point in time. Although the Company would realize a subsequent tax loss on its unrecovered tax basis in the loan, the loss may not be recognized until a subsequent tax year and would be a capital loss, rather than an ordinary loss, for federal income tax purposes.

If the Company were to foreclose on a property securing a loan (or acquire the property through a deed-in-lieu of foreclosure transaction), it would recognize taxable gain on the disposition of the loan equal to the difference between the fair market value of the property on the date of foreclosure and the Company's tax basis in the loan. The Company would not receive any cash with respect to the property until it sold or leased the property. However, as described in this offering circular, the Managing Member may direct an affiliated entity to acquire in its own name title to any property securing a loan owned by the Company that is subject to foreclosure (or deed-in-lieu of foreclosure). That affiliate would be required to pay to the Company any amounts received by such affiliate with respect to the leasing or sale of the property as amounts due with respect to the mortgage loans securing such property, including any amounts owed in arrears. The payments received by the Company from such affiliate would be treated for federal income tax purposes as payments with respect to the related mortgage loan and reported as described above. The IRS may take the position that the activities of the Managing Member's affiliates with respect to the property securing a mortgage loan owned by the Company should be attributed to the Company. If that position was successful, the Company would recognize gain on the foreclosure without the receipt of cash, as described above.

Potential members are urged to consult their tax advisors regarding the possibility that the Company may recognize "phantom income" with respect to the ownership, modification or disposition of loans, or properties securing loans, or other adverse federal income tax consequences related thereto.

Deductions of Losses and Expenses

Tax Basis and Amount at Risk

For federal income tax purposes, a member may deduct losses and expenses allocated to it by the Company only to the extent of its adjusted tax basis in its Class A Units (or, in the case of individuals, certain non-corporate taxpayers and certain closely-held corporations, the lesser of such member's adjusted tax basis in its Class A Units or its "amount at risk" with respect to such Class A Unit) as of the end of the Company's taxable year in which such losses occur or such expenses are incurred.

Generally, a member's adjusted tax basis in its Class A Units is the amount paid for such Class A Units, reduced (but not below zero) by such member's share of the Company's distributions, losses and expenses, and increased by such member's share of the Company's liabilities, if any, and income and gain as determined for federal income tax purposes, including capital gains, with such reductions and increases made at the end of the Company's taxable year. (Tax basis is also important because gain or loss on cash distributions or partial or complete withdrawals from the Company is measured by reference to the adjusted tax basis of the member's Class A Units, as discussed below).

Generally, a member "amount at risk" with respect to a Class A Unit includes such member's (1) cash contributions to the Company; (2) the adjusted basis of other property contributed by such member to the Company; and (3) amounts borrowed for the purchase of Class A Units or for use by or in the Company for which such member is personally liable or which are secured by property of such member (not otherwise used by the Company) to the extent of the fair market value of the encumbered property. The "amount at risk" is increased by any income and gain (as determined for federal income tax purposes) derived by such member from the Company, and is decreased by any losses (as determined for federal income tax purposes) derived by such member from the Company and the amounts of any withdrawals or other distributions received by such member from the Company. For purposes of the foregoing, "loss" derived by a member from the Company is defined as the excess of allowable deductions for a taxable year allocated to such member by the Company over the amount of income actually received or accrued by such member during that year from the Company. Disallowed loss that is suspended in any taxable year may be deducted in later years to the extent that the member's amount at risk increases.

It is possible that a member may be at risk with respect to its Class A Units in an amount that is less than its tax basis in such Class A Units.

In addition to the limitations discussed above, net capital losses are deductible by noncorporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Because of that limitation, a member's distributive share of the Company's net capital losses is not likely to materially reduce the federal income tax on such member's ordinary income.

Deductibility of Investment Expenditures by Noncorporate Investors

The Code provides that, in the case of a non-corporate taxpayer who itemizes deductions when computing taxable income, expenses incurred for the purpose of producing income (including investment management fees) generally must be aggregated with certain other "miscellaneous itemized deductions" and may be deducted only to the extent such aggregate expenses exceed 2% of such taxpayer's adjusted gross income. Further, such expenses are not deductible by a noncorporate member in calculating his alternative minimum tax liability. In addition, the Code further limits the deductibility of investment expenses of an individual with an adjusted gross income in excess of a specified amount. Additionally, business expenses allocable to exempt interest income are not deductible.

The amount of a member's allocable share of such expenses that is subject to this disallowance rule will depend on the member's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be subject to disallowance will depend on each member's particular circumstances each year. It is intended that the allocation of profits and cash distributions made to the Managing Member with respect to the profit share is an allocable share of our earnings and not a fee. No assurance can be given however that the IRS could not recharacterize successfully the incentive allocations as a fee, in which case members could be subject to the limitation on deductibility relating to miscellaneous itemized deductions and certain other itemized deductions of high income individuals with respect to such amount, as described above. Prospective members are urged to consult their tax advisors regarding their ability to deduct expenses incurred by us.

Passive Activity Loss Rules

In the case of members that are individuals, estates, trusts, certain closely-held corporations or personal service corporations, Section 469 of the Code generally restricts the deductibility of losses and credits from a "passive activity" against certain income that is not derived from a passive activity. For federal income tax purposes, such passive losses and credits are deductible by a member only against such member's passive income. Members should consult their tax advisors regarding the possible application to them of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Tax Consequences of Distributions

For purposes of distributions from a member's capital account in the Company, its interest is not divided into separate interests. Rather, a member's interest in the Company is "singular" even if the member has made capital contributions to the Company at different times, and a distribution from a capital account is treated for tax purposes as a distribution with respect to the entire related Class A Units. Thus, if a member receives a distribution of some but not all of his capital account, the full amount of each withdrawal or distribution will be taxable to the extent the amount of the withdrawal or distribution exceeds such member's adjusted tax basis in such Class A Units. To the extent the amount of a distribution does not exceed a member's tax basis in an Interest, such distribution generally is not reportable as taxable income but will reduce such tax basis, but not below zero. A member generally will not recognize losses on distributions.

Because a member's tax basis in its Class A Units is not increased by such member's allocable share of the Company's income from investment activities until the end of the Company's taxable year, distributions during the taxable year could result in taxable gain to the member even though no gain would result if the same withdrawals or distributions were made at the end of the taxable year. Furthermore, the share of the Company's income allocable to a member at the end of the Company's taxable year would also be includible in such member's taxable income and would increase such member's tax basis in its remaining Class A Units as of the end of such taxable year.

A member receiving a cash distribution from the Company in complete liquidation of its Class A Units generally will recognize capital gain or loss to the extent of the difference (if any) between the proceeds received and his adjusted tax basis in such Class A Units. Such capital gain or loss will be long-term, short-term or some combination of both, depending on the timing of such member's capital contributions to the Company. Notwithstanding the foregoing, Section 751 of the Code provides that a withdrawing member will recognize ordinary income to the extent the Company holds certain ordinary income items such as short-term obligations or market discount bonds, the interest on which has not been included in the Company's taxable income, regardless of whether the member would otherwise recognize a gain on such withdrawal.

State and Local Taxes

Each member may be required to file returns and pay state and local tax on such member's share of the Company's income in the jurisdiction in which such member is a resident and/or other jurisdictions in which income is earned by the Company. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable by a member in respect of his investment in the Company. A member may be entitled to a deduction or credit against tax owed to such member's jurisdiction of residence for taxes paid to other states or jurisdictions in which such member is not a resident. The Company may be subject to certain taxes in certain states or localities despite the fact that it is not subject to federal income tax.

Tax Elections

The Managing Member, in its sole discretion, may make any tax elections provided for in the Code on behalf of the Company. These elections include the election under Section 754 of the Code to adjust the tax basis of the Company's assets when Class A Units in the Company are transferred or when a holder of Class A Units withdraws from the Company. The tax basis adjustment rules are mandatory when Class A Units are transferred to which there is a substantial built-in loss. A "substantial built-in loss" exists when the Company's adjusted basis in property exceeds by more than $250,000 the fair market value of such property. In lieu of the mandatory basis adjustment rules, special rules apply to electing investment partnerships and securitization partnerships.

Tax Audits

Adjustments in tax liability with respect to the Company's tax items generally will be made at the Company level in a single proceeding rather than in separate proceedings with each member. In general, the Managing Member will represent the Company as the "tax matters partner" during any audit and in any dispute with the IRS and may enter into a settlement agreement with the IRS that may be binding on you. Before settlement, however, a member may file a statement with the IRS that the Managing Member does not have authority to bind such member with respect to the Company.

The Managing Member has the authority to, and may, extend the period for the assessment of deficiencies or the claiming of refunds with respect to all members in the Company. If an audit results in an adjustment, all members may be required to pay additional tax, interest and possibly penalties. There can be no assurance that the tax return of the Company or any member will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in the Company being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and each member could be required to bear the economic burden of those taxes, interest and penalties even though the Company, as a partnership, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and, in many respects, dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult with their tax advisors with respect to those changes and their potential impact on their investment in Class A Units.

Withholding Taxes

The Company may be required, on behalf of a member, to withhold and remit taxes to federal, state, local or other jurisdictions from such member's allocable share of the Company's income. Withholding taxes may apply, for example, to persons who are subject to "back up" withholding or to any member that is not a U.S investor. To the extent that the Company is subject to any taxes or fees that are based on the specific characteristics of one or more member, such taxes or fees shall be specially allocated to such member(s).

Disclosure of Tax Structure and Treatment

Notwithstanding anything to the contrary stated herein or in any other documents pertaining to an investment in the Company, an investor (and each employee, representative or other agent of a member) may disclose to any and all persons, without limitation of any kind, the anticipated tax treatment and tax structure of the Company and transactions contemplated by the Company), and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure, if any.

Tax Information Reporting

While the Company will attempt to provide annual tax information to the members on a timely basis, the Managing Member expects that information may not be available in sufficient time to permit the Company to distribute such information prior to April 15 of each year. As a result, the Company may not distribute such information to the members until after April 15, and the members may be required to obtain extensions of time for filing their income tax returns. To the extent practical, the Company expects to provide estimates of annual tax information to the members prior to April 15 of each year in order to assist the members in determining if any tax payments must be made on or prior to April 15 notwithstanding the extension of the filing deadline. U.S. Treasury regulations require taxpayers to make certain additional disclosures in connection with the filing of any tax return that reflects tax benefits from a "reportable transaction" as defined in the regulations, which include certain transactions that generate losses in excess of threshold amounts. To the extent that the Company engages in a "reportable transaction," members may be required to make certain disclosures in connection with their tax returns and may be subject to penalties if such disclosures are not made.

Non-U.S. Investors

Under current U.S. federal income tax law, a member that is neither a U.S. person nor a partnership for U.S. federal income tax purposes (a "non-U.S. person") will be required to file U.S. income tax returns reporting, and to pay U.S. tax on, its share of any income of the Company that is effective connected with a U.S. trade or business. The Company may have income that is effectively connected with a U.S. trade or business. The Company may also have income that is effectively connected with a U.S. trade or business as a result of holding the mortgage loans. The Company may also have to withhold tax on non-U.S. persons' shares of certain income of the Company, including dividends and certain interest income. Non-U.S. prospective members should consult their own tax advisors before investing in the Company.

Special Tax Reporting; FATCA

If the Company invests in or holds assets through non-U.S. corporations, U.S. investors may be subject to substantial penalties if they fail to comply with special reporting requirements with respect to such investments, and U.S. investors may be required to file reports of Foreign Banks and Financial Accounts (also known as "FBARs"). Prospective U.S. investors should consult their own tax advisors regarding such reporting requirements.

Sections 1471 and 1474 of the Code (referred to herein as "FATCA") impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on "withholdable payments" paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the United States Treasury requiring, among other things, that it undertake to (i) identify accounts held by certain United States persons or foreign entities owned by United States persons, (ii) annually report certain information about such accounts, and (iii) withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. "Withholdable payments" include, but are not limited to, United States source dividends, interest and gross proceeds from the sale of any property of a type that can produce United States source interest and dividends (generally equity or debt instruments of United States issuers). The Company may be required to deduct and withhold from amounts allocable to a non-U.S. investor who invests in the Company if that investor fails to comply with the reporting requirements imposed by the Service in respect of its direct and indirect U.S. investors under FATCA. Prospective non-U.S. investors should consult their tax advisers regarding this legislation.

Unrelated Business Taxable Income

Tax-exempt entities and qualified plans, including public charities, private foundations, IRAs and other qualified retirement plans are subject to federal income tax on UBTI.  The rates of such tax depend on the nature of the tax-exempt entity or qualified plan.  UBTI is defined generally as gross income from any unrelated trade or business, less the allowable deductions that are directly related to the carrying on of the trade or business, with certain statutory modifications.  For purposes of calculating UBTI, a partner in a partnership is considered to be engaged in the trade or business of the partnership.  Thus, a member will be considered to be engaged in the business of the Company for UBTI purposes.  Whether the trade or business of the Company will generate UBTI will depend generally on (a) the character of the Class A Units with respect to each member, (b) whether the Company has net taxable income and (c) the character of items of gross income generated by the Company.

As discussed above, a member will include in income its distributive share of items of Company income and losses.  A member that is a tax-exempt entity or plan must categorize those items under the rules of Section 512 of the Code to determine whether they must be included in computing UBTI.  Items of gross income that are generally excluded from UBTI include dividends, interest, and gains or losses from the sale of property held for investment.  Items of Company income that would otherwise be excluded from UBTI, however, will generate UBTI if the income-producing property is considered "debt-financed property" within the meaning of Section 514 of the Code.  Thus, it is possible that some of the investments held by the Company will constitute debt-financed property and will generate UBTI to an investor that is a tax-exempt entity or qualified plan.  In addition, if an investor that is a tax exempt entity or qualified plan borrows money to acquire its Class A Units, those Class A Units will be treated as debt-financed property.

The foregoing is intended only as a general discussion of UBTI.  The UBTI rules are complex, and their application depends in large part on the particular circumstances of each tax-exempt entity or qualified plan that invests in the Company.  Any tax-exempt entity or qualified plan that is considering an investment in the Company should consult with its tax advisor regarding the impact of such an investment on UBTI.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the "DOL") under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA ("ERISA Plans") and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our Class A Units (or, in the case of a participant-directed defined contribution plan (a "Participant-Directed Plan"), making our Class A Units available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan's investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our Class A Units (or making our Class A Units available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our Class A Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan's portfolio, to further the ERISA Plan's purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Managing Member nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our Class A Units by the ERISA Plan (or making such Class A Units available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our Class A Units is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts ("IRAs") and non-ERISA Keogh plans (collectively with ERISA Plans, "Plans"), and certain persons (referred to as "parties in interest" for purposes of ERISA or "disqualified persons" for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our Class A Units (or to make our Class A Units available for investment under a Participant-Directed Plan) may already maintain a relationship with our Managing Member or one or more of its affiliates, as a result of which our Managing Member or such affiliate may be a "party in interest" under ERISA or a "disqualified person" under the Code, with respect to such Plan (e.g., if our Managing Member or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by "incidental" benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our Class A Units should consult with their counsel to determine whether an investment in our Class A Units would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as "Plan Assets"), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the "Plan Assets Regulation"), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

·in securities issued by an investment company registered under the Investment Company Act;

·in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC;

·in an "operating company" which includes "venture capital operating companies" and "real estate operating companies;" or

·in which equity participation by "benefit plan investors" is not significant.

The Class A Units will constitute an "equity interest" for purposes of the Plan Assets Regulation, and the Class A Units may not constitute "publicly offered securities" for purposes of the Plan Assets Regulation. In addition, the Class A Units will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity's assets would be deemed to include "plan assets" subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by "benefit plan investors" (the "25% Limit"). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term "benefit plan investor" is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (to the extent of such plan's investment in the entity). Thus, while our assets would not be considered to be "plan assets" for purposes of ERISA so long as the 25% Limit is not exceeded. Our Operating Agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per Class A Unit. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an "operating company" if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company ("REOC") or a venture capital operating company ("VCOC"). An entity is a REOC if: (i) on its "initial valuation date and on at least one day within each annual valuation period," at least 50% of the entity's assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The "initial valuation date" is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity's "annual valuation period" is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity's initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity's assets, valued at cost, consist of "venture capital investments," and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term "venture capital investments" as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute "plan assets" for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute "plan assets" under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt "prohibited transaction" under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a "benefit plan investor" to redeem their Class A Units upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our Class A Units.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with "disqualified persons" and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our Class A Units with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan's governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our Class A Units.

 PLAN OF DISTRIBUTION

The offers and sales of our Class A Units will be made by the Company as an issuer direct offering conducted on a best - efforts basis .  Until July 1, 2019, the Company had engaged North Capital Private Securities Corporation (“NCPS” or “Dealer Manager”), a FINRA member firm, on a non-exclusive basis to act as our Dealer Manager for this offering who was previously entitled to receive selling commissions and expenses of 7.0 % and a non-accountable expense allowance for due diligence, marketing and expense reimbursement of up to 1.5% of the gross proceeds, which it could re-allow and pay, in part, to participating broker dealers who sell Class A Units, selling commissions of up to five and one-half percent (5.5%) of the offering proceeds which it could also re-allow and pay to participating broker-dealers who sell Class A Units, and a non-accountable due diligence fee in the amount of $10,000.00 for filing and legal fees incurred by it. The Agreement with NCPS was terminated effective June 30, 2019.

After July 1, 2019, the Company will not have a broker dealer engaged to sell Class A Units and will sell the Class A Units directly to investors.  As a result of the termination of NCPS, NCPS is required to refund to the issuer any amount of compensation that exceeds the 10% limitation described in FINRA Rule 2310(b)(4)(B)(ii).  Although we have not engaged Cambria Capital, we did advance to Cambria Capital a retainer in the amount of $15,000 for the payment of actual, accountable and reasonable out-of-pocket expenses incurred by it.  This retainer amount was applied towards actual expenses in conducting due diligence by Cambria and any unused portion is required to be reimbursed to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We may elect to hire one or more broker dealers or placement agents in the future and will similarly compensate such broker dealers and placement agents that we engage in amounts which are more or less than previously paid.  In such event, we will amend this Offering Circular to reflect the terms of any such engagement.

Commissions and Expenses

After July 1, 2019, the Company will not pay any discounts or commissions to broker dealers and placement agents.

	Per Class A Units	Maximum Offering Amount	Offering Amount %
Gross Proceeds	$10.00	$47,100,000.00	100%
Selling Commissions and Fees	$0. 00	$ 0 .00	0.00%
Non-Accountable Expense Allowance	$0. 00	$ 0 .00	0.00%

Total commissions and fees	$0. 00	$ 0 .00	0 .00%
Net Proceeds	$ 10.00	$ 47,100 ,000.00	100 .0%

Best Efforts Offering

This offering is being undertaken by the Company on a best efforts only basis.

Minimum Offering Amount and Minimum Purchase

We are offering a maximum of 4,710,000 Class A Units at an offering price of $10.00 per unit, for a maximum offering amount of $47,100,000. The minimum purchase requirement is 500 Class A Units, or $5,000; however, we can waive the minimum purchase requirement in our sole discretion.

The offering may continue until the earlier of the date when all Class A Units have been sold to raise the maximum offering amount, the offering is terminated by us, or the date that is thirty-six (36) months following qualification.  Provided the maximum offering amount has not been received, this offering may be extended beyond the date which is 36 months in the sole discretion of the Managing Member to provide for the purchase of additional Class A Units or the offering of additional Class A Units issued in connection with a Member’s reinvestment of distributions.

We intend to hold additional closings on at least a monthly basis.  The final closing will occur whenever we have reached the maximum offering amount or the date that is thirty-six (36) months following the qualification of the offering, whichever occurs first. Provided the maximum offering amount has not been received, this offering may be extended beyond the date which is 36 months in the sole discretion of the Managing Member to provide for the purchase of additional Class A Units or the offering of additional Class A Units issued in connection with a Member’s reinvestment of distributions. Upon each closing, the proceeds will be disbursed to us net of applicable expenses and the Class A Units sold will be issued to the investors.

Procedures for Subscribing

Investors must complete and execute a subscription agreement for a specific number of Class A Units and pay for the Class A Units at the time of your subscription. Subscription agreements may be submitted in paper form, or electronically if electronic subscription agreements and signature are made available to you by your broker-dealer or registered investment advisor. Generally, when submitting a subscription agreement electronically, a prospective investor will be required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. You may pay the purchase price for your Class A Units by: (i) check; (ii) wire transfer in accordance with the instructions contained in your subscription agreement; or (iii) electronic funds transfer via ACH in accordance with the instructions contained in your subscription agreement.  All checks should be made payable to " Secured Real Estate Income Strategies, LLC.”"  Completed subscription agreements and payments should be sent by your broker-dealer or registered investment advisor, as applicable, to the Company , at the address set forth in the subscription agreement. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. For any subscription agreement received prior to the effective date of this offering, we shall have a period of 30 days from the effective date to accept or reject the subscription agreement. For any subscription agreements received after the effective date, we shall have a period of 30 days after receipt of the subscription agreement to accept or reject the subscription agreement. If rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We will not accept subscription agreements prior to the SEC's qualification of this offering.

Delivery of Offering Circular

After the qualification date and prior to and concurrently with the delivery of any written offer to purchase our Class A Units, your securities dealer will provide you with a copy of the final offering circular by (i) electronic delivery of the final offering circular or the uniform resource locator to where the final offering circular may be accessed on the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), or (ii) mailing the final offering circular to you at your address in your soliciting dealer's records. If a prospective investor receives the offering circular, then the soliciting dealer will deliver to the investor, which delivery may be made electronically or via delivering the EDGAR URL, the final offering circular at least 48 hours before such investor will be permitted to acquire Class A Units.

Investment Limitations

Generally, if you are not an "accredited investor" as defined in Rule 501 (a) of Regulation D (17 CFR §230.501 (a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, or an Accredited Investor, as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)    You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)   You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Units (please see below on how to calculate your net worth);

(iii)  You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)  You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Class A Units, with total assets in excess of $5,000,000;

(v)   You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)  You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A Units; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

NOTE: For the purposes of calculating your net worth, or Net Worth, for purposes of determining compliance with the 10% limitation or the accredited investor standard, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A Units.

In order to purchase offered Class A Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

 State Law Exemption and Offerings to "Qualified Purchasers"

Our Class A Units are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act).  As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state "Blue Sky" law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Class A Units offered hereby are offered and sold only to "qualified purchasers" or at a time when our Class A Units are listed on a national securities exchange. "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, the Managing Member may elect, in its sole discretion, to sell our Class A Units only to those investors that are within the latter category (i.e., investors whose investment in our Class A Units does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor." Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

Transferability of our Class A Units

Our Class A Units are generally freely transferable by our members subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our Operating Agreement and regulatory compliance and receipt of appropriate documentation. The transfer of any our Class A Units in violation of the Operating Agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our Class A Units are attempted to be transferred in violation of the Operating Agreement will not be entitled to vote on matters coming before the members, receive distributions from our company or have any other rights in or with respect to our Class A Units. We will not have the ability to reject a transfer of our Class A Units where all applicable transfer requirements, including those imposed under the transfer provisions of our Operating Agreement, are satisfied.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Class A Units, these materials will not give a complete understanding of this offering, us or our Class A Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our Class A Units.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

·to file a sticker supplement pursuant to Rule 253(e) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement shall disclose all compensation and fees received by our Managing Member and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

·to file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our Class A Units must satisfy the "qualified purchaser" standards and have read the entire offering circular and any supplements accompanying this offering circular.

Subscriptions for the Class A Units will be either received directly by the Company. Proceeds for Subscriptions received directly by the company shall be directed to “Secured Real Estate Income Strategies, LLC.”

In order to subscribe to purchase the Class A Units, a prospective investor must execute a subscription agreement and provide payment using the procedures indicated in the subscription agreement.By executing the subscription agreement and paying the total purchase price for our Class A Units subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a "qualified purchaser", and that such subscription for Class A Units does not exceed 10% of the greater of such investor's annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected within 30 days of receipt by us. We have until the date that is twelve months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Vstock Transfer, LLC (the "Transfer Agent") is our transfer agent and records and maintain s the records of the Class A Units issued by the Company.

Minimum Purchase Requirements

You must initially purchase at least 500 Class A Units in this offering, or $5,000 based on the current per Class A Unit price. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000 and meets the total $5,000 minimum. You should note that an investment in our Class A Units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $1000 (or the then NAV of our Class A Units).

LEGAL MATTERS

Certain legal matters, including the validity of Class A Units offered hereby, have been passed upon for us by Carman Lehnhof Israelsen, LLP.

EXPERTS

The Managing Member has retained Summit, LLC to advise it in connection with the preparation of the audited balance sheet of the Company in connection with this offering.  Summit, LLC has not been retained to represent the interests of any Investors or members in connection with this offering.  Prospective investors that are evaluating or purchasing Class A Units should retain their own independent tax counsel to review this offering, this offering circular and any supplements and amendments, the Operating Agreement, the Subscription Agreement and any other documents related to this offering, and advise them accordingly.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under "Valuation Policies", our internal accountants will use the estimated market values provided as well as inputs from other sources in its calculation of our quarterly net asset value (NAV) per Class A Unit.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Secured Real Estate Income Strategies, LLC

Administration Office

2090 N. Kolb Road, Ste 120

Tucson, AZ 85715

Tel: (888) 444-2102

Secured Real Estate Income Strategies, LLC

c/o SREIF MANAGER II, LLC

1999 South Bascom Avenue, 7th Floor

Campbell, CA 95008

Within 120 days after the end of each fiscal year we will provide to our members of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to members.

We also maintain a website at www.SecuredRealEstateFunds.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular

INDEX TO FINANCIAL STATEMENTS OF SECURED REAL ESTATE INCOME STRATEGIES, LLC (Previously Secured Real Estate Income Fund II, LLC)

Summit LLC

Certified Public Accountants

999 18th Street • Suite 3000

Denver, CO 80202

Independent Auditor’s Report

To the Managing Member and other Members of

Secured Real Estate Income Strategies, LLC

Tucson, Arizona

Report on the Financial Statements

We have audited the accompanying financial statements of Secured Real Estate Income Strategies, LLC (the “Fund”), which comprise the statement of financial condition as of December 31, 2018, including the condensed schedule of investments as of December 31, 2018, and the results of its operations, changes in members’ equity and statement of changes in cash flows for the year ended December 31, 2018 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Fund’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The financial statements of Secured Real Estate Income Strategies, LLC as of December 31, 2017 and for the year then ended were audited by other auditors.  Those auditors expressed an unqualified opinion on those financial statements which can be viewed in the previous year’s Form 1-K filing.

Opinion

In our opinion, the financial statements referred to above present fairly, except as noted for the financial statements as of December 31, 2017 and for the year then ended, in all material respects, the financial position of Secured Real Estate Income Strategies, LLC as of as of December 31, 2018, including the condensed schedule of investments as of December 31, 2018, and the results of its operations, changes in members’ equity and statement of changes in cash flows for the year ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Denver, Colorado

May 1 , 2019

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(Formerly SECURED REAL ESTATE

INCOME FUND II, LLC)

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS

Cash and cash equivalents	$3,113	-
Interest receivable	111,721	-
Other assets	10,714	-
Issuance of notes	2,552,000	-
Deferred offering costs	138,335	142,293
Total assets	$2,815,883	$142,293

LIABILITIES AND MEMBER’S EQUITY
Note payable to related party (Note 3)	148,253	158,253
Accounts payable	43,135	15,857
Accrued interest to related party	-	9,672
Distributions payable	17,694	-

Total liabilities	209,082	183,782

Commitments and contingencies (Note 4)

Member’s Equity : (Notes 5)
Class A Units issued and outstanding - 5,000,000 authorized and 264,775 outstanding	2,647,750	-
Retained Earnings – Class A (no par)	129,650	-
Distribution– Class A (no par)	(129,110)	-

Class B Units issued and outstanding - 100 authorized outstanding
Accumulated deficit – Class B (no par)	(41,489)	(41,489)

Total member’s equity	2,606,801	(41,489)
Total liabilities and member’s equity	$ 2,815,883	$142,293

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY KNOWN AS SECURED REAL ESTATE

INCOME FUND II, LLC)

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2018

                                         SECURED REAL ESTATE INCOME STRATEGIES, LLC

SECURED REAL ESTATE

INCOME FUND II, LLC)

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

INVESTMENT INCOME	2018	2017
Interest income	$ 186,879	$ -
Loan Origination Fee	50,335	-
Other income	10,714	-

Total investment income	$ 247,928	$ -

EXPENSES
Administration fees	14,385	9,939
O&O Legal Expenses	8,787	-
Bank Charges	1,141	-
Legal Expenses	1,250	-
Audit Fees Expenses	12,328	-
Admin Fees Expenses	2,750	-
Dealer Management Fees	41,252	-
Distribution Fees	4,000	-
Asset Management and other fees	32,385	-
Interest Expense to related party	-	8,465

Total expenses	$ 118,278	$ 18,404
Net income/(loss) from operations	$ 129,650	$ (18,404)

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(Formerly SECURED REAL ESTATE

INCOME FUND II, LLC)

STATEMENTS OF MEMBER’S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2018 AND THE DATE OF FORMATION

THROUGH DECEMBER 31, 2017

							Total	Total
	Class A Units		Class B Units		Accumulated	Accumulated	Member’s	Member’s
	Units	Amounts	Units	Amount	Surplus	Deficit	Equity Class A	Equity Class B
					Class A	Class B
Balance, December 31, 2016	-	$ -	100	$ -	$ -	$ (23,085)	$ -	$ (23,085)
Net (loss)	-	-	-	-	-	(18,404)	-	(18,404)

Balance, December 31, 2017	-	-	100	-	-	(41,489)	-	(41,489)
Class A Units issued	303,275	3,032,745	-	-	-	-	3,032,750	-
Class A Units Redeemed	(38,500)	(385,000)	-	-	-	-	(385,000)	-
Distribution	-	-	-	-	(129,110)	-	(129,110)	-
Net Income/(loss) from operations	-	-	-	-	129,650	-	129,650	-

Balance, December 31, 2018	264,775	$ 2,647,750	100	$ -	$ 540	$ (41,489)	$ 2,648,289	$ (41,489)

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(Formerly SECURED REAL ESTATE

INCOME FUND II, LLC)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2018 AND THE DATE OF FORMATION

THROUGH DECEMBER 31, 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$129,650	$(18,404)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net increase in interest receivable	(111,721)	-
Net increase in other assets	(10,714)	-
Net increase (decrease) in accounts payable and accrued expenses	17,607	(2,953)
Net increase (decrease) in due to related party	(10,000)	8,465
Net cash used in operating activities	$14,822	$(3,068)

CASH FLOW FROM INVESTING ACTIVITIES:
Investment in debt-related investments	(2,552,000)	-

Net cash (used in) investing activities	(2,552,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	3,032,750	-
Cash paid for shares redeemed	(385,000)	-
Distributions paid	(111,416)	-
Deferred offering costs	3,957	(60,310)
Proceeds from note payable from related party	-	73,202

Net cash provided by financing activities	$2,540,291	$12,892

Net Increase(decrease) in cash and cash equivalents	3,113	-
Cash and cash equivalents, at beginning of period	-	-
Cash and cash equivalents, end of period	$3,113	$-

Supplemental disclosures of cash flow information:
Amortization of deferred offering costs	$8,787	$-
Distributions payable	$17,694	$-

F-7

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Secured Real Estate Income Fund II, LLC (the “Company”) was formed on June 15, 2016 (date of “Formation”) in the State of Delaware.   The Company changed its name to Secured Real Estate Income Strategies, LLC on June 5, 2017.  The Company’s headquarters are located in Tucson, Arizona.  The Company was formed for the purpose of investing in a diversified portfolio of real estate loans and other debt instruments collateralized by first and second position security interests in residential real estate in the U.S. and the underlying real estate collateral.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management’s Plans

The Company will rely heavily on equity financing for working capital to fund start-up and development activities. This raises substantial doubt about the Company’s ability to continue as a going concern.  We expect to complete the equity offering and acquire the portfolio of real estate loans during the next 36 months. The manager intends to fund its operations with funding from operational income.  There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If we are unable to obtain sufficient amounts of capital, we may be required to reduce the scope of our planned loan operations, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties. Despite the inherent risks of any new business, the decades of relevant industry experience coupled with an experienced management team provide our basis for belief that the Company can be a success for stakeholders.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.
Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018 and 2017. Fair values were assumed to approximate carrying values because of their short term in nature.

The following table presents information about the Company’s assets and liabilities shown by major category

Within the fair value hierarchy as of December 31, 2018:

Assets at fair value

Description	Level 1	Level 2	Level 3	Total

Assets

Issuance Notes	$-	$-	$2,552,000	$2,552,000

Units	-	-	-	-
Total Assets	$-	$-	$2,552,000	$2,552,000

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

The following table includes a rollforward for the year ended December 31, 2018, of amount of financial instruments classified within Level 3. The classification of a financial instrument within Level 3 is based upon the significance of the unobservable inputs to the overall fair value measurement.

	Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at	Transfers Into		Sales/	Balance at
	January 1, 2019	(Out of) Level 3	Purchases	Proceeds	December 31, 2018

Assets
Issuance Notes	$-	$-	$2,552,000	$-	$2,552,000

Total Assets	$-	$-	$2,552,000	$-	$2,552,000

         The Company has classified its investments in certain debt securities as held-to-maturity. Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company’s management has the positive intention and ability to hold to maturity. The Company has both the intent and ability to hold these investments to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. We review our debt-related investments on a quarterly basis, or more frequently when such an evaluation is warranted, to determine if an impairment exists. A debt-related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. Real estate debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

Deferred Offering Costs

The Company capitalizes costs of its offering of securities which will be applied against proceeds received if successful. If unsuccessful, such costs will be expensed.

The following table presents information about the Deferred offering cost during the year 2018 and 2017 respectively:

Amount

Balance, December 31, 2016	$81,983
Addition during the year 2017	60,310
Amortization during the year 2017	-
Balance, December 31, 2017	$142,293
Addition during the year 2018	4,830
Amortization during the year 2018	8,787
Balance, December 31, 2018	$138,336

Loans Held for Investment

Loans held for investment will be carried at amortized cost, net of discounts and premiums, deferred loan origination fees, costs and the allowance for loan losses.  Net deferred loan origination fees and costs on loans are amortized or accreted using the interest method over the expected life of the loans.  Amortization of deferred loan fees and costs are discontinued for loans placed on nonaccrual.  Any remaining deferred fees or costs and prepayment fees associated with loans that payoff prior to contractual maturity are included in loan interest income in the period of payoff.  Loan commitment fees received to originate or purchase a loan are deferred and, if the commitment is exercised, recognized over the life of the loan as an adjustment of yield or, if the commitment expires unexercised, recognized as income upon expiration of the commitment.  Loans held for investment are not adjusted to the lower of cost or estimated market value because it is management's intention, and the Company has the ability, to hold these loans to maturity.

Interest on loans is credited to income as earned.  Interest receivable is accrued only if deemed collectible.  Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collection of interest.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote.  Interest payments received on such loans are applied as a reduction to the loan principal balance.  Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

A loan is considered to be impaired when it is probable that the Company will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. We review

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

loans for impairment when the loan is classified as substandard or worse, delinquent 90 days, determined by management to be collateral dependent, or when the borrower files bankruptcy or is granted a troubled debt restructure. Measurement of impairment is based on the loan’s expected future cash flows discounted at the loan’s effective interest rate, measured by reference to an observable market value, if one exists, or the fair value of the collateral if the loan is deemed collateral dependent.  The Company selects the measurement method on a loan-by-loan basis except those loans deemed collateral dependent.  All loans are generally charged-off at such time the loan is classified as a loss.

Allowance for Loan Losses

The Company will maintain an allowance for loan losses at a level deemed appropriate by management to provide for known or inherent risks in the loan at the reporting date.  The Company has implemented and adheres to an internal asset review system and loss allowance methodology designed to provide for the detection of problem assets and an adequate allowance to cover loan losses.  Our determination of the adequacy of the loan loss allowance is based on an evaluation of the composition of the loan, actual loss experience, industry charge-off experience on income property loans, current economic conditions, and other relevant factors in the area in which the Company’s lending activities are based.  These factors may affect the borrowers’ ability to pay and the value of the underlying collateral.  The allowance is calculated by applying loss factors to loans held for investment according to loan program type and loan classification.  The loss factors are established based primarily upon the Company’s historical loss experience and the industry charge-off experience and are evaluated on a quarterly basis.  Additions and reductions to the allowance are reflected in current operations.

Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are recorded at fair value less cost to sell with any excess loan balance charged against the allowance for estimated loan losses.  The Company will obtain an appraisal and/or market valuation on all real estate owned at the time of possession.  After foreclosure, valuations are periodically performed by management.  Any subsequent fair value losses are recorded to other real estate owned operations with a corresponding write-down to the asset.  All legal fees and direct costs, including foreclosure and other related costs are expensed as incurred.

Income Taxes

The Company is a Limited Liability Company (“LLC”) taxed as a partnership. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the equity holders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income.  The Company has not yet filed any tax returns. The tax return years 2018 and 2017 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations.

Risks

Credit Risk

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

The Company may maintain its cash with a financial institution located in the United States.  The Federal Deposit Insurance Corporation insures balances up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Economic and Market Risks

Changes in economic conditions, interest rates, inflation rates, industry conditions, political and diplomatic events and trends, tax laws, healthcare laws and regulations, and innumerable other factors can affect substantially and adversely the business and prospects of the Company. The Member will have no control over any of these conditions, which can affect substantially and adversely the business and prospects of the Company.

Business Risks

Investments are subject to risk from changes in the economic climate, interest and inflation rates, industry conditions, competition, technological developments, political and diplomatic events and trends, tax laws,

the competency of management, and innumerable other factors, in a similar way to other industrial or commercial companies. None of these conditions are within the control of the Member. For these and other reasons, there can be no guarantee that companies in which the Company invests will develop as anticipated or that the consistent, absolute returns sought will be achieved. The Company may lose some or all of the capital invested in such companies. Regardless of the types of investments chosen, no assurance can be given that the Company’s investment portfolio will generate consistent, absolute returns.

Operational risk

Operational risk is the potential for loss caused by a deficiency in information, communications, transaction processing and settlement and accounting systems. The Company’s service providers maintain controls and procedures for the purpose of mitigating operational risk. Reviews of the service levels of service providers are performed on a regular basis. No assurance is given that these measures will be 100% effective.

Investment in Real Estate Investment risk

Real estate loans, investments in real estate and other real estate-related assets will be subject to the risks typically associated with real estate. The fund has no established investment criteria limiting the geographic concentration of our investments in real estate loans, real estate and other real estate-related assets. If the Company’s investments are concentrated in an area that experiences adverse economic conditions, the Company’s investments may lose value and we may experience losses. Changes in interest rates and/or credit spreads could negatively affect the value of the Company’s investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to the members. Many of the Company’s investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Investment in Secured Real Estate Investment Strategies, LLC - risk

The Company has no prior operating history, and the prior performance of other real estate investment opportunities sponsored by the Managing Member may not predict our future results. Because no public trading market for the Class A Units currently exists, it will be difficult for the Company’s Member to sell

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

their Class A Units and, if they are able to sell their Class A Units such sale may be at a loss. Redemption Prices will be subject to adjustments for distributions. The Company may suffer from delays in locating suitable investments, which could limit the ability of the Company to make distributions and lower the overall return on Member’s investment. The Company’s Managing Member and Investment Manager are not investors in the Company.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”.  Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2018. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those annual years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For public business entities, the amendment is effective for annual periods beginning after December 15, 2019 and interim period within those annual periods. We are currently evaluating the effects of ASU 2016-13 on its financial statements and disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. We believe that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 - NOTE PAYABLE TO RELATED PARTY

Since July 1, 2016, the Company has had a line of credit for borrowings of up to $125,000 from SREIF Manager II, LLC, a related entity controlled by the managing member.  Borrowings have been historically used to fund operations. Borrowings are subject to interest at 5%, per annum.  As of December 31, 2016, the Company had borrowings totaling $85,051 and accrued interest of $1,207.  During December 31, 2017, the Company increased their borrowing capacity to $175,000 and extending the due date of principal and interest to December 31, 2018. The Company had borrowings totaling $158,253 and

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

accrued interest of $9,672 as of December 31, 2017. As of December 31, 2017, the Company had $16,747 available under the line of credit.  Interest expense was $8,465 for the year ended December 31, 2017. As of December 31, 2018, the Company had borrowings totaling $148,252 and related entity has decided not to charge any interest on this line of credit from start.  As of December 31, 2018, the Company had $26,747 available under the line of credit.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with, and does not know of , any pending or threatening litigation against the Company or any of its officers.

Dealer Manager/ Placement Agent Agreement

The Company has engaged a broker-dealer, as its dealer-manager and, subject to an overall cap on selling commissions and accountable/nonaccountable expenses of 9.0%, the Company has agreed to pay the broker-dealer commissions of up to 7.0% of the offering proceeds of this offering received by the Company that are derived from investors introduced to the Company by the broker-dealer, which it may reallow and pay to participating broker-dealers, a non-accountable expense allowance for due diligence, marketing and expense reimbursement of up to 1.5% of the gross proceeds, which it may re-allow and pay, in part, to participating broker dealers, and a non-accountable due diligence fee in the amount of $10,000 for filing and legal fees incurred by it.   Our Dealer-Manager will also be entitled to the reimbursement of accountable expenses in the amount of up to one percent (1.0%) of the offering proceeds in relation to platform fees payable to another broker-dealer.  The Dealer-Manager may also sell Class A Units as part of the selling group, thereby becoming entitled to retain a greater portion of the seven percent (7.0%) selling commissions.  Any portion of the seven percent (7.0%) selling commissions retained by the Dealer-Manager would be included within the amount of selling commissions payable by the Company and not in addition thereto.  In addition, the Dealer Manager will be entitled to receive an Investor Processing Fee of $5 per investor.  To the extent that an investor is not introduced by the Dealer Manager or any placement agent or participating broker dealer, such investor will still be required to pay the Investor Processing Fee.  All investors, including investors not introduced by the Dealer Manager or placement agent, will share in the expense of selling commissions and accountable and non-accountable expenses.

The Company had previously engaged Cambria Capital and on October 4, 2016 had advanced Cambria Capital a retainer in the amount of $15,000 for the payment of actual, accountable and reasonable out-of-pocket expenses.  This agreement with Cambria was terminated in January 2018.

Management

Good Steward Capital Management, Inc. (the "Investment Manager ") serves as the Investment Manager of the Company and provides investment management, advisory, asset management, marketing, investor relations and other administrative services on the behalf of the fund.

NOTE 5 – MEMBER’S EQUITY (DEFICIT)

LLC Units

There will be two classes of Units: Class A Units and Class B Units. The Class A Units have 5,000,000 Units authorized and none outstanding.  The Class A Units are being offered to the public.  The Class B Units has 100 Units authorized and outstanding which are held by the managing member.  See below for further discussion of the terms of these classes of units.  Also, see Note 9.

NOTE 6 – OPERATING AGREEMENT

The Operating Agreement provides, inter alia, for the following:

The limited liability company interests in the Company shall consist exclusively of Interests in the Company. The Interests shall be divided into two (2) classes, the Class B Interests, which shall be held exclusively by the Managing Member and the Class A Interests which shall be held by all other Members as the Investors.

Members holding Class A Interests will be entitled to a Preferred Return of an amount equal to eight percent (8%) per annum of the total amount of unreturned Capital Contributions (including reinvested Net Income) from the inception date of a Member’s initial Capital Contribution.

The Managing Member shall receive an Asset Management Fee in the amount of 2% per annum of the Capital Contributions, as adjusted from time to time.

The Company shall reimburse the Managing Member for organizational and initial offering costs and expenses incurred by the Managing Member in an amount not to exceed $175,000.

Each Member will be required to contribute not less than $5,000 to the Company for the purchase of Class A Interests, although the Managing Member may elect to accept less in its sole discretion.

The Initial Closing shall occur on the first day in which the Company receives Capital Contributions in the aggregate amounts equal to or exceeding the Minimum Capital Amount of $1,000,000 for the purchase of Interests.

The Company generally will bear all costs and expenses associated with the initial setup of the Company and the offering of Interests and its ongoing operations, except as otherwise described in the Offering Circular.

The Company shall distribute Net Income* received with respect to the assets to the relevant Members, subject to any reserves or Company expenses as reasonably determined by the Managing Member. The Company shall make all such distributions of Net Income to the Class A Members and Class B Members in the following order of priority, and among them in accordance with their respective class percentages:

(i) first, to the Class A Members until the total amount distributed to them equals the amount of their unpaid Class A Preferred Return;

(ii) next, to the Managing Member until the amount distributed pursuant to Section (ii) equals two percent (2%) of the amount distributed to the Class A Members; and,

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

(iii) the remaining Net Income shall be distributed (a) eighty percent (80%) to the Class A Members and (b) twenty percent (20%) to the Managing Member as its “Carried Interest”.

Capital Withdrawals are subject to an initial twelve (12) month lock-up period  from the date of closing of a purchase of Interests by a Member, and no capital withdrawals will be made by a Member at any time prior to the end of the lock-up period; provided, however, the Managing Member may, in its sole discretion, allow the redemption of a Member’s investment prior to the expiration of the applicable lock-up period subject to a discretionary withdrawal penalty equal to ten percent (10%) of the amount of the capital withdrawal.

The Managing Member or its affiliates may also receive loan processing fees, loan documentation fees and servicing fees as well as fees between 1-5% of the loan amount related to the purchase or sale of a loan, real estate commissions (3-10%) and project management fees (between 1-10%).

NOTE 7 - MANAGEMENT INDEMNIFICATIONS

The Agreement provides general indemnifications to the manager and its respective affiliates, partners, officers and employees when acting in good faith on behalf of the Company. The Manager is unable to estimate any potential future payment amounts and expects the risk of any such loss to be remote, accordingly no accrual has been made for a liability as of December 31, 2018.

NOTE 8 – FINANCIAL HIGHLIGHTS

Financial highlights presented are for the period from February 20, 2018 (commencement of operations) through December 31, 2018:

	Class A	Class B

Return before expenses	13.72%	-
Total Expenses	(5.11)%	-
Return before management fee	8.61%	-
Management Fee	(1.86)%	-
Net Return	6.75%

Ratios to average members' capital:
Net investment income	6.88%	-

The financial highlights presented are for the Company’s Class A units. An individual member return may vary due to the timing of capital contributions and withdrawals. The ratios presented have not been annualized.

Class B had a loss in 2017 and Class A percentages only represent for the year ended December 31, 2018. For the year ending December 31, 2017, no ratios are presented.

NOTE 9 - SUBSEQUENT EVENTS

SECURED REAL ESTATE INCOME STRATEGIES, LLC

(FORMERLY SECURED REAL ESTATE INCOME FUND II, LLC)

NOTES TO FINANCIAL STATEMENTS

The Company has evaluated subsequent events that occurred after December 31, 2018 and through the date of this report.   After December 31, 2018, the Company had accepted 2,743 units of Class A totaling $ 27,429.

Effective June 30, 2019, the Company’s engagement of North Capital Private Securities shall be terminated.  After July 1, 2019, the Company will not have any agreements with any broker dealers and will not have any responsibility to pay any commissions related to the sale of the Class A Units.

FORM 1-A

Regulation A Offering Statement

Part III – Exhibits

SECURED REAL ESTATE INCOME STRATEGIES, LLC

1999 South Bascom Avenue, 7th Floor

Campbell, CA 95008

(408) 369-1571

The following Exhibits are filed as part of this Offering Statement

Exhibit 1.1	Form of Placement Agent Agreement*
Exhibit 1.2	Solicitation Agreement*
Exhibit 2.1	Certificate of Formation*
Exhibit 2.1a	Certificate of Amendment to Certificate of Formation*
Exhibit 2.2	Third Amended and Restated Operating Agreement dated April 17, 2017*
Exhibit 6.1	Investment Management Agreement dated July 1, 2016*
Exhibit 6.2	Servicing Agreement dated July 1, 2016*
Exhibit 6.3	Amended Subscription Agreement
Exhibit 8.1	Escrow and Custody Agreement*
Exhibit 11.1	Consent of Independent Auditor
Exhibit 12.1	Legal Opinion of Carman Lehnhof Israelsen, LLP as to the legality of the securities being qualified
Exhibit 12.2	Legal Opinion of Tax Counsel Durham Jones & Pinegar, P.C. as to certain federal income tax considerations*
Exhibit 13.1	"Test the waters" material – SREIF II Brochure*
Exhibit 13.2	"Test the waters" material- Video Script*
Exhibit 15.1	Transfer Agent and Registrar Agreement*

  *   Incorporated by reference to the copy previously filed and made public.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized on Ju ly 1, 2019.

Secured Real Estate Income Strategies, LLC

By	SREIF Manager II, LLC
Its: Managing Member

By	/s/ Thomas Braegelmann
Thomas Braegelmann, Chief Executive Officer

By	/s/ Charles Tralka
Charles Tralka, Chief Investment Officer

By	/s/ Matthew Sullivan
Matthew Sullivan, Director of Investor Relations

By	/s/ Charles Tralka
Charles Tralka, Chief Financial Officer and Accounting Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Charles Tralka
Charles Tralka, Chief Investment Officer
SREIF Manager II, LLC, Managing Member
Ju ly 1, 2019

/s/ Thomas Braegelmann
Thomas Braegelmann, Chief Executive Officer
SREIF Manager II, LLC, Managing Member
Ju ly 1, 2019

/s/ Matthew Sullivan
Matthew Sullivan, Director of Investor Relations
SREIF Manager II, LLC, Managing Member
Ju ly 1, 2019

/s/ Charles Tralka
Charles Tralka, Chief Financial Officer and Accounting Officer
SREIF Manager II, LLC, Managing Member
Ju ly 1, 2019